As filed with the Securities and Exchange Commission on April 26, 2011

Registration Statement No. 333-170866

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

POST-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER

SCHEDULE B

OF

THE SECURITIES ACT OF 1933

KOREA FINANCE CORPORATION

(Name of Registrant)

THE REPUBLIC OF KOREA

(Name of Co-Signatory)

Names and Addresses of Authorized Representatives:

Duly Authorized Representatives in the United States of Korea Finance Corporation In Joo Kim or Joo Yung Sung The Korea Development Bank 320 Park Avenue, 32nd Floor New York, New York 10022	Duly Authorized Representative in the United States of The Republic of Korea Byeong Sun Song 335 East 45th Street New York, New York 10017

Copies to:

Jinduk Han, Esq.

Cleary Gottlieb Steen & Hamilton LLP

39th Floor, Bank of China Tower

One Garden Road

Hong Kong

The securities registered hereby will be offered on a delayed or continuous basis pursuant to the procedures set forth in Securities Act Release Nos. 33-6240 and 33-6424.

EXPLANATORY NOTE

This registration statement relates to US$5,000,000,000 aggregate amount of debt securities (with or without warrants) of Korea Finance Corporation to be offered from time to time as separate issues on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such offering. The prospectus constituting a part of this registration statement relates to the debt securities (with or without warrants) registered hereunder.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 26, 2011

PROSPECTUS

Korea Finance Corporation

$5,000,000,000

Debt Securities

Warrants to Purchase Debt Securities

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2011

i

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless the context otherwise requires or otherwise indicates, references to “we”, “us” or “our” mean Korea Finance Corporation and its consolidated subsidiaries, and references to “KoFC” or the “Issuer” mean Korea Finance Corporation, excluding its subsidiaries.

Unless otherwise indicated, all references to “KRW”, “Won”, “won” or “(Won)” are to the currency of Korea, references to “$”, “U.S.$”, “US$”, “U.S. Dollars”, “USD” or “U.S. dollar” are to the currency of the United States of America, references to “GBP”, “£” or “sterling” are to the currency of the United Kingdom, references to “Yen”, “JPY” or “¥” are to the currency of Japan, references to “Swiss franc” or “CHF” are to the currency of Switzerland, references to “Hong Kong dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Brazilian Real” or “BRL” are to the currency of Federative Republic of Brazil, references to “Thai Baht” or “THB” are to the currency of Thailand, references to “Australian dollar” or “AUD” are to the currency of Australia and references to “euro”, “EUR” or “€” are to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended.

In this prospectus, where information has been prepared in thousands, millions or billions of units, amounts may have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

We maintain our accounts in Won. For convenience, Won amounts in this prospectus as of December 31, 2010 have been translated into U.S. dollars at the market average exchange rate, announced by Seoul Money Brokerage Services, Ltd. in Seoul, between Won and U.S. dollars, in effect on December 31, 2010, which was (Won)1,138.9 to U.S.$1.00. However, such translations should not be construed as representations that the Won amounts have been, could have been or could in the future be converted into U.S. dollars at this or any other rate.

Our financial statements included in this prospectus have been prepared in accordance with generally accepted accounting principles in Korea (“Korean GAAP”).

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations, including extending foreign currency loans.

KOREA FINANCE CORPORATION

Overview

KoFC was established on October 28, 2009 as a policy finance institution pursuant to the Korea Finance Corporation Act (the “KoFC Act”) in order to strengthen national competitiveness, to promote job growth in the Republic, and to contribute to the sound growth of the financial markets and the national economy of the Republic. The Government owns all of KoFC’s paid-in capital. KoFC’s registered office is located at 16 Yeouido-dong, Youngdeungpo-gu, Seoul, Korea.

KoFC was established to succeed to the policy bank role of KDB, a Government-owned financial institution established in 1954, which has been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation’s economic growth and development. Pursuant to the Government’s plan for the privatization of KDB and the transfer of the national policy and development bank role from KDB to KoFC, the Government in October 2009 established KoFC and KDBFG, a financial holding company, by spinning off a portion of KDB’s assets, liabilities and equity. In the spin-off, KDB’s interests in Daewoo Securities, KDB Capital, KDB Asset Management and KIAMCO were transferred to KDBFG, and KDB’s equity holdings in government-controlled companies, including Korea Electric Power Corporation (“KEPCO”), and equity holdings in certain private sector companies acquired during previous restructuring programs, including Hyundai Engineering & Construction Co., Ltd., were transferred to KoFC.

The Government transferred its ownership interest in KDB to KDBFG in exchange for all of KDBFG’s share capital on November 24, 2009 and initially contributed 94.27% of KDBFG’s shares to KoFC as a capital contribution on December 30, 2009 based on preliminary valuation of KDBFG shares as of December 30, 2009. In March 2010, the Government made a capital contribution of (Won)10 billion in cash to KDBFG. In July 2010, KDBFG’s valuation as of December 30, 2009 was finalized and the Government’s initial contribution was adjusted to reflect an increase in the value of the KDBFG shares. As KoFC’s authorized capital is (Won)15,000.0 billion, KoFC is permitted to hold only that percentage of KDBFG shares of which the aggregate value (together with cash contributed by the Government) does not exceed (Won)15,000.0 billion. Accordingly, as of the date of this prospectus, KoFC owns 90.26% of KDBFG’s share capital and the Government directly owns 9.74% of KDBFG’s share capital.

Under the Government’s plan for the privatization of KDB and the KDB Act, as amended, the sale of KDBFG’s shares to unrelated third parties is to commence by May 2014. The implementation of the Government’s privatization plan may be delayed or changed depending on a variety of factors, such as domestic and international economic conditions. There can be no assurance that such privatization plan will be implemented as contemplated or that the contemplated privatization will be implemented at all.

The following diagram provides an overview of our structure.

We engage in a broad range of financial businesses, including policy banking, development banking, corporate and investment banking, brokerage and asset management, directly or through our consolidated subsidiary, KDBFG, and its subsidiaries. KoFC provides loans to industrial enterprises, either directly or indirectly through intermediary financial institutions, and purchases debt and equity securities issued by such enterprises in order to achieve its statutory purpose of providing financing for the growth of small and medium- sized enterprises (“SMEs”), development of national and regional infrastructure and promotion of new growth engine industries in the Republic. KDBFG, through its principal subsidiary, KDB, provides financing to major industries for equipment, capital investment and the development of high technology, as well as for working capital. KDBFG also provides corporate and investment banking, brokerage and asset management services through its subsidiaries.

As of December 31, 2010, we had (Won)85,362.4 billion of loans outstanding (including on-lending and direct loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation, loan-type suspense accounts, inter-bank loans, advance payments, bonds purchased, factoring receivables, credit card receivables, private placement bonds and other loans, net of provision for loan losses, present value discounts and deferred loan fees pursuant to the applicable guidelines), total assets of (Won)192,183.1 billion and total equity of (Won)26,127.7 billion, as compared to (Won)82,792.2 billion of loans outstanding (including on-lending and direct loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation, loan-type suspense accounts, inter-bank loans, advance payments, bonds purchased, factoring receivables, credit card receivables, private placement bonds and other loans, net of provision for loan losses and deferred loan fees pursuant to the applicable guidelines), total assets of (Won)182,888.7 billion and total equity of (Won)23,285.7 billion as of December 31, 2009. In 2010, we recorded interest income of (Won)6,078.7 billion, interest expense of (Won)4,608.8 billion and net income of (Won)1,247.8 billion. See “—Selected Financial Statement Data”.

The Government owns all of KoFC’s paid-in capital, as required by the KoFC Act. In addition to contributions to KoFC’s capital, the Government provides direct financial support, including extension of loans and guarantees, for KoFC’s financing activities. The Government’s determination each fiscal year regarding the amount of financial support to extend to us plays an important role in determining our lending capacity. Under the KoFC Act, the Government appoints KoFC’s President, all of its Directors, its Auditor and all members of its Steering Committee. Pursuant to the KoFC Act, the Financial Services Commission (the “FSC”), the governmental agency responsible for the overall supervision of the Korean banking industry, has supervisory power and authority over matters relating to KoFC’s general business including, but not limited to, capital adequacy and managerial soundness.

The Government supports KoFC’s operations pursuant to Article 31 of the KoFC Act. Article 31 of the KoFC Act provides that “the annual net losses of Korea Finance Corporation shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.” As a result of Article 31, the Government is generally responsible for KoFC’s operations and is legally obligated to replenish any deficit that arises if its reserve, consisting of its surplus and capital surplus items, is insufficient to cover its annual net losses. In light of the above, if KoFC had insufficient funds to make any payment under any of its obligations, including the debt securities covered by this prospectus, the Government would be required by the KoFC Act to take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable KoFC to make such payment when due. The provisions of Article 31 do not, however, constitute a direct guarantee by the Government of KoFC’s obligations under the debt securities, and the provisions of the KoFC Act, including Article 31, may be amended at any time by action of the National Assembly. The Government can directly support KoFC’s financing activities under the KoFC Act by lending it funds, allowing it to borrow from the Bank of Korea, and guaranteeing, subject to approval by the National Assembly, its overseas borrowings and debt securities.

Capitalization

As of December 31, 2010, KoFC’s authorized capital was (Won)15,000.0 billion and KDBFG’s authorized capital was (Won)5,000.0 billion. Our capitalization as of December 31, 2010 was as follows:

	As of December 31, 2010 (1)
	(consolidated)
	(billions of won)
Long-term debt (2) (3):
Borrowings	(Won)	8,351.0
Debentures		43,332.5

Total long-term debt		51,683.5

Capital:
Paid-in capital		15,000.0
Additional paid-in capital		3.4
Capital adjustments		(186.1)
Retained earnings		2,334.0
Accumulated other comprehensive income		1,573.5
Minority interests		7,402.9

Total capital		26,127.7

Total capitalization	(Won)	77,811.2

(1)	Except as disclosed in this prospectus, there has been no material adverse change in our capitalization since December 31, 2010.
(2)	We have translated borrowings in foreign currencies into Won at the rate of (Won)1,138.9 to US$1.00, which was the market average exchange rate, as announced by the Seoul Monetary Brokerage Services Ltd., on December 31, 2010.
(3)	As of December 31, 2010, we had contingent liabilities totaling (Won)13,184.5 billion under outstanding guarantees issued on behalf of our clients.

Business

Purpose and Authority

KoFC’s primary purpose, as stated in Article 1 of the KoFC Act, is to “strengthen national competitiveness, amplify growth potential and job growth, and contribute to the sound growth of the financial markets and the national economy, by facilitating financing for SMEs, and supplying and managing funds required for the growth of the national economy, including provision of funds for local development and infrastructure projects, new growth engine industries, stabilization of financial markets and facilitation of sustainable growth.” Since KoFC serves a public policy role, it strives to maintain a level of profitability to strengthen its equity base and support growth in the volume of its business, rather than placing emphasis on profit maximization, as is the case with commercial financial institutions. The KoFC Act and the Enforcement Decree of the Korea Finance Corporation Act (the “KoFC Decree”) set forth the powers, privileges, government supervision and operating guidelines for KoFC.

Under the KoFC Act, KoFC provides funds for the following purposes to accomplish its statutory purpose:

•	facilitation of the growth of SMEs;

•	development of national and regional infrastructure;

•	urgent financial support necessary for the stabilization of financial markets in the Republic;

•

activities for the management, operation and financial support of the financial stabilizing fund for the structural improvement of the financial industry in the Republic, named the Financial Market Stabilization Fund; and

•	development of new growth engine industries and facilitation of sustainable growth.

Under the KoFC Act, KoFC may engage in the following activities to provide funds for the purposes described above and procure funding for such activities:

•	providing loans;

•	investing in securities;

•	guaranteeing indebtedness;

•	securitization of credit risk;

•	borrowing from the Government, the Bank of Korea and other financial institutions;

•	borrowing from overseas;

•	issuance of policy finance bonds and other securities;

•	provision of funds pursuant to the Act on the Structural Improvement of the Financial Industry;

•	research regarding industrial and policy financing;

•	businesses entrusted by the Government;

•	businesses incidental to the foregoing; and

•	other businesses approved by the FSC as necessary to achieve KoFC’s statutory purpose.

Government Support and Supervision

The Government owns all of KoFC’s paid-in capital, as required by the KoFC Act. KoFC’s authorized capital under the KoFC Act is (Won)15,000.0 billion. At the time of KoFC’s establishment in October 2009, it had (Won)100.0 billion of paid-in capital transferred from KDB’s paid-in capital in the spin-off described above. Subsequently, the Government contributed 94.27% of KDBFG’s shares, valued at approximately (Won)14,900.0 billion, to KoFC on December 30, 2009. Taking into account these capital contributions, as of December 31, 2010, KoFC’s total paid-in capital was (Won)15,000.0 billion.

In addition to making capital contributions, the Government can directly support KoFC’s financing activities under the KoFC Act by:

•	lending it funds;

•	allowing it to borrow from the Bank of Korea; and

•	guaranteeing, subject to approval by the National Assembly, its overseas borrowings and debt securities.

KDB’s borrowing of (Won)3,296.6 billion from the Bank of Korea, which had been used to finance the Bank Recapitalization Fund in the wake of the global financial crisis in 2008, was transferred to KoFC as part of the KDB spin-off. In addition, government loans of (Won)1,124.3 billion were transferred from KDB to KoFC on August 23, 2010 as part of an additional transfer of KDB’s policy-related assets and liabilities.

The Government also supports KoFC’s operations pursuant to Articles 30 and 31 of the KoFC Act. Article 30 provides that “20% or more of the annual net profit of Korea Finance Corporation shall be transferred to reserve, after compensating for any accumulated losses pursuant to Article 31, until the reserve amounts equal the total amount of paid-in capital” and that accumulated amounts in reserve may be capitalized in accordance with the provisions of the KoFC Decree. Article 31 of the KoFC Act provides that “the annual net losses of Korea Finance Corporation shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.”

As a result of the KoFC Act, the Government is generally responsible for KoFC’s operations and is legally obligated to replenish any deficit that arises if its reserve, consisting of its surplus and capital surplus items, is insufficient to cover its annual net losses. In light of the above, if KoFC had insufficient funds to make any payment under any of its obligations, including the debt securities covered by this prospectus, the Government would be required by the KoFC Act to take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable KoFC to make such payment when due. The provisions of Article 31 do not, however, constitute a direct guarantee by the Government of KoFC’s obligations under the debt securities, and the provisions of the KoFC Act, including Article 31, may be amended at any time by action of the National Assembly.

Under the KoFC Act, the Government appoints KoFC’s President, all of its Directors, its Auditor and all members of its Steering Committee. The President of the Republic appoints KoFC’s President and Chairman of the Board of Directors upon the recommendation of the Chairman of the FSC. The FSC appoints all of KoFC’s Directors upon the recommendation of KoFC’s President. The FSC appoints KoFC’s Auditor after consultation with the Minister of Strategy and Finance. KoFC’s Board of Directors, composed of its President and Directors, adopts resolutions on important matters concerning its business affairs.

Under the KoFC Act, KoFC’s Steering Committee deliberates and adopts resolutions on its important policies, including the amendment of its Articles of Incorporation, amendment of its operating manual, determination of its annual business plan and annual budget, settlement of accounts and deployment of reserves to increase capital or decrease accumulated losses. The Steering Committee determines KoFC’s fundamental policies and ensures that they are consistent with the policy objectives of the Government, while KoFC’s Board of Directors guides its operations to appropriately carry out the policies mandated by the Steering Committee and the Government. Four members of the Steering Committee are appointed from among public officials – one is appointed by each of the Minister of Strategy and Finance, the Minister of Knowledge Economy, the Chairman of the FSC, and the Administrator of Small and Medium Business Administration from among their respective senior ranking officials. KoFC’s President serves as the Chairman of the Steering Committee and three other non-governmental members are appointed by the FSC from among experts with knowledge and experience in policy financing or other related areas.

KoFC is subject to extensive oversight and supervision by the Government on an ongoing basis. Under the KoFC Act, the KoFC Decree and the FSC’s Supervisory Regulations on Korea Finance Corporation (the “KoFC Supervisory Regulations” and, together with the KoFC Act and the KoFC Decree, the “KoFC Regulations”), KoFC’s activities are supervised and regulated by the Government, primarily by the FSC, as follows:

•	one month prior to the beginning of each fiscal year, KoFC must submit its proposed business plan and annual budget for the fiscal year to the FSC for its approval;

•

within three months after the end of each fiscal year, KoFC must submit its financial statements for the fiscal year to the Minister of Strategy and Finance for his/her approval and further examination by the Board of Audit and Inspection of Korea;

•

the FSC must approve KoFC’s operating manual, which among other things sets out the guidelines for all principal operating matters, including the method and maximum amount of lending, interest rate, maturity and terms of loans, and the method and maximum amount of investment and guarantees;

•

the FSC has broad authority to require reports from KoFC on any matter and to examine its books, records and other documents. On the basis of the reports and examinations, the FSC may issue any orders deemed necessary to enforce the KoFC Act;

•

the FSC may supervise KoFC’s operations to ensure managerial soundness based upon the criteria set forth in the KoFC Regulations, which includes (i) restrictions on lending to a single borrower, (ii) restrictions on equity investments, (iii) restrictions on investment in securities and other assets, (iv) regulations on capital adequacy ratios and liquidity ratios, (v) regulations on foreign currency assets and liabilities, (vi) standards for the provisions for possible loan losses and (vii) applicable accounting principles and the authority to issue orders deemed necessary for such supervision;

•

the Minister of Strategy and Finance may make a request to the FSC as necessary for the supervision of KoFC’s operations and may request the FSC to require reports from KoFC or examine its books, records and other documents; and

•	KoFC may amend its Articles of Incorporation only with the approval of the FSC.

Selected Financial Statement Data

You should read the following financial statement data together with the financial statements and notes included in this prospectus.

Balance Sheet Data

Our balance sheet data included in the following table have been derived from our audited consolidated financial statements as of December 31, 2009 and 2010 included elsewhere in this prospectus.

	As of December 31,
	2009	2010
	(consolidated) (billions of won) (audited)
Balance Sheet Data
Securities	62,567.2	66,174.6
Total Loans (1)	84,556.3	87,696.2
Total Borrowings (2)	117,160.1	112,882.5
Total Assets	182,888.7	192,183.1
Total Liabilities	159,602.9	166,055.4
Equity	23,285.7	26,127.7

(1)	Gross amount without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include borrowings, industrial finance bonds and policy finance bonds.

The following table presents audited non-consolidated balance sheet data of KDB, KDBFG’s principal subsidiary, as of December 31, 2009 and 2010:

	As of December 31,
	2009	2010
	(non-consolidated) (billions of won) (audited)
Balance Sheet Data
Securities	31,664.2	28,200.9
Total Loans (1)	76,211.4	71,863.2
Total Borrowings (2)	94,623.7	85,738.0
Total Assets	122,333.4	113,205.5
Total Liabilities	107,222.7	96,977.1
Equity	15,110.7	16,228.3

(1)	Gross amount, which includes loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include deposits, call money, borrowings and industrial finance bonds.

In October 2009, the Government established KoFC and KDBFG by spinning off a portion of KDB’s assets, liabilities and equity as described above under the heading “Overview.”

The following balance sheet data show (i) KDB’s assets, liabilities and equity as of October 27, 2009 before and after the spin-off, (ii) assets, liabilities and equity transferred to KoFC and KDBFG from KDB and (iii) KoFC’s assets, liabilities and equity as of December 31, 2009, on a non-consolidated basis as well as on a consolidated basis, reflecting the transfer of KDBFG’s shares to KoFC. KDB’s and KDBFG’s balance sheet data as of October 27, 2009 included in the following table have been derived from KDB’s financial statements as of October 27, 2009 included in KDB’s prospectus supplement dated February 3, 2009 as filed with the SEC on February 5, 2010. KoFC’s non-consolidated data included in the following table have been derived from its audited non-consolidated financial statements as of December 31, 2009 not included in this prospectus and KoFC’s consolidated data included in the following table have been derived from its audited consolidated financial statements as of December 31, 2009 included elsewhere in this prospectus.

	KDB Before Spin-off	KDB After Spin-off	KDBFG	KoFC
	As of October 27, 2009	As of October 27, 2009	As of October 27, 2009	As of October 27, 2009	As of December 31, 2009	As of December 31, 2009
	(non-consolidated)			(non-consolidated)		(consolidated)
	(unaudited)			(audited)		(audited)
	(billions of won)
Balance Sheet Data
Assets
Cash and due from banks	1,778.3	1,200.6	72.8	504.9	1,395.6	7,590.0
Securities (1)	54,556.8	33,791.4	1,579.6	19,185.8	34,628.4	62,567.2
Loans receivable (net of provision for possible loan losses and deferred loan fees)	79,328.0	75,315.7	—	4,012.4	4,344.2	82,792.2
Property and equipment	625.5	547.5	0.3	77.7	81.7	6,262.8
Other assets	15,446.8	15,399.3	14.4	33.1	58.7	23,676.4

Total assets	151,735.4	126,254.4	1,667.1	23,813.9	40,508.7	182,888.7

Liabilities and Equity
Liabilities
Deposits	14,073.8	14,073.8	—	—	—	16,673.2
Borrowings (2)	102,380.6	82,289.7	450.0	19,640.9	21,050.9	117,160.1
Other liabilities	16,464.8	15,224.7	67.1	1,173.0	1,337.4	25,769.6

Total liabilities	132,919.2	111,588.2	517.1	20,813.9	22,388.2	159,603.0

Equity
Paid-in capital	9,641.9	9,241.9	300.0	100.0	15,000.0	15,000.0
Capital surplus	60.7	47.1	13.6	—	—	—
Capital adjustments	(38.5)	(34.6)	(0.2)	(3.7)	(3.7)	(3.7)
Accumulated other comprehensive income (loss)	1,101.3	185.6	(14.6)	930.3	1,211.2	1,211.2
Retained Earnings	8,050.9	5,226.3	851.2	1,973.4	1,913.0	1,913.0
Minority Interests	—	—	—	—	—	5,165.3

Total equity	18,816.2	14,666.2	1,150.0	3,000.0	18,120.5	23,285.7

Total liabilities and equity	151,735.4	126,254.4	1,667.1	23,813.9	40,508.7	182,888.7

(1)	Includes equity securities and debt securities. The following table shows details of equity securities that have been transferred to KDBFG and KoFC in the spin-off. In addition, the Government contributed 94.27% of KDBFG’s shares, valued at approximately (Won)14,900.0 billion, to KoFC on December 30, 2009.

(a)	Equity securities transferred to KDBFG from KDB

	As of October 27, 2009
Classification	Ownership	Book value
	(billions of won, except percentage)
Daewoo Securities Co., Ltd.	39.1%	1,043.0
KDB Capital Corporation	99.9%	485.3
KDB Asset Management LLP	64.3%	42.4
Korea Infra Asset Management	84.2%	8.9

Total		1,579.6

(b)	Equity securities transferred to KoFC from KDB

	As of October 27, 2009
Classification	Ownership	Book value
	(billions of won, except percentage)
KEPCO	29.9%	8,981.7
Korea Expressway Corporation	8.8%	1,930.2
Korea Land & Housing Corporation	15.3%	2,491.9
Korea Water Resources Corporation	9.3%	976.3
The Export-Import Bank of Korea	3.1%	200.0
Korea Tourism Organization	43.6%	166.0
Korea Asset Management Corporation	8.1%	146.2
Korea Appraisal Board	30.6%	13.9
Korea Resources Corporation	0.4%	3.2
Seoul Newspaper Co., Ltd.	0.02%	0.03
Industrial Bank of Korea	9.7%	620.2
Hyundai Engineering & Construction Co., Ltd.*	11.1%	744.4
Hynix Semiconductor Inc.	5.5%	587.0
Korea Aerospace Industries, Ltd.	30.1%	171.9
SK Networks Co., Ltd.	8.0%	246.1
Daewoo International Corporation	5.3%	153.0

Total		17,432.1

*	In April 2011, the creditors of Hyundai Engineering & Construction (including us) sold 34.9% of outstanding common stock (including 7.8% held by us) of Hyundai Engineering & Construction to Hyundai Motor Group, and we currently own 3.3% shares of common stock of Hyundai Engineering & Construction.

(2)	Borrowings include borrowings and industrial finance bonds. Industrial finance bonds amounting to (Won)16,255.0 billion have been transferred to KoFC from KDB in the spin-off.

In August 2010, KoFC acquired from KDB additional policy-driven loans (including loans to Government-controlled enterprises and companies operating in Gaesung Industrial Complex) of (Won)4,068.0 billion and KDB’s North Korea research function was transferred to KoFC, in order to support KoFC’s policy roles. In addition, in September 2010, KoFC acquired KDB’s (Won)1,091.4 billion participation in the Bond Market Stabilization Fund, which was established in December 2008 by the Government and Korean financial institutions in order to provide liquidity to the economy by purchasing financial and corporate bonds.

Income Statement Data

Our income statement data included in the following table have been derived from our audited consolidated financial statements for the year ended December 31, 2010 included elsewhere in this prospectus.

KoFC Consolidated Income Statement Data

Year ended December 31, 2010 (1)
(consolidated) (billions of won) (audited)
Total Interest Income	6,078.7
Total Interest Expenses	4,608.8
Net Interest Income	1,469.9
Operating Revenues	40,629.5
Operating Expenses	38,697.0
Net Income	1,247.8

(1)	KoFC was newly established in October 2009. Accordingly, income statement data for the full year 2009 are not available.

In 2010, we recorded net income of (Won)1,247.8 billion, primarily due to (i) net gain on sales of available-for-sale securities of (Won)1,816.3 billion, primarily due to gain from the sale of our equity interest in Doosan Heavy Industries & Construction and (ii) net interest income of (Won)1,469.9 billion, primarily due to interest income derived from loans and debt securities, which were partially offset by (i) provision for possible loan losses of (Won)1,500.7 billion, primarily due to loan loss provision for our real-estate project financing exposures and (ii) net impairment loss on available-for-sale securities of (Won)514.4 billion, primarily due to impairment loss relating to our exposure to Ssangyong Cement Co., Ltd.

The following table presents audited non-consolidated income statement data of KDB, KDBFG’s principal subsidiary, for the years ended December 31, 2009 and 2010:

KDB Non-Consolidated Income Statement Data

	Year Ended December 31,
	2009	2010
	(non-consolidated) (billions of won) (audited)
Total Interest Income	5,374.5	4,409.1
Total Interest Expenses	4,476.9	2,804.0
Net Interest Income	897.6	1,605.1
Operating Revenues	27,682.3	17,507.7
Operating Expenses	27,676.5	16,218.1
Net Income	761.1	1,045.7

KDB had non-consolidated net income of (Won)1,045.7 billion in 2010 compared to non-consolidated net income of (Won)761.1 billion in 2009.

Principal factors for the increase in non-consolidated net income in 2010 compared to 2009 included:

•

an increase in net interest income to (Won)1,605.1 billion in 2010 from (Won)897.6 billion in 2009, primarily due to a decrease in interest expenses resulting from the transfer of interest-bearing liabilities, including Won-denominated industrial finance bonds, to KoFC in connection with the spin-off in October 2009; and

•

an increase in net gain on sales of available-for-sale securities to (Won)1,299.2 billion in 2010 from (Won)649.6 billion in 2009, primarily due to gain from the sale of its equity interest in Doosan Heavy Industries & Construction.

The above factors were partially offset by (i) a decrease in net valuation gain on equity method investments to (Won)187.9 billion in 2010 from (Won)619.9 billion in 2009, primarily due to the transfer of equity securities, including KEPCO, to KoFC in the spin-off and (ii) a decrease in dividend income to (Won)55.1 billion in 2010 from (Won)431.7 billion in 2009, primarily due to a decrease in dividend income from KDB 3rd Securitization Specialty Co.

Provisions for Possible Loan Losses and Loans in Arrears

We establish provisions for possible losses from problem loans, including guarantees and other extensions of credit, based on the length of the delinquent periods and the nature of the loans, including guarantees and other extensions of credit. As of December 31, 2010, we established provisions of (Won)2,273.4 billion for possible loan losses and bad debt securities, 32.1% higher than the provisions of (Won)1,720.9 billion as of December 31, 2009, and (Won)112.7 billion for possible losses on guarantees and other assets, 55.8% lower than the provisions of (Won)254.8 billion as of December 31, 2009.

Certain of our customers have restructured loans with their creditor banks. As of December 31, 2010, we have provided loans and guarantees of (Won)5,122.8 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of (Won)309.5 billion following debt-equity swaps. As of December 31, 2010, we had established provisions of (Won)1,043.9 billion for our exposure to such companies. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

KoFC Supervisory Regulations and FSC guidelines classify our loans into five categories; provisions are made in accordance with ratios applicable to each category. Under the FSC’s definitions for loan categories, loans are categorized as follows:

Normal	Credits extended to customers which, in consideration of their business and operations, financial conditions and future cash flows, do not raise concerns regarding their ability to repay the credits. 0.5% or more reserves required for KoFC and 0.85% (0.9% for companies in certain industries) or more reserves required for our consolidated subsidiaries.

Precautionary	Credits extended to customers (1) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have potential risks with respect to their ability to repay the credits in the future, although there have not occurred any immediate risks of default in repayment; or (2) which are in arrears for one month or more but less than three months. 3.5% or more reserves required for KoFC and 7.0% or more reserves required for our consolidated subsidiaries.

Substandard	(1) Credits extended to customers, which in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred considerable risks for default in repayment as the customers’ ability to repay has deteriorated; or (2) that portion which is expected to be collected of total credits (a) extended to customers which have been in arrears for three months or more, (b) extended to customers which are judged to have incurred serious risks due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses or (c) of “Doubtful Customers” or “Expected-loss Customers” (each as defined below). 20.0% or more reserves required.

Doubtful	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Doubtful Customers”) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred serious risks of default in repayment due to noticeable deterioration in their ability to repay; or (2) customers which have been in arrears for three months or more but less than twelve months. 50.0% or more reserves required.

Expected Loss	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Expected-loss Customers”), which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have to be accounted as a loss as the inability to repay became certain due to serious deterioration in their ability to repay; (2) customers which have been in arrears for twelve months or more; or (3) customers which are judged to have incurred serious risks of default in repayment due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses. 100.0% reserves required.

The following table provides information on KoFC’s loan loss provisions.

	KoFC As of December 31, 2009					KoFC As of December 31, 2010
	Loan Amount (1)		Minimum Provisioning Ratio	Loan Loss Provisions		Loan Amount (1)		Minimum Provisioning Ratio	Loan Loss Provisions
	(non-consolidated) (in billions of won, except percentages)
Normal	(Won)	822.3	0.5%	(Won)	4.1	(Won)	3,280.5	0.5%	(Won)	16.4
Precautionary		—	3.5%		—		—	3.5%		—
Substandard		—	20.0%		—		—	20.0%		—
Doubtful		—	50.0%		—		—	50.0%		—
Expected Loss		—	100.0%		—		—	100.0%		—
Others (2)		3,527.2	—		—		9,156.4	—		—

Total	(Won)	4,349.6		(Won)	4.1	(Won)	12,436.9		(Won)	16.4

(1)	These figures include loans (including direct loans) and present value discount pursuant to the applicable guidelines.
(2)	Includes loans to banks (including on-lending), loans guaranteed by the Korea Credit Guarantee Fund and loans to government-related entities.

Non-performing loans are defined as (a) loans classified as doubtful and estimated loss, (b) loans in delinquency of repayment of principal or interest for more than 3 months or (c) loans exempted from interest payments due to restructuring or rescheduling. As of December 31, 2010, KoFC did not have any non-performing loans. On December 31, 2010, KoFC’s legal reserve was (Won)1,913.0 billion, representing 15.4% of its outstanding loans as of such date.

The following table provides information on KDB’s loan loss provisions.

	KDB As of December 31, 2009					KDB As of December 31, 2010
	Loan Amount (1)		Minimum Provisioning Ratio	Loan Loss Provisions		Loan Amount (1)		Minimum Provisioning Ratio	Loan Loss Provisions
	(non-consolidated) (in billions of won, except percentages)
Normal	(Won)	66,797.0	0.85-0.9%	(Won)	719.6	(Won)	61,836.8	0.85-0.9%	(Won)	773.2
Precautionary		1,343.2	7.0%		190.2		2,404.4	7.0%		448.9
Substandard		1,580.4	20.0%		418.9		1,403.4	20.0%		499.7
Doubtful		37.6	50.0%		22.8		49.7	50.0%		41.7
Expected Loss		42.0	100.0%		42.0		165.4	100.0%		165.4
Others (2)		6,411.2	—		—		6,003.5	—		—

Total	(Won)	76,211.4		(Won)	1,393.5	(Won)	71,863.2		(Won)	1,928.8

(1)	These figures include loans, domestic usance, bills of exchange bought, local letters of credit negotiation, loan-type suspense accounts, inter-bank loans, factoring receivables, credit card receivables, private placement bonds, other loans and present value discounts.
(2)	Includes loans to or loans guaranteed by the Government, call loans, bond purchased under repurchase agreements and inter bank loan classified as “normal”.

As of December 31, 2010, KDB’s non-performing loans totaled (Won)1,660.4 billion, representing 2.3% of its outstanding loans as of such date. On December 31, 2010, KDB’s legal reserve was (Won)4,658.0 billion, representing 6.5% of its outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Kumho Tire Co., Inc., Daehan Shipbuilding Co., Ltd., Daewoo Motor Sales, Kumho Industrial and Ssangyong Motor Company. As of December 31, 2010, our credit extended to these companies totaled (Won)2,496.4 billion, accounting for 1.3% of our total assets as of such date.

As of December 31, 2010, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to Kumho Tires increased to (Won)994.2 billion from (Won)584.6 billion as of December 31, 2009, primarily due to extension of new loans to Kumho Tires. We upgraded the classification of our exposure to Kumho Tires from substandard to precautionary in 2010. As of December 31, 2010, our exposure to Daehan Shipbuilding was (Won)586.9 billion, a decrease from (Won)752.0 billion as of December 31, 2009, primarily due to a decrease in our guarantee exposure to Daehan Shipbuilding. As of December 31, 2010, our exposure to Daewoo Motor Sales increased to (Won)351.7 billion from (Won)247.8 billion as of December 31, 2009, primarily due to extension of additional loans. As of December 31, 2010, our exposure to Kumho Industrial increased to (Won)314.7 billion from (Won)141.0 billion as of December 31, 2009, primarily due to extension of additional loans. As of December 31, 2010, our exposure to Ssangyong Motor Company decreased to (Won)248.9 billion from (Won)318.2 billion as of December 31, 2009, primarily due to repayment of loans. Following such changes in Ssangyong Motor Company exposure, we upgraded the classification of our exposure to Ssangyong Motor Company from estimated loss to precautionary.

As of December 31, 2010, we established provisions of (Won)201.1 billion for our exposure to Kumho Tires, (Won)62.3 billion for Daehan Shipbuilding, (Won)172.3 billion for Daewoo Motor Sales, (Won)69.0 billion for Kumho Industrial and (Won)47.4 billion for Ssangyong Motor Company.

In January 2010, Kumho Tires Co., Inc. and Kumho Industrial Co., Ltd. agreed with their creditors, including KDB, to begin an out-of-court debt restructuring program under the Corporate Restructuring Promotion Act. In March and May 2010, the creditors of these companies agreed on work-out plans, which included debt-to-equity swaps and extensions of additional credit. In connection with these work-out plans, KDB provided emergency loans of (Won)100.0 billion and (Won)280.0 billion to Kumho Tires and Kumho Industrial, respectively. KDB and other creditors of Kumho Tires and Kumho Industrial decided to freeze the repayment of both companies’ debt until December 31, 2014. In addition, KDB and other creditors of Kumho Petrochemical Co., Ltd. and Asiana Airlines decided to freeze the repayment of both companies’ debt until December 31, 2011. These four companies are members of Kumho Asiana Group, which has been undergoing financial difficulties resulting from its heavily leveraged purchase of Daewoo Engineering & Construction Co., Ltd. (“Daewoo E&C”) in 2006. KDB, a main creditor of Kumho Asiana Group, has acquired 50.75% of Daewoo E&C by participating in a (Won)1,000.0 billion rights issue in December 2010 and by acquiring (Won)2,178.5 billion of additional equity shares through its private equity arm in January 2011.

As of December 31, 2010, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was (Won)994.2 billion, (Won)314.7 billion, (Won)1,065.8 billion and (Won)949.7 billion, respectively. As of December 31, 2010, we established provisions of (Won)201.1 billion, (Won)69.0 billion, (Won)65.3 billion and (Won)51.7 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

In 2010, KDB sold non-performing loans of (Won)689.0 billion to the Korea Asset Management Corporation, or KAMCO. In 2010, KoFC did not sell any non-performing loans to KAMCO.

Operations

We engage in a broad range of financial businesses, including policy banking, development banking, corporate and investment banking, brokerage and asset management, directly or through our consolidated subsidiary, KDBFG, and its subsidiaries. KoFC provides loans to industrial enterprises, either directly or indirectly through intermediary financial institutions, and purchases debt and equity securities issued by such enterprises in order to achieve its statutory purpose of providing financing for the growth of SMEs, development of national and regional infrastructure and promotion of new growth engine industries, such as high-tech industries and new or renewable energy industries, in the Republic. KDBFG, through its principal subsidiary KDB, provides financing to major industries for equipment, capital investment and the development of high technology, as well as for working capital. KDBFG also provides corporate and investment banking, brokerage and asset management services through its subsidiaries.

Loan Operations

We mainly provide equipment loans, project loans and working capital loans to private and public Korean enterprises either directly or indirectly through on-lending. Equipment loans generally refer to loans made to industrial borrowers to finance the acquisition of specific items of machinery and equipment. Equipment loans include loans to major industries for development of high technology and for acquisition, improvement or repair of machinery and equipment. Equipment loans are secured by the financed equipment asset and usually mature within five to ten years. Project loans generally refer to loans made to public and private enterprises for large-scale infrastructure or industrial projects. Project loans are generally secured by the financed construction projects and usually mature within 10 to 20 years. We also provide working capital loans to industrial borrowers, particularly in the manufacturing industry, to facilitate job growth. Working capital loans usually mature within two years.

Before approving a loan, we consider:

•	the economic benefits of the project to the Republic;

•	the extent to which the project serves priorities established by the Government’s industrial policy;

•	the project’s operational feasibility;

•	the loan’s and the project’s profitability; and

•	the quality of the borrower’s management.

We generally obtain collateral valued in excess of the original loan from large companies and up to the value of the loan from SMEs. Depending on the type of borrower and loan, the collateral may be equipment purchased with the loan proceeds, industrial plants, real estate and marketable securities. We appraise the value of our collateral at least once a year.

The following table sets out, by category of loan, our total outstanding loans:

Loans (1)

	As of December 31,
	2009		2010
	(consolidated) (billions of won)
Direct Loans:
Equipment Loans	(Won)	41,619.1	(Won)	18,687.9
Working Capital Loans		20,225.0		39,295.1
Other Loans		—		7,687.6

Sub-total		61,844.1		65,670.6

On-Lending:
Equipment Loans		133.2		1,681.7
Working Capital Loans		97.4		1,699.4

Sub-total		230.6		3,381.1

Total	(Won)	62,074.7	(Won)	69,051.7

(1)	Includes loans extended to affiliates but excludes domestic usance, bills of exchange bought, local letters of credit negotiation, loan-type suspense accounts, inter-bank loans, advance payments, bonds purchased, factoring receivables, credit card receivables, private placement bonds and other loans.

Direct Loans

Direct loans refer to loans made directly to particular industrial concerns without the involvement of an intermediary financial institution. Under the KoFC Act, KoFC is not allowed to compete against other financial institutions in carrying out its business. Due to this restriction, KoFC provides direct loans primarily in the following areas, in which adequate financing from commercial financial institutions is difficult to obtain:

•	financing for new growth engine industries to support long-term research projects and investment in facilities;

•	financing for the construction of national and regional infrastructure projects, such as roads, railroads and harbors; and

•	financing for development of natural resources in and outside of the Republic.

In 2010, KoFC provided (Won)8,742.4 billion of direct loans.

Our consolidated subsidiaries, including KDB, are not subject to this restriction under the KoFC Act. Most of KDB’s loans are provided directly to industrial borrowers.

On-Lending

On-lending is a form of indirect financing that involves intermediary financial institutions which on-lend the funds provided by us to industrial borrowers and are responsible for repayment to us. KoFC started on-lending as one of its main methods of policy banking after its establishment in October 2009. Most of the funds provided by KoFC through on-lending are ultimately lent to SMEs for their equipment purchases and working capital. KDB, Industrial Bank of Korea, and commercial banks and regional banks in Korea serve as intermediary financial institutions through which the funds are on-lent.

KoFC explicitly set detailed guidelines (including scope of borrowers, maturity and interest rates) for intermediary financial institutions to be followed when on-lending to the ultimate borrowers. KoFC monitors its exposure to, and the credit standing of, each financial institution to which it lends. Borrowers do not apply directly to KoFC and may only apply for KoFC’s on-lending loans through their regular bank or another bank of their choice. The intermediary bank appraises the financial and business situation of the applicant and assumes liability for repayment to KoFC. Although the processing of individual loans requires two formally separate loan approvals for each borrower, first by the intermediary bank and then by KoFC, the ultimate borrower need only apply to the intermediary bank for approval.

By lending to the intermediary financial institutions, KoFC, in principle, insulates itself from credit exposure to the ultimate borrower and gains the benefit of the intermediary financial institutions’ knowledge of their customers as well as their administrative and servicing expertise. Under certain circumstances, if on-lending financial institutions request, KoFC may share with such financial institutions a certain proportion of the credit risk of the loans made to industrial borrowers (up to 50% or, for regional SMEs and SMEs in new growth, green or job creation industries, up to 60%) and receive a fee from them for sharing the credit risk. Equipment loans made by intermediary banks whose credit risk is shared with KoFC are normally collateralized by real property or other assets.

The following table sets out the amount of loans provided by KoFC through on-lending, categorized by loan type:

On-Lending

	As of December 31,
	2009		2010
	(consolidated)
	(billions of won)
Equipment Loans:
Credit risk borne by the intermediary financial institutions	(Won)	130.1	(Won)	1,671.5
Credit risk shared with KoFC		3.1		10.2

Sub-total		133.2		1,681.7

Working Capital Loans:
Credit risk borne by the intermediary financial institutions		86.1		1,631.6
Credit risk shared with KoFC		11.2		67.8

Sub-total		97.4		1,699.4

Total	(Won)	230.6	(Won)	3,381.1

Maturities of Outstanding Loans

The following table categorizes our outstanding loans by their remaining maturities:

Outstanding Loans by Remaining Maturities (1)

	As of December 31,				As % of December 31, 2010 Total
	2009		2010
	(consolidated)
	(billions of won, except percentages)
Loans with Remaining Maturities of Less Than One Year	(Won)	24,232.9	(Won)	28,333.8	41.0%
Loans with Remaining Maturities of One Year or More		37,841.8		40,717.9	59.0%

Total	(Won)	62,074.7	(Won)	69,051.7	100.0%

(1)	Includes loans extended to affiliates but excludes domestic usance, bills of exchange bought, local letters of credit negotiation, loan-type suspense accounts, inter-bank loans, advance payments, bonds purchased, factoring receivables, credit card receivables, private placement bonds and others.

Loans by Industrial Sector

The following table sets out the total amount of KoFC’s outstanding loans, categorized by industry sector:

KoFC’s Outstanding Loans by Industry Sector (1)

	As of December 31,				As % of December 31, 2010 Total
	2009		2010
	(non-consolidated)
	(billions of won, except percentages)
Banking, Insurance and Financial Services	(Won)	4,236.6	(Won)	7,820.4	64.5%
Manufacturing		32.0		1,194.6	9.9%
Construction		51.0		867.2	7.2%
Publication and Media		—		783.8	6.5%
Others		30.0		1,457.5	12.0%

Total	(Won)	4,349.6	(Won)	12,123.5	100.0%

(1)	Includes loans extended to affiliates but does reflect provision for loan losses and deferred loan fees.

As of December 31, 2010, the banking, insurance and financial services sector accounted for 64.5% of KoFC’s outstanding loans, among which (Won)3,381.1 billion, or 27.9% of KoFC’s total outstanding loans as of such date, were on-lent to non-financial borrowers. Among loans on-lent to non-financial borrowers, the manufacturing sector accounted for 86.1% of KoFC’s outstanding loans as of December 31, 2010. As of December 31, 2010, Bank Recapitalization Fund SPV was KoFC’s single largest borrower, accounting for 23.0% of its outstanding loans. As of December 31, 2010, KoFC’s five largest borrowers accounted for 52.1% of its outstanding loans.

The following table sets out the total amount of KDB’s outstanding loans, categorized by industry sector:

KDB’s Outstanding Loans by Industry Sector (1)

	As of December 31,				As % of December 31, 2010 Total
	2009		2010
	(non-consolidated)
	(billions of won, except percentages)
Manufacturing	(Won)	32,172.2	(Won)	32,162.4	59.4%
Transportation and Communication		5,567.7		5,596.2	10.3%
Banking, Insurance and Financial Services (Direct-loans)		3,331.5		4,280.4	7.9%
Electricity, Gas and Water Supply		2,983.6		2,044.9	3.8%
Wholesale and Retail		1,649.1		1,387.2	2.6%
Public Administration and National Defense		1,629.7		740.5	1.4%
Others		7,430.8		7,958.7	14.7%

Total	(Won)	54,764.6	(Won)	54,170.2	100.0%

(1)	Includes loans extended to affiliates but excludes domestic usance, bills of exchange bought, local letters of credit negotiation, loan-type suspense accounts, inter-bank loans, private placement bonds and others.

As of December 31, 2010, the manufacturing sector accounted for 59.4% of KDB’s total outstanding loans. As of December 31, 2010, Korean Air was KDB’s single largest borrower accounting for 1.6% of its outstanding loans. As of December 31, 2010, KDB’s five largest borrowers accounted for 6.8% of its outstanding loans and the 20 largest borrowers for 18.4%.

Guarantee Operations

We extend guarantees to our clients to facilitate their other borrowings and to finance major industrial projects. We guarantee Won-denominated corporate debentures, local currency loans, and other Won liabilities and foreign currency loans from domestic and overseas Korean financial institutions and from foreign institutions.

We generally obtain collateral valued in excess of the original guarantee. We appraise the value of our collateral at least once a year. Depending on the borrower, the collateral may be industrial plants, real estate and marketable securities.

The following table shows our outstanding guarantees:

Guarantees Outstanding

	As of December 31,
	2009		2010
	(consolidated)
	(billions of won)
Acceptances	(Won)	1,234.9	(Won)	1,016.8
Guarantees on local borrowing		431.3		975.1
Guarantees on foreign borrowing		12,810.1		11,153.3
Letter of guarantee for importers		40.3		39.4

Total	(Won)	14,516.6	(Won)	13,184.6

On November 13, 2002, KDB entered into a guarantee agreement with KEPCO with respect to certain of KEPCO’s debt securities in connection with KEPCO’s restructuring and privatization. Pursuant to the guarantee agreement, KDB issued in February 2003 its guarantee to holders of KEPCO’s Yankee and Global debt securities with final maturities ranging from 2003 to 2096 (although KDB’s guarantee obligations only run through 2016) in an aggregate principal amount of approximately (Won)3.3 trillion, based on exchange rates prevailing on the guarantee issuance date, February 25, 2003. The guarantees described above constitute full, irrevocable and unconditional guarantees, on an unsecured and unsubordinated basis, in respect of the principal, interest and other payments due with respect to those debt obligations. KEPCO paid and will continue to pay KDB an annual guarantee fee of 0.05% of (i) the aggregate outstanding principal amount of all issues of debt securities that will be covered by the KDB guarantee and (ii) the sum of all interest payments due on such debt securities from the date of calculation until the earlier of their maturity or their stated redemption date.

KoFC currently owns approximately 29.95% of the outstanding shares of common stock of KEPCO, and the Government, which owns all of KoFC’s paid-in capital, owns an additional 21.12% of such shares.

The following table provides information on KoFC’s allowance for possible losses on guarantees as of December 31, 2009 and 2010:

	As of December 31, 2009				As of December 31, 2010
	Guarantee Amount		Allowance for possible losses on guarantees		Guarantee Amount		Allowance for possible losses on guarantees
	(billions of won)
Normal	(Won)	14.0	(Won)	0.1	(Won)	748.9	(Won)	1.0
Precautionary		—		—		—		—
Substandard		—		—		—		—
Doubtful		—		—		—		—
Estimated Loss		0.3		0.3		0.1		0.1

	(Won)	14.3	(Won)	0.4	(Won)	749.0	(Won)	1.1

The following table provides information on KDB’s allowance for possible losses on guarantees as of December 31, 2009 and 2010:

	As of December 31, 2009				As of December 31, 2010
	Guarantee Amount		Allowance for possible losses on guarantees		Guarantee Amount		Allowance for possible losses on guarantees
	(billions of won)
Normal	(Won)	23,490.8	(Won)	79.2	(Won)	22,260.8	(Won)	83.4
Precautionary		565.7		33.1		282.5		8.0
Substandard		436.1		131.3		52.5		12.0
Doubtful		—		—		—		—
Estimated Loss		0.0		0.0		16.5		6.4

	(Won)	24,492.6	(Won)	243.6	(Won)	22,612.3	(Won)	109.8

Investments

As of December 31, 2010, our total investment in securities amounted to (Won)66,174.6 billion, representing 34.4% of our total assets. Our total investment in securities increased by 5.8% to (Won)66,174.6 billion as of December 31, 2010 from (Won)62,567.2 billion as of December 31, 2009. Under the KoFC Decree, KoFC is not allowed to invest in equity securities or securities with maturities of more than three years in an aggregate amount exceeding 60% of its capital, subject to the following exceptions: (i) securities purchased by KoFC to pursue its policy objectives, (ii) debt securities issued by the Government, local governments and other public entities, (iii) monetary stabilization securities issued by the Bank of Korea, (iv) debt securities issued by public funds, (v) securities received from the Government or transferred from KDB and (vi) securities the purchase of which was approved by the FSC. As of December 31, 2010, KoFC held (Won)184.3 billion of securities subject to the restriction under the KoFC Decree, equal to 1.8% of the maximum permitted amount.

The following table sets out the total amount of securities held by KoFC and KDB, on a book value basis, categorized by industry sector:

Securities

	KoFC							KDB
	As of December 31,						As % of December 31, 2010 Total	As of December 31,				As % of December 31, 2010 Total
	2009			2010				2009		2010
	(non-consolidated)							(non-consolidated)
	(billions of won, except percentages)							(billions of won, except percentages)
Manufacturing	(Won)	1,415.2		(Won)	2,332.4		6.0%	(Won)	6,502.4	(Won)	5,353.5	19.0%
Banking, Insurance and Financial Services		16,894.2	(1)		18,665.6	(1)	48.2		15,265.6		15,758.3	55.9
Construction		2,758.7			3,219.2		8.3		3,430.8		1,222.2	4.3
Public Administration and National Defense		248.1			309.7		0.8		2,094.7		1,040.4	3.7
Electricity, Gas and Water Supply		10,013.3			10,258.6		26.5		207.2		215.5	0.8
Others		3,298.9			3,977.8		10.3		4,113.5		4,611.0	16.4

Total	(Won)	34,628.4		(Won)	38,763.4		100.0%	(Won)	31,664.2	(Won)	28,200.9	100.0%

(1)	Includes KDBFG shares of (Won)15,504.8 billion under the equity method of accounting.

Debt Securities

We purchase debt securities either directly from the issuer or indirectly in the secondary market for investment, financing and trading purposes. In particular, KoFC purchases debt securities issued by SMEs, companies involved in new growth engine industries, including high-tech industries and new or renewable energy industries, or in infrastructure construction, either directly or indirectly through capital markets. Many of these debt securities are similar to loans in nature as KoFC expects to hold most of the debt securities to maturity and does not expect to trade these debt securities in the secondary market. KoFC also acquires debt securities issued by securitization vehicles based on securities issued by SMEs in order to help provide funds to SMEs that do not have ready access to the capital markets. As of December 31, 2010, we held debt securities amounting to (Won)35,903.4 billion, an increase of 2.2% from (Won)35,139.0 billion as of December 31, 2009.

Equity Securities

We invest in a range of Korean private and Government-owned enterprises but we will not take a controlling interest in a company unless the Government specifically instructs us to do so. Although generally a long-term investor, we may sell investments from time to time. As of December 31, 2010, our equity investments (including investments in beneficiary certificates) amounted to (Won)25,280.6 billion, a decrease of 7.8% from (Won)27,428.2 billion as of December 31, 2009.

A substantial portion of our equity investments consists of equity holdings in Government-controlled companies, including KEPCO, and equity holdings in private sector companies acquired during previous restructuring programs. In addition, KoFC makes indirect investments through venture capital funds and collective investment vehicles to provide financing to SMEs, start-up companies and enterprises in new growth engine industries. Some of KoFC’s equity investments are used to purchase equity portions of project finance vehicles to help finance the construction of national and regional infrastructure projects. Our consolidated subsidiaries, including KDB, also invest in equity securities, including shares of promising SMEs. When possible, we use the prevailing market price of a security to determine the value of our investments. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition.

Pursuant to the KoFC Decree, KoFC may not acquire equity securities of a single company in excess of 15% of its voting shares. The 15% limit, however, does not apply to certain investments, including equity securities received from the Government or transferred from KDB. For a discussion of Korean accounting principles relating to our equity investments, see “—Financial Statements and the Auditors”.

As of December 31, 2010, KoFC held total equity investments, on a book value basis, of (Won)10,417.0 billion in four of its five largest borrowers and (Won)11,175.6 billion in five of its 20 largest borrowers. KoFC has not established a policy with respect to loans to enterprises in which it holds equity interests or equity interests in enterprises to which it has extended loans.

As of December 31, 2010, KDB held total equity investments, on a book value basis, of (Won)74.9 billion in two of its five largest borrowers and (Won)1,476.1 billion in seven of its 20 largest borrowers. KDB has not established a policy addressing loans to enterprises in which it holds equity interests or equity interests in enterprises to which it has extended loans.

Other Activities

KoFC engages in a range of activities as a policy finance institution in addition to the activities described above, including:

•	provision of urgent financial support to stabilize financial markets at times of national financial instability;

•	facilitation of corporate restructuring and creditor work-out programs in the Republic; and

•	research regarding industrial and policy financing.

Sources of Funds

In addition to our capital and reserves, we fund our lending operations primarily from:

•	issuances of bonds in the domestic and international capital markets;

•	borrowings from the Government and the Bank of Korea; and

•	borrowings from foreign financial institutions.

In addition, KDB is permitted to take deposits from the general public. All of our borrowings are unsecured.

Domestic and International Capital Markets

KoFC issues debt securities in the domestic capital markets in the form of policy finance bonds, which are accorded a special legal status under the KoFC Act, as well as in the international capital markets. KDB also issues industrial finance bonds under the KDB Act both in Korea and abroad. We generally issue domestic bonds at fixed interest rates with original maturities of one to ten years.

The following table sets out the outstanding balance of KoFC’s policy finance bonds and industrial finance bonds and KDB’s industrial finance bonds as of December 31, 2010:

	KoFC		KDB
Outstanding Balance	As of December 31, 2010		As of December 31, 2010
	(non-consolidated)		(non-consolidated)
	(billions of won)		(billions of won)
Policy Finance Bonds:
Denominated in Won	(Won)	19,500.0	(Won)	—
Denominated in Other Currencies		1,309.7		—

Sub-total		20,809.7		—

Industrial Finance Bonds:
Denominated in Won		6,810.0		28,061.8
Denominated in Other Currencies		—		16,117.0

Sub-total		6,810.0		44,178.8

Total	(Won)	27,619.7	(Won)	44,178.8

The KoFC Act provides that the aggregate outstanding principal amount of KoFC’s policy finance bonds may not exceed 30 times the sum of its paid-in capital and its reserve from profit. As of December 31, 2010, the aggregate amount of KoFC’s policy finance bonds was (Won)20,809.7 billion, equal to 4.0% of its authorized amount under the KoFC Act, which was (Won)520,020.8 billion. Industrial finance bonds amounting to (Won)16,255.0 billion have been transferred to KoFC from KDB in the spin off on October 27, 2009, among which (Won)6,810.0 billion remains outstanding as of December 31, 2010.

The KDB Act provides that the aggregate outstanding principal amount of KDB’s industrial finance bonds, other than those directly guaranteed or purchased by the Government, plus the aggregate outstanding amount of its on-balance sheet and off-balance sheet guarantee obligations, other than those excepted by statute, may not exceed 30 times the sum of its paid-in capital and its reserve from profit. As of December 31, 2010, the aggregate amount of KDB’s industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of December 31, 2010) was (Won)57,132.1 billion, equal to 12.4% of its authorized amount under the KDB Act, which was (Won)461,391.4 billion.

Borrowings from the Government

We borrow from the Government’s general purpose funds and its special purpose funds. General purpose loans generally are in Won and have fixed interest rates and maturities ranging from five to twenty years. We incur special purpose loans, principally from the Petroleum Business Fund, the Tourism Promotion Fund and the Special Industry Supporting Fund, in connection with specific projects we finance. The Government links the interest rate and maturity of each special purpose borrowing to the terms of the financing we provide for the specific project.

The following table sets out our Government borrowings as of December 31, 2010:

Type of Funds Borrowed	As of December 31, 2010
	(consolidated) (billions of won)
General Purpose	(Won)	803.1
Special Purpose (1)		4,975.0

Total	(Won)	5,778.1

(1)	Includes borrowings from the government denominated in foreign currencies.

Foreign Currency Borrowings

We borrow money from institutions, principally syndicates of commercial banks, outside the Republic in foreign currencies. We frequently enter into related interest rate and currency swap transactions. The loans generally have original maturities of five to ten years. KDB also borrows from the World Bank, the Asian Development Bank and other similar supranational institutions to fund special projects, with terms linked to the related loans it extends. As of December 31, 2010, the outstanding amount of our foreign currency borrowings was (Won)14,108.9 billion.

Deposits

KDB takes demand deposits and time and savings deposits from the general public. Time and savings deposits generally have maturities shorter than three years and bear interest at fixed rates. As of December 31, 2010, demand deposits held by us totaled (Won)926.7 billion and time and savings deposits held by us totaled (Won)18,294.2 billion. KoFC is not permitted to accept deposits.

Debt

Debt Repayment Schedule

The following table sets out KoFC’s and KDB’s principal repayment schedule as of December 31, 2010:

Debt Principal Repayment Schedule

	KoFC				KDB (3)
	Maturing on or before December 31,				Maturing on or before December 31,
Type	2011	2013	2015	Thereafter	2011	2013	2015	Thereafter
	(non-consolidated) (billions of won)				(non-consolidated) (billions of won)
Borrowings (1)	3,306.1	703.0	—	—	11,027.2	2,461.9	1,387.1	1,532.2
Debentures (2)	11,983.9	12,841.7	2,794.2		16,149.0	16,230.2	7,241.3	4,558.3
Other Borrowings (3)	568.3	—	—	—	6,205.4	69.6	—	—

Total	15,858.3	13,544.6	2,794.2	—	33,381.6	18,761.7	8,628.5	6,090.5

(1)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on December 31, 2010, as announced by the Seoul Money Brokerage Services Ltd.
(2)	Excludes premium and discount on debentures.
(3)	Includes bonds sold under repurchase agreements, bills sold and call money.

Internal and External Debt of KoFC

The following table shows the outstanding direct internal debt of KoFC as of December 31 of the years indicated:

Direct Internal Debt of KoFC

(billions of Won)
2009	21,051.6
2010	29,603.6

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the outstanding direct external debt of KoFC as of December 31, 2010:

Direct External Debt of KoFC

	Amount in Original Currency		Equivalent Amount in U.S. Dollars (1)
	(billions)
US$	US$	2.3	US$	2.3

Total			US$	2.3

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2010.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct external debt of KoFC:

Direct External Debt of KoFC

(billions of Won)
2009	—
2010	2,593.5

For further information on the outstanding debt of KoFC, see “—Tables and Supplementary Information.”

Internal and External Debt of KDB

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of KDB:

Direct Internal Debt of KDB

(billions of Won)
2006	47,054.7
2007	48,419.6
2008	62,956.7
2009	49,035.8
2010	37,551.8

The following table summarizes, as of December 31 of the years indicated, the outstanding direct external debt of KDB:

Direct External Debt of KDB

(billions of Won)
2006	24,198.7
2007	35,951.3
2008	37,556.4
2009	29,869.0
2010	27,334.7

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the outstanding external bonds of KDB as of December 31, 2010:

External Bonds of KDB

	Amount in Original Currency		Equivalent Amount in U.S. Dollars (1)
	(millions)
US$	US$	7,922.0	US$	7,922.0
Japanese yen (¥)		¥212,000.0		2,600.6
Euro (EUR)	EUR	810.0		1,076.5
Singapore dollar (SGD)	SGD	442.0		343.1
Hong Kong dollar (HKD)	HKD	3,238.0		416.1
Pound sterling (GBP)	GBP	150.0		231.5
Swiss franc (CHF)	CHF	850.0		909.0
Brazilian real (BRL)	BRL	260.0		156.7
Australian dollar (AUD)	AUD	82.0		83.4
Thai Baht (THB)	THB	3,000.0		99.5

Total			US$	13,838.4

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2010.

For further information on the outstanding indebtedness of KDB, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal or interest on any of our obligations.

Property

KoFC’s head office is located at 16 Yeouido-dong, Youngdeungpo-gu, Seoul, Korea, a 35,996 square meter building completed in 1995 and owned by KoFC. The following table presents information regarding certain of our properties:

Type of Facility / Building	Location	Area (Square Meters)
Headquarters of KoFC and KDB Capital	16 Yeouido-dong, Youngdeungpo-gu, Seoul	35,996
Headquarters of KDBFG and KDB	16-3 Youido-dong, Youngdeungpo-gu, Seoul	99,839
Headquarters of Daewoo Securities	34-3 Youido-dong, Youngdeungpo-gu, Seoul	38,530

Directors and Management; Employees

KoFC’s Board of Directors, composed of its President and Directors, adopts resolutions on important matters concerning its business affairs. KoFC’s Steering Committee deliberates and adopts resolutions on its important policies, including the amendment of its Articles of Incorporation, amendment of its operating manual, determination of its annual business plan and annual budget, settlement of accounts and deployment of reserves to increase capital or decrease accumulated losses. The Steering Committee determines KoFC’s fundamental policies and ensures that they are consistent with the policy objectives of the Government, while KoFC’s Board of Directors guides its operations to appropriately carry out the policies mandated by the Steering Committee and the Government.

Under the KoFC Act, the Government appoints KoFC’s President, all of its Directors, its Auditor and all members of its Steering Committee. The President of the Republic appoints KoFC’s President and Chairman of the Board of Directors upon the recommendation of the Chairman of the FSC. The FSC appoints all of KoFC’s Directors upon the recommendation of KoFC’s President. The FSC appoints KoFC’s Auditor after consultation with the Minister of Strategy and Finance. Four members of the Steering Committee are appointed from among public officials—one is appointed by each of the Minister of Strategy and Finance, the Minister of Knowledge Economy, the Chairman of the FSC, and the Administrator of Small and Medium Business Administration from among their respective senior ranking officials. KoFC’s President serves as the Chairman of the Steering Committee and three other non-governmental members are appointed by the FSC from among experts with knowledge and experience in policy financing or other related areas. KoFC’s Directors serve for three-year terms and may be re-appointed.

The following tables show the members of KoFC’s Board of Directors and Steering Committee:

Board of Directors

Position	Name	Expiration of Term
President and Chairman of the Board of Directors:	Jae-Han Ryu	October 27, 2012

Executive Directors:	Bong Sik Choi	June 8, 2013

	Dong Choon Lee	June 8, 2013

Steering Committee

Position	Name	Expiration of Term
President and Chairman of the Steering Committee:	Jae-Han Ryu	October 27, 2012

Government Members:	Joo Hyeon Kim	Not applicable (1)

	Jong Won Yoon	Not applicable (1)

	Kyung Won Kim	Not applicable (1)

	Yeong Tae Jeong	Not applicable (1)

Non-governmental Members:	Sung Uk Hong	November 2, 2011

	Dae Keun Park	November 2, 2011

(1)	Government members serve as members of our Steering Committee during their terms at the relevant government position.

As of December 31, 2010, KoFC employed 180 persons and KDB, KDBFG’s principal subsidiary, employed 2,533 persons.

Consolidated Subsidiaries

The following table sets forth certain information relating to KoFC’s directly owned consolidated subsidiaries as of December 31, 2010:

Consolidated Subsidiaries	Primary Business	Ownership Percentage (%)	Location
KDBFG	Holding company	90.26	Korea
Korea Aerospace Industries, Ltd.	Manufacturing & sales of aircrafts and other components	30.11	Korea

KDBFG

KDBFG is a financial holding company established on October 28, 2009 in connection with the Government’s plan for the privatization of KDB. The Government transferred its ownership interest in KDB to KDBFG in exchange for all of KDBFG’s share capital on November 24, 2009 and contributed 94.27% of KDBFG’s shares to KoFC as a capital contribution on December 30, 2009. The Government has made a further capital contribution of (Won)10 billion in cash to KDBFG on March 31, 2010. As a result, as of the date of this prospectus, KoFC owns 90.26% of KDBFG’s share capital and the Government directly owns the remaining 9.74% of KDBFG’s share capital. Under the Government’s plan for the privatization of KDB and the revised KDB Act, the sale by KoFC of KDBFG’s shares to unrelated third parties is to commence by May 2014.

On a consolidated basis, KDBFG had total assets of (Won)159,460.6 billion, total liabilities of (Won)136,840.0 billion and total equity of (Won)22,620.6 billion as of December 31, 2010, as compared to total assets of (Won)157,162.8 billion, total liabilities of (Won)137,012.4 billion and total equity of (Won)20,150.4 billion as of December 31, 2009. In 2010, KDBFG recorded revenue of (Won)38,570.8 billion, operating income of (Won)2,337.0 billion and net income of (Won)1,607.5 billion on a consolidated basis.

KDB

KDB was established in 1954 as a Government-owned financial institution pursuant to the KDB Act. Since its establishment, KDB has been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation’s economic growth and development. KDB’s primary purpose under the KDB Act is to “furnish funds for the expansion of the national economy.” KDB makes loans available to major industries for equipment, capital investment and the development of high technology, as well as for working capital.

Under the KDB Act, KDB may:

•	provide loans or discount notes;

•	subscribe to, underwrite or invest in securities;

•	guarantee or assume indebtedness;

•

raise funds by accepting demand deposits and time and savings deposits from the general public, issuing securities, borrowing from the Government, The Bank of Korea or other financial institutions, and borrowing from overseas;

•	execute foreign exchange transactions;

•	carry out activities necessary to accomplish the expansion of the national economy, subject to the approval of the FSC;

•	provide planning, management, research and other support services at the request of the Government, public bodies, financial institutions or enterprises; and

•	carry out other businesses incidental to the foregoing, subject to the approval of the FSC.

As of December 31, 2010, on a non-consolidated basis, KDB had (Won)69,892.9 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines), total assets of (Won)113,205.5 billion, total liabilities of (Won)96,977.1 billion and total equity of (Won)16,228.3 billion, as compared to (Won)74,785.5 billion of loans outstanding, (Won)122,333.4 billion of total assets, (Won)107,222.7 billion of total liabilities and (Won)15,110.7 billion of total equity as of December 31, 2009. In 2010, on a non-consolidated basis, KDB recorded interest income of (Won)4,409.1 billion, interest expense of (Won)2,804.0 billion and net income of (Won)1,045.7 billion, as compared to (Won)5,374.5 billion of interest income, (Won)4,476.9 billion of interest expense and (Won)761.1 billion of net income for 2009.

Daewoo Securities

KDBFG currently owns 39.1% of the outstanding shares of Daewoo Securities. Daewoo Securities is a major securities company in the Republic established in 1970 providing brokerage and investment banking services, among others. Daewoo Securities operates its business under three units: brokerage unit, providing offline/online securities trading and brokerage services; investment banking unit, which underwrites equity, debt and asset-backed securities, and wealth management unit, providing cash management account and wrap account products and services.

As of December 31, 2010, on a non-consolidated basis, Daewoo Securities had total assets of (Won)18,056.3 billion, total liabilities of (Won)15,200.5 billion and total equity of (Won)2,855.8 billion, as compared to (Won)15,333.7 billion of total assets, (Won)12,614.7 billion of total liabilities and (Won)2,719.0 billion of total equity as of December 31, 2009. For the nine months ended December 31, 2010, on a non-consolidated basis, Daewoo Securities recorded revenue of (Won)2,740.9 billion, operating income of (Won)269.5 billion and net income of (Won)193.5 billion, as compared to (Won)3,704.1 billion of revenue, (Won)257.8 billion of operating income and (Won)201.2 billion of net income for the corresponding period of 2009.

KDB Capital

KDBFG currently owns 99.9% of the outstanding shares of KDB Capital. KDB Capital provides equipment leasing, venture capital, factoring, corporate restructuring, corporate credit card and other lending services.

As of December 31, 2010, on a non-consolidated basis, KDB Capital had total assets of (Won)3,026.7 billion, total liabilities of (Won)2,677.3 billion and total equity of (Won)349.3 billion, as compared to (Won)3,512.9 billion of total assets, (Won)3,044.7 billion of total liabilities and (Won)468.2 billion of total equity as of December 31, 2009. For the nine months ended December 31, 2010, on a non-consolidated basis, KDB Capital recorded revenue of (Won)236.0 billion, operating loss of (Won)180.7 billion and net loss of (Won)165.8 billion, as compared to (Won)378.4 billion of revenue, (Won)6.4 billion of operating income and (Won)3.0 billion of net income for the corresponding period of 2009.

KDB Asset Management and KIAMCO

KDBFG currently owns 99.1% and 84.2% of the outstanding shares of KDB Asset Management and KIAMCO, respectively. KDB Asset Management and KIAMCO provide asset management and investment advisory services.

Tables and Supplementary Information

I. KoFC

A. External Debt of KoFC

(1) External Bonds of KoFC as of December 31, 2010

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2010
USD	50,000,000	3M USD Libor + 0.70	June 14, 2010	June 14, 2012		50,000,000
USD	50,000,000	3M USD Libor + 0.70	June 14, 2010	June 14, 2012		50,000,000
USD	50,000,000	3M USD Libor + 0.95	July 26, 2010	July 26, 2012		50,000,000
USD	50,000,000	3M USD Libor + 0.95	September 2, 2010	September 2, 2012		50,000,000
USD	750,000,000	3.25	September 20, 2010	September 20, 2016		750,000,000
USD	50,000,000	3M USD Libor + 0.95	September 7, 2010	September 7, 2012		50,000,000
USD	100,000,000	3M USD Libor + 0.80	December 10, 2010	December 10, 2011		100,000,000
USD	50,000,000	3M USD Libor + 1.07	December 13, 2010	December 13, 2013		50,000,000

Subtotal in Original Currency						USD 1,150,000,000

Subtotal in Equivalent Amount of Won					(Won)	1,309,735,000,000

Total External Bonds of KoFC in Equivalent Amount of Won					(Won)	1,309,735,000,000

(2) External Borrowings of KoFC as of December 31, 2010

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2010
					(millions of Won)
International Bank for Reconstruction and Development (“IBRD”)	Borrowings from IBRD	6M Libor + 0.75	1998	2013	1,124,345
Others	Offshore long-term borrowings	3M Libor + 0.6~0.7	2010	2011~2012	91,112
Others	Offshore short-term borrowings	0.75~0.82	2010	2011	68,334

Total External Borrowings of KoFC					1,283,792

B. Internal Debt of KoFC

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity		Principal Amounts Outstanding as of December 31, 2010
	(%)				(millions of Won)
1. Bonds
Short-term Industrial Finance Bonds					(Won)	—
Long-term Industrial Finance Bonds	3.61~6.85	2006~2009	2011~2014			6,810,000
Short-term Policy Banking Bonds						—
Long-term Policy Banking Bonds	2.65~5.45	2009~2010	2011~2015			19,500,000

Total Bonds						26,310,000
2. Borrowings
Borrowings from the Bank of Korea	5.71	2010	2011		(Won)	2,793,600

Total Borrowings (1)						2,793,600

3. Other Debt (2)		2.54	2010	2011		500,000
Total Internal Floating Debt (3)						500.000
Total Internal Funded Debt (4)						29,103,600

Total Internal Debt						29,603,600

(1)	KoFC does not have any short-term borrowings outstanding as of December 31, 2010.
(2)	Includes bonds sold under repurchase agreements.
(3)	Floating debt is debt that has a maturity at issuance of less than one year.
(4)	Funded debt is debt that has a maturity at issuance of one year or more.

II. KDB

A. External Debt of KDB

(1) External Bonds of KDB

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2010
USD	450,000,000	5.5	November 13, 2002	November 13, 2012		450,000,000
USD	150,000,000	5.5	January 30, 2003	November 13, 2012		150,000,000
USD	750,000,000	5.75	September 10, 2003	September 10, 2013		750,000,000
USD	500,000,000	3M USD Libor + 0.28	November 22, 2005	November 22, 2012		500,000,000
USD	300,000,000	3M USD Libor + 0.2	September 12, 2006	September 12, 2011		300,000,000
USD	1,000,000,000	5.3	January 17, 2008	January 17, 2013		1,000,000,000
USD	1,700,000,000	8	January 23, 2009	January 23, 2014		1,700,000,000
USD	19,000,000	5.7	May 12, 2009	April 9, 2012		19,000,000
USD	15,000,000	5.46	May 15, 2009	April 9, 2012		15,000,000
USD	50,000,000	3M USD Libor + 1.3	October 30, 2009	October 30, 2011		50,000,000
USD	10,000,000	3M USD Libor + 1.3	November 9, 2009	October 30, 2011		10,000,000
USD	20,000,000	3M USD Libor + 0.65	January 27, 2010	January 27, 2011		20,000,000
USD	550,000,000	4.375	February 10, 2010	August 10, 2015		550,000,000
USD	30,000,000	1.650	June 8, 2010	June 8, 2011		30,000,000
USD	20,000,000	2.120	July 2, 2010	July 2, 2012		20,000,000
USD	450,000,000	3.250	September 9, 2010	March 9, 2016		450,000,000
USD	250,000,000	3.250	September 9, 2010	March 9, 2016		250,000,000
USD	15,000,000	1.220	October 20, 2010	October 20, 2011		15,000,000
USD	50,000,000	3M USD Libor + 1.15	October 28, 2010	October 28, 2013		50,000,000
USD	300,000,000	6M USD Libor + 0.35	October 4, 2007	October 4, 2012		300,000,000
USD	150,000,000	3M USD Libor + 0.7	February 27, 2008	February 27, 2011		150,000,000
USD	300,000,000	8	January 23, 2009	January 23, 2014		300,000,000
USD	200,000,000	5.75	May 13, 2009	May 13, 2012		200,000,000
USD	50,000,000	3M USD Libor + 4.3	May 13, 2009	May 13, 2016		50,000,000
USD	20,000,000	4.53	May 20, 2009	May 18, 2011		20,000,000
USD	20,000,000	3M USD Libor + 0.65	January 25, 2010	January 25, 2011		20,000,000
USD	20,000,000	3M USD Libor + 0.65	January 25, 2010	January 25, 2011		20,000,000
USD	20,000,000	3M USD Libor + 0.78	January 27, 2010	July 27, 2012		20,000,000
USD	200,000,000	4.375	February 10, 2010	August 10, 2015		200,000,000
USD	13,000,000	1.610	July 13, 2010	July 13, 2011		13,000,000
USD	200,000,000	3.250	September 9, 2010	March 9, 2016		200,000,000
USD	100,000,000	6M USD Libor + 0.80	November 19, 2010	November 19, 2011		100,000,000

Subtotal in Original Currency					USD	7,922,000,000

Subtotal in Equivalent Amount of Won (1)					(Won)	9,022,365,800,000

THB	3,000,000,000	2.940	November 24, 2010	November 24, 2013		3,000,000,000

Subtotal in Original Currency					THB	3,000,000,000

Subtotal in Equivalent Amount of Won (2)					(Won)	113,400,000,000

SGD	50,000,000	5.2	April 29, 2009	April 29, 2011		50,000,000
SGD	30,000,000	5.65	May 18, 2009	May 18, 2014		30,000,000
SGD	40,000,000	5.65	May 18, 2009	May 18, 2014		40,000,000
SGD	15,000,000	5.02	May 29, 2009	May 29, 2014		15,000,000
SGD	53,000,000	1.18	May 19, 2010	May 19, 2011		53,000,000
SGD	50,000,000	1.53	November 4, 2010	November 5, 2012		50,000,000
SGD	68,000,000	2.44	November 25, 2009	May 25, 2012		68,000,000
SGD	30,000,000	1.36	July 26, 2010	January 26, 2012		30,000,000
SGD	52,000,000	1.15	August 16, 2010	August 16, 2011		52,000,000
SGD	28,000,000	1.91	August 19, 2010	August 19, 2013		28,000,000
SGD	26,000,000	1.30	December 23, 2010	December 23, 2011		26,000,000

Subtotal in Original Currency					SGD	442,000,000

Subtotal in Equivalent Amount of Won (3)					(Won)	390,728,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2010
JPY	30,000,000,000	1.74	June 7, 2006	June 7, 2011		30,000,000,000
JPY	30,000,000,000	1.64	June 1, 2007	June 1, 2012		30,000,000,000
JPY	20,000,000,000	6M ¥ Libor + 0.18	June 1, 2007	June 1, 2012		20,000,000,000
JPY	5,000,000,000	3M ¥ Libor + 0.23	September 20, 2007	September 20, 2012		5,000,000,000
JPY	5,000,000,000	3M ¥ Libor + 0.45	November 1, 2007	November 1, 2012		5,000,000,000
JPY	5,000,000,000	3M ¥ Libor + 0.6	December 21, 2007	December 21, 2012		5,000,000,000
JPY	15,000,000,000	3.22	May 30, 2008	May 30, 2018		15,000,000,000
JPY	22,600,000,000	1.480	July 1, 2010	June 29, 2012		22,600,000,000
JPY	4,400,000,000	1.560	July 1, 2010	June 28, 2013		4,400,000,000
JPY	1,000,000,000	0.650	October 28, 2010	October 28, 2011		1,000,000,000
JPY	1,000,000,000	0.600	November 4, 2010	November 4, 2011		1,000,000,000
JPY	33,000,000,000	1.94	October 12, 2007	October 12, 2012		33,000,000,000
JPY	5,000,000,000	3M ¥ Libor + 0.45	November 15, 2007	November 15, 2012		5,000,000,000
JPY	3,000,000,000	2.07	April 8, 2008	April 8, 2013		3,000,000,000
JPY	12,100,000,000	2.51	September 14, 2009	September 14, 2011		12,100,000,000
JPY	10,900,000,000	2.67	September 14, 2009	September 14, 2012		10,900,000,000
JPY	7,000,000,000	2.97	September 14, 2009	September 12, 2014		7,000,000,000
JPY	2,000,000,000	0.92	August 19, 2010	August 20, 2012		2,000,000,000

Subtotal in Original Currency					JPY	212,000,000,000

Subtotal in Equivalent Amount of Won (4)					(Won)	2,961,852,000,000

HKD	150,000,000	5	November 20, 2007	November 20, 2017		150,000,000
HKD	80,000,000	4.77	November 21, 2007	November 21, 2012		80,000,000
HKD	80,000,000	4.71	December 18, 2007	December 18, 2017		80,000,000
HKD	100,000,000	5.28	April 27, 2009	April 27, 2011		100,000,000
HKD	170,000,000	0.88	January 28, 2010	January 28, 2011		170,000,000
HKD	155,000,000	1.20	June 8, 2010	June 8, 2011		155,000,000
HKD	124,000,000	1.00	October 21, 2010	October 21, 2011		124,000,000
HKD	150,000,000	3M Hibor + 0.22	May 30, 2006	May 30, 2011		150,000,000
HKD	150,000,000	3.075	January 23, 2008	January 24, 2011		150,000,000
HKD	150,000,000	3.2	August 19, 2009	August 19, 2011		150,000,000
HKD	240,000,000	3M Hibor + 1.03	November 16, 2009	November 16, 2011		240,000,000
HKD	230,000,000	2.28	May 13, 2010	May 13, 2013		230,000,000
HKD	300,000,000	3.25	July 20, 2010	July 20, 2015		300,000,000
HKD	101,000,000	3M Hibor + 0.74	July 26, 2010	July 26, 2011		101,000,000
HKD	308,000,000	2.15	August 6, 2010	August 6, 2013		308,000,000
HKD	465,000,000	1.05	August 18, 2010	August 18, 2011		465,000,000
HKD	285,000,000	1.72	December 20, 2010	December 20, 2012		285,000,000

Subtotal in Original Currency					HKD	3,238,000,000

Subtotal in Equivalent Amount of Won (5)					(Won)	474,043,200,000

GBP	150,000,000	3M £ Libor + 0.2	April 26, 2006	April 26, 2011		150,000,000

Subtotal in Original Currency					GBP	150,000,000

Subtotal in Equivalent Amount of Won (6)					(Won)	263,655,000,000

EUR	500,000,000	3M Euribor + 0.2	March 9, 2006	March 9, 2011		500,000,000
EUR	300,000,000	3M Euribor + 0.24	April 3, 2007	April 3, 2014		300,000,000
EUR	10,000,000	6M Euribor + 0.755	June 21, 2010	June 21, 2013		10,000,000

Subtotal in Original Currency					EUR	810,000,000

Subtotal in Equivalent Amount of Won (7)					(Won)	1,226,016,000,000

CHF	250,000,000	3	June 23, 2006	June 23, 2011		250,000,000
CHF	50,000,000	3	December 28, 2007	June 23, 2011		50,000,000
CHF	50,000,000	4.125	May 16, 2008	May 16, 2013		50,000,000
CHF	200,000,000	1.750	October 1, 2010	October 1, 2014		200,000,000
CHF	200,000,000	4.204	May 16, 2008	May 16, 2013		200,000,000
CHF	100,000,000	4.198	May 16, 2008	May 16, 2013		100,000,000

Subtotal in Original Currency					CHF	850,000,000

Subtotal in Equivalent Amount of Won (8)					(Won)	1,035,300,000,000

Currency	Original Principal Amount	Interest Rate (%)		Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2010
BRL	260,000,000	CDI	*98%	February 1, 2010	February 1, 2011		260,000,000

Subtotal in Original Currency						BRL	260,000,000

Subtotal in Equivalent Amount of Won (9)						(Won)	178,438,000,000

AUD	32,000,000	6.000		January 25, 2010	January 25, 2012		32,000,000
AUD	50,000,000	6.000		February 1, 2010	February 1, 2012		50,000,000

Subtotal in Original Currency						AUD	82,000,000

Subtotal in Equivalent Amount of Won (10)						(Won)	94,947,800,000

Total External Bonds of KDB in Equivalent Amount of Won						(Won)	15,760,745,800,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,138.9, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(2)	Thai baht amounts are converted to Won amounts at the rate of THB 1.00 to Won 37.8, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(3)	Singapore dollar amounts are converted to Won amounts at the rate of SGD 1.00 to Won 884.0, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(4)	Japanese yen amounts are converted to Won amounts at the rate of JPY 100.00 to Won 1,397.1, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(5)	Hong Kong dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 146.4, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(6)	Pound sterling amounts are converted to Won amounts at the rate of GBP 1.00 to Won 1,757.7, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(7)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,513.6, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(8)	Swiss franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,218.0, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(9)	Brazilian real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 686.3, the prevailing market rate on December 31, 2010.
(10)	Australian dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 1,157.9, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of KDB

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2010 (1)
		(%)			(millions of Won)
JBIC	Borrowings from JBIC	1.4~6M Libor + 0.8	2009~2010	2011~2023	(Won)	353,001
Mizuho and others	Borrowings from foreign banks	3M~6M Libor/6M Euribor + 0.3~1.8	2006~2010	2011~2014		2,289,878
DBS Bank and others	Off-shore short-term borrowings	0.2~1.0	2010	2011		124,577
		3M ~6M Libor + 2.0~3.5	2010	2011		56,945
		6M Libor + 0.6~1.3	2010	2011		261,947
Nippon Life Insurance Company and others	Off-shore long-term borrowings	3M~6M Libor/ 6M Euribor + 0.6~9.1	2008~2010	2011~2012		730,849
JBIC	Off-shore borrowings from JBIC	4.3~6M Libor + 1.2	2010	2011~2020		65,070
Others	Short-term borrowings in foreign currency	0.0~5.2/6M ~1Y Libor 0.6~4.0	2009~2010	2010~2011		6,293,929
Long-term borrowings in foreign currency		0.0~4.7	2007~2010	2011~2013		1,397,724

Total External Borrowings of KDB					(Won)	11,573,920

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2010 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of KDB

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2010
	(%)			(millions of Won)
1. Bonds
Short-term Industrial Finance Bonds	2.53~5.49	2010	2011	(Won)	1,019,740
Long-term Industrial Finance Bonds	3.09~12.0	2001~2010	2006~2030		27,042,032

Total Bonds	2.53~12.0	2001~2010	2006~2030		28,061,772
2. Borrowings
Borrowings from the Ministry of Strategy and Finance	2.5~6.0	1990~2010	2010~2030	(Won)	803,068
Borrowings from Industrial Bank of Korea	1.4~3.8	2002~2010	2010~2023		90,732
Borrowings from Small Business Corp.	2.0~4.0	2001~2010	2010~2020		506,138
Borrowings from the Ministry of Culture and Tourism	1.3~4.0	2001~2010	2010~2020		1,154,203
Borrowings from Korea Energy Management Corporation	0.5~4.5	1993~2010	2010~2025		1,022,210
Others	0.0~6.0	2000~2010	2010~2019		1,258,157

Total Borrowings (1)					4,834,508
3. Other Debt (2)					4,655,528

Total Internal Floating Debt (3)					6,152,408
Total Internal Funded Debt (4)					31,399,400

Total Internal Debt					37,551,808

(1)	Consist of short term borrowings in the amount of (Won)477,140 million and long term borrowings in the amount of (Won)4,357,368 million.
(2)	Other debt includes bonds sold under repurchase agreements and call money.
(3)	Floating debt is debt that has a maturity at issuance of less than one year.
(4)	Funded debt is debt that has a maturity at issuance of one year or more.

Financial Statements and the Auditors

The FSC appoints KoFC’s Auditor, who is responsible for examining KoFC’s financial operations and auditing KoFC’s financial statements and records. The present Auditor is Nak Gyun Jeong, who was appointed for a three-year term on June 8, 2010.

We prepare our financial statements annually for submission to the FSC, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external independent auditors, an independent public accounting firm audits our non-consolidated and consolidated financial statements. As of the date of this prospectus, our external independent auditors are Ernst & Young Han Young, located at Taeyoung Bldg., #10-2, Yeouido-dong, Yeongdeungpo-gu, Seoul, Korea. Ernst & Young Han Young have audited our consolidated financial statements as of December 31, 2009 and 2010 and for the year ended December 31, 2010 included in this prospectus.

Our consolidated financial statements appearing in this prospectus were prepared in conformity with generally accepted accounting principles in the Republic, summarized in “—Notes to Consolidated Financial Statements of December 31, 2010—Note 2”. These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States (“US GAAP”).

We recognize interest income on loans and debt securities on an accrual basis. However, interest income on delinquent and dishonored loans and debt securities, other than those collateralized with security deposits or guaranteed by financial institutions, is recognized on a cash basis.

We classify securities that are acquired and held principally for the purpose of selling them in the near future as trading securities. We classify debt securities with fixed or determinable payments and fixed maturities, and which we intend to hold to maturity, as held-to-maturity securities. We classify investments that are categorized as neither trading securities nor held-to-maturity securities as available-for-sale securities. We record our trading and available-for-sale securities, except for non-marketable securities, at market value. We record non-marketable equity securities at a value announced by a public independent credit rating agency. If application of such measurement method is not feasible, we record non-marketable equity securities at the cost of acquisition. We record held-to-maturity debt securities at the present value of their future cash flows discounted using an appropriate interest rate which reflects our credit rating, as announced by a public independent credit rating agency. We record held-to-maturity securities at amortized cost. We recognize impairment losses on securities in current operations when the recoverable amounts are less than the acquisition cost of equity securities or amortized cost of debt securities.

We record our equity investments in companies in which we exercise significant control or influence by using the equity method, pursuant to which we account for adjustment in the value of our investments resulting from changes to the investee’s net asset value.

We record debenture issuance costs as discounts on debentures and amortize them over the redemption period of the debentures using the effective interest rate method.

We record the value of our property, plant and equipment at cost. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures which enhance the value or extend the useful lives of the related assets are capitalized as additions to property, plant and equipment.

Independent auditors’ report

The Steering Committee

Korea Finance Corporation

We have audited the accompanying consolidated statements of financial position of Korea Finance Corporation (“KoFC”) and its subsidiaries (collectively, the “Corporation”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in equity and cash flows for the year ended December 31, 2010 and the period from October 28, 2009 (inception) to December 31, 2009. These consolidated financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of the equity method investees which represent 5.6% and 4.9% of the Corporation’s consolidated total assets as of December 31, 2010 and 2009, respectively, and 55.6% and 34.7% of the Corporation’s income (loss) before income tax expenses for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009, respectively. The financial statements of those investees were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it related to the amounts included for the investees, is based solely on the reports of other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of KoFC and its subsidiaries as of December 31, 2010 and 2009, and the results of their financial performances and their cash flows for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 in conformity with accounting principles generally accepted in the Republic of Korea.

Accounting principles and auditing standards and their application in practice vary among countries. The accompanying consolidated financial statements are not intended to present the consolidated financial position, results of financial performances, and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such consolidated financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying consolidated financial statements are for use by those who are knowledgeable about Korean accounting principles and auditing standards and their application in practice.

/s/ Ernst & Young Han Young

March 29, 2011

Korea Finance Corporation

Consolidated statements of financial position

As of December 31, 2010 and 2009

(Korean won)	2010		2009
Assets
Cash and due from banks (Notes 3, 15, 27 and 28):
Cash and cash equivalents in Korean won	(Won)	53,707,199,881	(Won)	69,697,222,094
Cash and cash equivalents in foreign currency		144,420,870,867		86,270,138,402
Due from banks in Korean won		8,577,261,815,429		6,640,764,879,475
Due from banks in foreign currency		956,781,624,318		793,297,241,640

		9,732,171,510,495		7,590,029,481,611
Securities (Notes 4, 15 and 28):
Trading securities		9,698,847,145,045		8,659,237,755,658
Available-for-sale securities		41,192,146,343,367		41,754,448,971,244
Held-to-maturity securities		2,374,523,705,133		1,853,599,960,347
Equity method investments		12,909,072,371,724		10,299,917,398,059

		66,174,589,565,269		62,567,204,085,308
Loans receivable, less allowance for possible loan losses of (Won)2,293,307,406,419 at December 31, 2010 ((Won)1,745,269,574,161 at December 31, 2009), less deferred loan fees of (Won)38,109,449,524 at December 31, 2010 ((Won)18,818,008,141 at December 31, 2009), and less net present value discount of (Won)2,486,042,243 at December 31, 2010 (Notes 5, 15, 16 and 28)		85,362,361,428,749		82,792,212,387,025
Property and equipment (Notes 6 and 28)		6,924,544,394,330		6,262,843,341,141
Other assets (Notes 6, 7, 15, 17, 24 and 28):
Allowance for possible losses for other assets		(90,320,472,299)		(340,453,959,890)
Intangible assets		356,696,708,944		270,594,651,859
Goodwill		382,250,369,053		73,200,665,984
Negative goodwill		(7,603,135,463)		(470,039,890,568)
Guarantee deposits		329,703,028,557		263,277,528,549
Accounts receivable		749,629,566,355		831,354,007,431
Accrued income		731,084,232,880		664,941,265,157
Advance payments		1,317,887,003,742		1,683,599,091,212
Prepaid expenses		87,414,595,510		139,883,437,530
Deferred income tax asset		174,448,624,316		207,787,704,327
Property under operating lease		25,339,523,064		39,533,868,927
Derivatives assets		6,781,741,328,925		9,363,716,386,170
Foreign exchange receivable		933,160,891,148		1,152,905,892,979
Account receivable of unsettled spot exchange		2,483,537,069,971		2,686,966,614,115
Miscellaneous assets		1,890,735,154,885		424,970,356,162

		16,145,704,489,588		16,992,237,619,944
Other manufacturing assets:
Trade receivables, less allowance for other manufacturing assets of (Won)45,200,427,910 at December 31, 2010 ((Won)18,518,063,075 at December 31, 2009)		6,815,054,673,700		5,214,325,540,326
Inventories		1,028,702,382,722		1,469,810,876,853

		7,843,757,056,422		6,684,136,417,179

Total assets	(Won)	192,183,128,444,853	(Won)	182,888,663,332,208

(Continued)

See accompanying notes.

Korea Finance Corporation

Consolidated statements of financial position

As of December 31, 2010 and 2009

(Korean won)	2010		2009
Liabilities and equity
Liabilities:
Deposits (Notes 8, 15 and 28)	(Won)	22,256,054,012,589	(Won)	16,673,188,967,374
Borrowing liabilities (Notes 6, 9, 15, 16 and 28)		112,882,507,201,833		117,160,104,447,263
Other liabilities: (Notes 6, 10, 11, 12, 13, 14, 15, 17, 18, 24 and 28)
Severance and retirement benefits, less contribution to national pension plan of (Won)1,971,732,417 at December 31, 2010 ((Won)1,871,016,977 at December 31, 2009), less deposits for severance and retirement of (Won)276,720,015,620 at December 31, 2010 ((Won)121,911,297,574 at December 31, 2009), and less other assets for severance and retirement of (Won)498,943,485 at December 31, 2010		414,885,528,096		446,218,687,651
Allowance for possible losses on acceptances and guarantees		112,705,206,094		254,816,545,339
Allowance for possible losses on unused loan commitments		225,691,507,632		189,048,466,511
Other allowances		118,431,234,012		100,968,118,775
Due to trust accounts		495,114,235,616		353,277,302,401
Foreign exchange payable		88,186,503,770		11,188,490,409
Accounts payable		1,134,764,434,264		671,700,850,793
Account payable of unsettled spot exchange		2,489,477,646,627		2,685,304,395,958
Accrued expenses		2,026,476,680,010		1,574,048,457,208
Advance received		5,054,368,350,296		6,354,012,677,528
Unearned revenue		78,225,100,701		90,772,504,554
Deposits for letter of guarantees and others		631,852,800,165		209,505,279,692
Derivatives liabilities		5,591,138,932,999		8,912,331,441,338
Insurance policy reserves		7,283,656,742,841		—
Deferred income tax liabilities		1,823,890,750,216		1,604,028,803,897
Miscellaneous liabilities		1,969,569,922,196		1,028,609,589,454

		29,538,435,575,535		24,485,831,611,508

Other manufacturing liabilities:
Trade accounts payable		1,262,167,565,273		1,158,038,700,858
Allowance for other manufacturing liabilities		116,227,434,165		125,756,256,687

		1,378,394,999,438		1,283,794,957,545

Total liabilities		166,055,391,789,395		159,602,919,983,690
Equity:
Equity attributable to equity holder of the parent:
Paid-in capital (Note 19)		14,999,999,967,089		14,999,999,967,089
Capital surplus		3,367,206,320		—
Capital adjustments		(186,047,925,366)		(3,696,550,840)
Accumulated other comprehensive income (Notes 4 and 19):
Unrealized gain on valuation of available-for-sale securities, net		1,771,027,396,789		1,218,203,677,941
Equity adjustments in equity method		(200,074,822,985)		(7,001,106,349)
Foreign currency translation adjustments for overseas operations, net		(1,042,052,434)		—
Unrealized gain on valuation of cash flow hedge, net		3,556,255,391		—

		1,573,466,776,761		1,211,202,571,592
Retained earnings (Note 19):
Legal reserve		1,912,963,278,390		1,973,436,654,761
Other consolidated retained earnings		16,306,797,553		—
Unappropriated retained earnings (undisposed accumulated deficit)		404,755,654,974		(60,473,376,371)

		2,334,025,730,917		1,912,963,278,390

		18,724,811,755,721		18,120,469,266,231

Minority interests		7,402,924,899,737		5,165,274,082,287

Total equity		26,127,736,655,458		23,285,743,348,518

Total liabilities and equity	(Won)	192,183,128,444,853	(Won)	182,888,663,332,208

See accompanying notes.

Korea Finance Corporation

Consolidated statements of operations

For the year ended December 31, 2010 and the period from October 28, 2009 (inception) to December 31,2009

(Korean won)	Year ended Dec. 31, 2010		From Oct. 28, 2009 to Dec. 31, 2009
Operating revenue (Note 28):
Interest income:
Interest on due from banks	(Won)	204,281,927,905	(Won)	2,951,240,159
Interest on securities		1,694,487,831,025		17,301,465,060
Interest on loans receivable		4,179,928,203,737		33,491,350,299

		6,078,697,962,667		53,744,055,518
Gain from valuation and disposal of investment securities
Gain on valuation of trading securities		154,869,507,375		—
Gain on disposal of trading securities		986,185,486,145		—
Reversal of impairment loss on available-for-sale securities		25,043,705,193		—
Gain on disposal of available-for-sale securities		1,887,812,004,182		—
Gain on disposal of held-to-maturity securities		3,999,628,237		—
Gain on disposal of equity method investments		20,534,464,180		—

		3,078,444,795,312		—
Reversal of allowance for possible loan losses (Note 5)		—		29,468,462,648
Gain on disposal of loans receivable		161,468,769,765		—
Gain on foreign currency transactions		1,747,961,348,292		—
Fees and commissions income		1,131,535,325,430		42,421,720
Fees and commissions from trust accounts		36,297,195,646		—
Dividends income		223,308,409,688		—
Insurance Income		1,669,798,479,005		—
Other operating income:
Gain on derivatives transactions		11,422,224,744,788		—
Gain on valuation of hedged items (Note 17)		355,788,504,862		—
Reversal of allowance for possible losses on acceptances and guarantees		130,889,911,219		—
Reversal of allowance for unused commitments		—		706,383,000
Reversal of other liabilities		37,444,101,582		—
Reversal of negative goodwill		1,517,082,125		—
Others (Note 23)		14,554,099,598,373		189,792,335,931

		26,501,963,942,949		190,498,718,931

Total operating revenue		40,629,476,228,754		273,753,658,817

Operating expenses (Note 28):
Interest expense:
Interest on deposits		532,835,865,832		—
Interest on borrowings		1,102,656,605,664		25,657,276,834
Interest on debentures		2,973,316,713,439		164,461,355,534

		4,608,809,184,935		190,118,632,368
Loss on valuation and disposal of securities:
Loss on valuation of trading securities		250,386,605,444		—
Loss on disposal of trading securities		986,163,920,581		—
Impairment loss on available-for-sale securities		539,473,234,684		—
Loss on disposal of available-for-sale securities		71,540,057,413		—
Loss on disposal of held-to-maturity securities		2,230,760,643		—
Loss on disposal of equity method investments		8,757,257,269		—

		1,858,551,836,034		—
Loss on valuation and disposal of loans receivable:
Provision for possible loan losses (Note 5)		1,500,672,929,333		—
Loss on disposal of loans receivable		521,357,076,111		—

		2,022,030,005,444		—

(Continued)

See accompanying notes.

Korea Finance Corporation

Consolidated statements of operations

For the year ended December 31, 2010 and the period from October 28, 2009 (inception) to December 31,2009

(Korean won)	Year ended Dec. 31, 2010		From Oct. 28, 2009 to Dec. 31, 2009
Loss on foreign currency transactions	(Won)	1,972,267,831,317	(Won)	—
Fees and commissions expense		112,446,907,337		4,206,750
Insurance expense		1,824,959,719,478		—
Other operating expenses:
Loss from derivative transactions		10,810,786,187,065		—
Loss on valuation of hedged items (Note 17)		621,192,257,783		—
Provision for possible losses on acceptances and guarantees		—		306,788,000
Provision for unused loan commitments		36,337,037,479		—
Provision for other liabilities		24,446,317,592		—
Others (Note 23)		12,857,798,040,990		235,967,666,799

		24,350,559,840,909		236,274,454,799
General and administrative expenses (Note 22)		1,947,374,490,213		21,295,049,781

Total operating expenses		38,696,999,815,667		447,692,343,698

Operating income (loss)		1,932,476,413,087		(173,938,684,881)
Non-operating income (expense):
Gain (loss) on disposal of property and equipment, net		655,469,642		(28,168,568)
Rental income		11,503,723,291		198,113,818
Equity in earnings of equity method investments, net (Note 4)		193,803,031,712		36,704,722,878
Loss on disposal of intangible assets		(10,022,248,870)		—
Donations		(27,250,201,584)		(180,685,750)
Others, net		(1,335,145,244)		7,930,577,548

		167,354,628,947		44,624,559,926

Income (loss) before income tax expense (benefit)		2,099,831,042,034		(129,314,124,955)
Income tax expense (benefit) (Note 24)		857,442,627,494		(61,182,574,970)
Net loss of subsidiary before acquisition		(5,423,520,786)		—

Net income (loss) (Notes 25 and 28)	(Won)	1,247,811,935,326	(Won)	(68,131,549,985)

Attributable to:
Equity holder of the parent	(Won)	404,755,654,974	(Won)	(60,473,376,371)
Minority interests		843,056,280,352		(7,658,173,614)

	(Won)	1,247,811,935,326	(Won)	(68,131,549,985)

See accompanying notes.

Korea Finance Corporation

Consolidated statements of changes in equity

For the year ended December 31, 2010 and the period from October 28, 2009 (inception) and December 31, 2009

(Korean won)	Paid-in capital		Capital surplus		Capital adjustments		Accumulated other comprehensive income (loss)		Retained earnings		Minority interests		Total
As of October 28, 2009	(Won)	100,000,000,000	(Won)	—	(Won)	(3,696,550,840)	(Won)	930,259,896,079	(Won)	1,973,436,654,761	(Won)	390,004,547,745	(Won)	3,390,004,547,745
Increase in paid-in capital via investment in-kind		14,899,999,967,089		—		—		—		—		—		14,899,999,967,089
Net loss		—		—		—		—		(60,473,376,371)		(7,658,173,614)		(68,131,549,985)
Changes in unrealized gain on available-for-sale securities, net		—		—		—		202,072,484,501		—		2,678,859,713		204,751,344,214
Changes in equity adjustments in equity method		—		—		—		1,114,325,086		—		(684,255,617)		430,069,469
Changes in equity adjustments in equity method-debit		—		—		—		77,755,865,926		—		—		77,755,865,926
Changes in equity interests of consolidated subsidiaries		—		—		—		—		—		4,780,933,104,060		4,780,933,104,060

As of December 31, 2009	(Won)	14,999,999,967,089	(Won)	—	(Won)	(3,696,550,840)	(Won)	1,211,202,571,592	(Won)	1,912,963,278,390	(Won)	5,165,274,082,287	(Won)	23,285,743,348,518

As of January 1, 2010 (Audited)	(Won)	14,999,999,967,089	(Won)	—	(Won)	(3,696,550,840)	(Won)	1,211,202,571,592	(Won)	1,912,963,278,390	(Won)	5,165,274,082,287	(Won)	23,285,743,348,518
Cash dividends of subsidiaries		—		—		—		—		—		(73,168,906,527)		(73,168,906,527)
Net income		—		—		—		—		404,755,654,974		843,056,280,352		1,247,811,935,326
Changes in unrealized gain on available-for-sale securities, net		—		—		—		552,823,718,848		—		60,723,094,564		613,546,813,412
Changes in capital surplus in equity method		—		3,367,206,320		—		—		—		(446,044,468)		2,921,161,852
Changes in capital adjustments in equity method		—		—		(182,351,374,526)		—		—		(3,808,465,173)		(186,159,839,699)
Changes in retained earning in equity method		—		—		—		—		16,306,797,553		2,234,422,415		18,541,219,968
Changes in equity adjustments in equity method		—		—		—		573,703,011,843		—		58,885,856,522		632,588,868,365
Changes in equity adjustments in equity method-debit		—		—		—		(766,776,728,479)		—		(81,035,304,892)		(847,812,033,371)
Foreign currency translation adjustments for overseas operations		—		—		—		(1,042,052,434)		—		(10,882,112,600)		(11,924,165,034)
Changes in unrealized gain on valuation of cash flow hedge		—		—		—		3,556,255,391		—		387,070,668		3,943,326,059
Increase in treasury stock by subsidiaries		—		—		—		—		—		(63,346,305,452)		(63,346,305,452)
Changes in equity interests of consolidated subsidiaries		—		—		—		—		—		772,784,914,846		772,784,914,846
Others		—		—		—		—		—		732,266,317,194		732,266,317,194

As of December 31, 2010	(Won)	14,999,999,967,089	(Won)	3,367,206,320	(Won)	(186,047,925,366)	(Won)	1,573,466,776,761	(Won)	2,334,025,730,917	(Won)	7,402,924,899,737	(Won)	26,127,736,655,458

See accompanying notes.

Korea Finance Corporation

Consolidated statements of cash flows

For the year ended December 31, 2010 and the period from October 28, 2009 (inception)

and December 31, 2009

(Korean won)	Year ended Dec. 31, 2010		From Oct. 28, 2009 to Dec. 31, 2009
Cash flows from operating activities:
Net income (loss)	(Won)	404,755,654,974	(Won)	(68,131,549,985)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss on valuation of trading securities, net		95,517,098,069		—
Impairment loss on available-for-sale securities, net		514,429,529,491		—
Provision (reversal of) for possible loan losses		1,500,672,929,333		(29,468,462,648)
Loss on foreign currency translation, net		144,675,373,442		—
Gain on valuation of derivative instruments, net		(340,226,181,066)		—
Provision (reversal of) for possible losses on acceptances and guarantees		(130,889,911,219)		306,788,000
Provision (reversal of) for other liabilities, net		(12,997,783,990)		—
Provision (reversal of) for unused loan commitments		36,337,037,479		(698,671,644)
Amortization of discount on debentures		68,140,248,082		121,542,605
Depreciation		1,407,784,164,045		945,690,833
Amortization of intangible assets		171,875,000,000		1,196,549,269
Loss (gain) on disposal of property and equipment, net		(655,469,642)		28,168,568
Loss on disposal of intangible assets		10,019,248,870		—
Equity in earnings of equity method investments, net		(193,803,031,712)		(36,704,722,878)
Provision for severance and retirement benefits		149,141,893,808		—
Reversal of negative goodwill		(1,517,082,125)		—
Others, net		(4,753,263,510)		—

Changes in operating assets and liabilities:
Trading securities		(959,857,000,000)		—
Available-for-sale securities		1,320,319,201,816		(203,342,788,511)
Held-to-maturity securities		403,508,716,441		22,673,672,870
Dividends from equity method investments		78,939,000,000		(23,177,958,762)
Loans receivable		(3,205,573,858,851)		(162,283,645,454)
Guarantee deposits		431,964,000,000		7,140,488,810
Accounts receivable		214,189,007,906		140,717,885,378
Accrued income		(25,988,028,857)		12,448,525,723
Advance payments		308,378,000,000		(120,085,262,175)
Prepaid expenses		7,536,848,229		(887,953,959)
Deferred income tax assets and liabilities, net		158,958,657,709		15,116,730,245
Derivative instruments, net		(406,149,535,821)		—
Foreign exchange receivable		219,745,000,000		—
Miscellaneous assets		89,686,483,738		(30,437,041,918)
Trade accounts receivable		(1,381,721,000,000)		(148,383,200,333)
Inventories		448,885,000,000		63,570,114,555
Payment of severance and retirement benefits		(87,728,000,000)		—
Decrease in deposit for national pension services		207,000,000		—
Deposits for severance and retirement		(131,210,000,000)		—

(Continued)

See accompanying notes.

Korea Finance Corporation

Consolidated statements of cash flows

For the year ended December 31, 2010 and the period from October 28, 2009 (inception)

and December 31, 2009

(Korean won)	Year ended Dec. 31, 2010		From Oct. 28, 2009 to Dec. 31, 2009
Allowance for possible losses on acceptances and guarantees		(11,221,694,813)		—
Allowance for possible losses on unused loan commitments		306,000,000		—
Allowance for other liabilities		35,505,000,000		61,065,526,820
Accounts payable		350,983,209,967		3,841,551,604
Account receivable of unsettled spot exchange		203,430,000,000		—
Accrued expenses		386,537,617,018		(1,237,617,784)
Advance received		(1,199,582,000,000)		(58,241,097,392)
Unearned revenue		(14,615,704,909)		3,627,392
Deposits for letters of guarantees and others		(16,436,669,600)		(82,372,892,408)
Insurance policy reserves		(940,000,000)		—
Miscellaneous liabilities		(21,676,984,613)		80,358,730,017
Trade accounts payable		145,341,000,000		32,436,869,475
Allowance for other manufacturing liabilities		(9,529,000,000)		—

Total adjustments		745,940,064,715		(455,348,853,702)

Net cash provided by (used in) operating activities		1,150,695,719,689		(523,480,403,687)
Cash flows from investing activities:
Proceeds from disposal of property and equipment	(Won)	302,718,000,000	(Won)	—
Acquisition of property and equipment		(2,241,115,871,537)		(7,234,699,978)
Acquisition of intangible assets		(163,444,027,767)		(3,912,536,781)
Proceeds from disposal of equity method investments		124,843,000,000		—
Acquisition of equity method investments		(2,798,672,000,000)		—
Decrease in property under operating lease		14,194,000,000		—
Increase in due from banks		(2,365,361,000,000)		(20,743,053,811)

Net cash used in investing activities		(7,126,837,899,304)		(31,890,290,570)
Cash flows from financing activities:
Increase in debentures, net		3,205,225,257,252		1,489,850,000,000
Repayment of borrowings, net		(134,516,329,683)		(107,869,601,000)
Decrease in call money, net		(279,331,440,000)		—
Decrease in bonds sold under repurchase agreements		(2,375,991,000,000)		—
Decrease in bills sold		(9,029,000,000)		—
Increase in deposits, net		5,552,702,000,000		—
Increase in paid-in capital		9,982,000,000		—
Decrease in other borrowings, net		(212,614,000,000)		—
Cash dividends		(67,512,000,000)		—

Net cash provided by financing activities		5,688,915,487,569		1,381,980,399,000
Effect of changes in the scope of consolidation		304,303,000,000		(209,641,914,249)

Net increase in cash and cash equivalents		17,076,307,954		616,967,790,494
Cash and cash equivalents at the beginning of the period		1,185,967,360,496		568,999,570,002

Cash and cash equivalents at the end of the period (Note 24)	(Won)	1,203,043,668,450	(Won)	1,185,967,360,496

See accompanying notes.

Korea Finance Corporation

Notes to consolidated financial statements

December 31, 2010 and 2009

1. Corporate information

The accompanying consolidated financial statements include the Korea Finance Corporation (“KoFC”) and its subsidiaries (collectively, the “Corporation”). The general information describing the Corporation is provided below.

KoFC

Pursuant to the Korea Finance Corporation Act (the “KoFC Act”), KoFC was established on October 28, 2009 as a result of the spin-off of certain assets and liabilities of Korea Development Bank (“KDB”). The purpose of the KoFC Act is to contribute to the creation of jobs by strengthening national competitiveness and amplifying growth potential; and to the sound growth of the finance industry and national economy by utilizing functions of financial institutions for money brokerage to assist small and medium enterprises to raise funds easily and by supplying and managing funds required for the growth of national economy. KoFC’s business activities include loans, equity investment, guarantees, and securitization of credit risk, all of which are aimed at the support of small and medium enterprises, the development of new growth engine industries, the development of regions, the extension of social infrastructure, the stabilization of financial markets, and the facilitation of sustainable growth. KoFC’s head office is located at 16 Yeouido-dong, Yeongdeungpo-gu, Seoul. As of December 31, 2010, KoFC’s total paid-in capital amounts to approximately (Won)15 trillion and the government of the Republic of Korea (the “Government”) has 100% ownership of KoFC.

Non-cash capital contribution of KDB Financial Group shares

Pursuant to the draft on non-cash capital contribution of state property to KoFC (“Non-Cash Capital Contribution Draft”), which was provisionally authorized on December 29, 2009, the Government made a Non-Cash Capital Contribution of KDB Financial Group (“KDBFG”) shares to KoFC on December 30, 2009, increasing KoFC’s capital to approximately (Won)15 trillion.

In accordance with the Non-Cash Capital Contribution Draft, the valuation of KDBFG shares was completed on June 23, 2010 and as a result, additional settlements were made by KoFC returning to the Government KDBFG shares equivalent to the difference between the finalized per share value and the original value at the time of the capital contribution.

Consolidated subsidiaries

Ownership percentages of the Corporation in its subsidiaries as of December 31, 2010 and 2009 are summarized as follows:

Investor	Subsidiaries	Number of shares	Ownership (%)
			2010	2009
	Direct subsidiaries:
KoFC	KDBFG	327,328,647	90.26	94.27
	Korea Aerospace Industries, Co., Ltd.	25,889,572	30.11	30.11
	KDB-Tstone PEF (*1)(*2)	—	62.54	—
	KoFC-KDB Material and Components Investment Fund No.1 (*1)(*2)	—	95.13	—
	KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund (*2)	—	95.08	—
	KoFC KDBC-JKL Frontier Champ 2010-1 PEF (*2)(*3)	—	78.57	—

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Investor	Subsidiaries	Number of shares	Ownership (%)
			2010	2009
	Indirect subsidiaries:
KDBFG	KDB	1,850,372,235	100.00	100.00
	KDB Capital Corp.	62,124,521	99.92	99.92
	Daewoo Securities Co., Ltd.	74,309,252	39.09	39.09
	KDB Asset Management Co., Ltd.	7,706,104	99.06	64.28
	Korea Infrastructure Investment Asset Management Co., Ltd.	1,683,200	84.16	84.16

(*1)	Represent the subsidiaries of KoFC and KDB.
(*2)	Refers to newly acquired entities included as in-scope consolidated subsidiaries
(*3)	Represent the subsidiaries of KoFC and KDB Capital Corp.

KDBFG

KDBFG was incorporated resulting from the spin-off of KDB and by KDBFG issuing common stock amounting to (Won)300,000 million to the shareholder (the Government) on October 28, 2009. KDBFG was established to engage in management of its financial subsidiaries, which operate in the financial services industry, and its head office is located in 16-3 Yeouido-dong, Yeongdeungpo-gu, Seoul. On November 24, 2009, KDBFG acquired 100% ownership of KDB through a stock swap transaction based on the exchange ratio of 0.1636 KDBFG share for every 1 share of KDB. Total number of the KDBFG’s issued and outstanding common shares amounts to 363 million shares with the aggregate par value of (Won)1,813,392 million as of December 31, 2010 and 2009.

Korea Aerospace Industries Co., Ltd.

Korea Aerospace Industries Co., Ltd. (“KAI”) was established on October 11, 1999 and is engaged in the manufacturing and selling of aircraft parts and finished aircraft. The head office and manufacturing plant of KAI are located in Sacheon-si, Gyeongsangnam-do. KAI’s common stock and preferred stock issued amount to (Won)397,190 million and (Won)32,690 million, respectively, as of December 31, 2010.

KDB-Tstone Private Equity Fund

KDB-Tstone Private Equity Fund (“KDB-Tstone”) was established on January 29, 2010 in accordance with the Capital Market and Financial Investment Business Act (“CMFIBA”) to engage in private equity financial services. Paid-in capital of KDB-Tstone is (Won)41,758 million as of December 31, 2010.

KoFC-KDB Material and Components Investment Fund No.1

KoFC-KDB Materials and Components Investment Fund No.1 was established on June 29, 2010 in accordance with the Act on Special Measures for the Promotion of Specialized Enterprises, etc. for Components and Materials to engage in private equity financial service. Paid-in capital of KoFC-KDB Materials and Components Investment Fund No.1 is (Won)25,000 million as of December 31, 2010.

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund

KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund was established on July 14, 2010 in accordance with the Credit Financial Service Act to make investments in the small and medium enterprises which are related to green and new growth engine industries. Paid-in capital of KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund is (Won)18,000 million as of December 31, 2010.

KoFC KDBC-JKL Frontier Champ 2010-1 PEF

KoFC KDBC-JKL Frontier Champ 2010-1 PEF was established on August 31, 2010 in accordance with CMFIBA to engage in private equity financial services. Paid-in capital of KoFC KDBC-JKL Frontier Champ 2010-1 PEF is (Won)66,000 million as of December 31, 2010.

Condensed information of indirect subsidiaries

The Corporation’s consolidated indirect subsidiaries as of December 31, 2010 are as follows (Korean won in millions):

Investor	Investee	Net assets	Industry
KDBFG	KDB	16,228,350	Banking
	Daewoo Securities Co., Ltd.	2,855,754	Financial service
”	KDB Capital Corp.	349,317	Credit financing
”	KDB Asset Management Co., Ltd.	66,972	Financial asset management
”	Korea Infrastructure Investment Asset Management Co., Ltd.	12,542	Financial asset management

2. Summary of significant accounting policies

Basis of financial statement preparation

The Corporation maintains its official accounting records in Korean won and prepares non-consolidated and consolidated financial statements in the Korean language in conformity with accounting principles generally accepted in the Republic of Korea (“Korean GAAP”) and related regulations including the KoFC Act. Certain accounting principles applied by the Corporation that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use by those who are informed about Korean accounting principles and practices.

The consolidated financial statements of the Corporation have been prepared in accordance with Korean GAAP, including the Statements of Korea Accounting Standards (“SKAS”) 1 to 25, and related regulations including the KoFC Act. The significant accounting policies followed by the Corporation in preparing the accompanying consolidated financial statements are summarized below.

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Recognition of interest income

Interest income on loans and investments is recognized on an accrual basis. However, interest income on loans overdue or dishonored is recognized on a cash basis except for those secured and guaranteed by financial institutions for which the interest is recognized on an accrual basis.

The Corporation recognizes fees and commissions as well as realized gains and losses from the sale of securities on a trade date basis.

Securities

Securities are classified as either trading, held-to-maturity or available-for-sale securities, as appropriate, and are initially measured at cost, including incidental expenses, with cost being determined using the moving average method for equity securities (but specific identification for equity investment) and specific identification for debt securities. The Company determines the classification of its investments after initial recognition, and, where allowed and appropriate, re-evaluates this designation at each financial year end.

Securities that are acquired and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities which carry fixed or determinable principal payment and a fixed maturity are classified as held-to-maturity, if the Corporation has the positive intention and ability to hold to maturity. Securities that are not classified as either trading or held-to-maturity are classified as available-for-sale securities.

When held-to-maturity securities are reclassified to available-for-sale, those securities are accounted for at fair value on the reclassification date and the difference between the fair value and book value is reported in other comprehensive income as a gain or loss on valuation of available-for sale securities. When available-for-sale securities are reclassified to held-to-maturity, gains or losses on valuation of these available-for-sale securities, which had been recorded until the reclassification date, continue to be included in accumulated other comprehensive income and are amortized using the effective interest rate method. Such amortization amount is charged to interest income until maturity. Once the reclassification is made, trading securities cannot be reclassified to available-for-sale securities or held-to-maturity securities and vice versa, except in rare circumstances only. In addition, when certain trading securities become non-marketable, such securities are reclassified to available-for-sale at fair value as of the reclassification date.

After initial measurement, available-for-sale securities are measured at fair value with unrealized gains or losses being recognized as other comprehensive income in equity. Likewise, trading securities are also measured at fair value after initial measurement, but with unrealized gains or losses reported as part of net income. Held-to-maturity securities are measured at amortized cost after initial measurement. The cost is computed as the amount initially recognized minus principal repayments, plus or minus the cumulative amortization using the effective interest method, of any difference between the initially recognized amount and the maturity amount.

The fair value of trading and available-for-sale securities that are traded actively in the open market (marketable securities) is measured at the closing price of those securities at the reporting date. Non-marketable equity securities are carried at a value announced by a public independent credit rating agency. If application of such measurement method is not feasible, non-marketable equity securities are measured at cost less impairment, if any, subsequent to initial recognition. Non-marketable debt securities are carried at the present value of their future cash flows discounted using an appropriate interest rate which reflects the issuer’s credit rating, as announced by a public independent credit rating agency.

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

If the recoverable amount of a held-to-maturity security and available-for-sale security is less than acquisition cost or carrying value, and such decline is deemed other than temporary, such security is adjusted to its recoverable amount with an impairment loss charged to the statement of operations after eliminating any gains and losses previously recorded in other comprehensive income for temporary changes. A subsequent recovery is also recorded in the statement of operations to the extent of the previously recorded impairment losses if such recovery is attributable to an event occurring subsequent to the recognition of the impairment losses.

Equity method investments

Investments in entities over which the Corporation has significant influence are accounted for using the equity method.

Under the equity method of accounting, the Corporation’s initial investment in an investee is recorded at acquisition cost. Subsequently, the carrying amount of the investment is adjusted to reflect the Corporation’s share of income or loss of the investee in the statement of operations and share of changes in equity that have been recognized directly in the equity of the investee in the related equity account of the Corporation on the statement of financial position. If the Corporation’s share of losses of the investee equals or exceeds its interest in the investee, it suspends recognizing its share of further losses. However, if the Corporation has other long-term interests in the investee, it continues recognizing its share of further losses to the extent of the carrying amount of such long-term interests. The Corporation resumes the application of the equity method if the Corporation’s shares of income or changes in equity of an investee exceed the Corporation’s share of losses accumulated during the period of discontinuance of the equity method of accounting.

At the date of acquisition, the difference between the acquisition cost of the investee and the Corporation’s share of the net fair value of the investee’s identifiable assets and liabilities is accounted for as goodwill or negative goodwill. Goodwill is amortized over its useful life of five years using the straight-line method and the amortization expense is included in the statement of operations. Negative goodwill is amortized based on the investee’s accounting treatments on the related assets and liabilities and charged or credited to the statement of operations.

The Corporation’s share in the investee’s unrealized profits and losses resulting from transactions between the Corporation and its investee are eliminated to the extent of the Corporation’s interest in the investee.

Allowance for possible loan losses

The Corporation provides an allowance for possible loan losses based on the borrowers’ future debt servicing ability (forward looking criteria) as determined by a credit rating model developed by the Corporation. This credit rating model includes financial and non-financial factors of borrowers and classifies the borrowers’ credit risk. Allowances are determined by applying the following minimum percentages to the various credit risk ratings:

Loan classifications	Minimum provision percentages (%)
Normal	0.5
Precautionary	3.5
Substandard	20.0
Doubtful	50.0
Estimated loss	100.0

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

KDB, KDB Capital Corp. and Daewoo Securities Co., Ltd. provide an allowance for possible loan losses based on Regulations on Supervision of Banking Business, Credit Finance Business and Financial Investment Business, respectively.

Troubled debt restructuring

If the present value of a loan is different from its book value due to a rescheduling of terms as agreed by the related parties (as in the case of court receivership, court mediation or workout), the difference in present value of the restructured loan payments and book value of the loan is recorded as an allowance for possible loan losses. The difference recorded as an allowance is amortized to current earnings over the related period using the effective interest rate method. The amortization is recorded as interest income.

Deferred loan fees and expenses

The Corporation defers and amortizes certain fees received from borrowers and expenses paid to third parties associated with originating certain loans. Such fees and expenses are amortized over the life of the associated loan using the straight-line method.

Valuation of long-term receivables (payables) at present value

Receivables or payables arising from long-term installment transactions are stated at present value. The difference between the carrying amount of these receivables or payables and their present value is amortized using the effective interest rate method and credited or charged to the statement of operations over the installment period.

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures which enhance the value or extend the useful lives of the related assets are capitalized as additions to property, plant and equipment.

Depreciation of property and equipment is provided using the straight-line method over the following estimated useful life of assets:

Years
Buildings	20 ~ 50
Structures	3 ~ 50
Machinery	3 ~ 12
Others	3 ~ 10

Intangible assets

Intangible assets of the Corporation consist of goodwill, trademarks, development costs, software and other intangible assets which are stated at cost less accumulated amortization. Intangible assets are amortized using the straight-line method over a period of 4 to 40 years.

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Impairment of assets

When the recoverable amount of an asset is less than its carrying amount, the decline in value, if material, is deducted from the carrying amount and recognized as an asset impairment loss in the current period.

Bond purchased under resale agreement and bonds sold under repurchase agreements

Bond purchased or sold under resale or repurchase agreements are included in loans and borrowings, respectively. The difference between the selling and repurchase price is treated as interest and is accrued evenly over the period covered by the agreements.

Debenture issuance costs

Debenture issuance costs are amortized as interest expense over the redemption term using the effective interest rate method.

Severance and retirement benefits

In accordance with the Employee Retirement Benefit Security Act and the Corporation’s regulations, employees and directors with at least one year of service are entitled to receive a lump-sum payment upon termination of their employment with the Corporation, based on their length of service and rate of pay at the time of termination. Accrued severance benefits represent the amount which would be payable assuming all eligible employees and directors were to terminate their employment as of the reporting date.

The Corporation has deposited a portion of its severance and retirement benefits obligation with insurance companies such as Samsung Life Insurance Co., Ltd. Those amounts have been offset against the Corporation’s liability for severance and retirement benefits as of such dates.

In accordance with the Korean National Pension Law prior to revision, the Corporation had prepaid a portion of its severance and retirement benefits obligation to the Korean National Pension Corporation (“KNPC”). Such prepayments have been offset against the Corporation’s liability for severance and retirement benefits.

Provisions and contingent liabilities

Provisions are recognized when the Corporation has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made on the amount of the obligation. The provision is used only for expenditures for which the provision was originally recognized. If the effect of the time value of money is material, provisions are stated at present value.

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed do not appear on the statements of financial position, but are presented as off-financial position items in the notes to the financial statements. The Corporation provides a provision for such off-financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as an allowance for possible losses on acceptances and guarantees. KoFC provides a provision for certain portions of unused loan commitments applying the CCF and provision rates, and records the provision as an allowance for possible losses on unused loan commitments.

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

The Corporation carries out on-lending loan businesses utilizing commercial financial institutions as financial intermediaries in order to support the growth of small and medium enterprises (SMEs). As part of the on-lending program, The Corporation shares up to a certain portion of credit risks of SMEs selected by the financial intermediaries upon receiving request from the intermediary institutions. The sharing of SMEs credit risks is seen as repayment guarantees and thus recognized as provisions which are computed pursuant to the allowance ratio of possible losses on loans applied by the Corporation.

Income taxes

Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from, or paid to, the tax authorities. Deferred income taxes are provided using the liability method for the tax effect of temporary differences between the tax bases of assets and liabilities and their reported amounts in the accompanying financial statements. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. In addition, current tax and deferred tax are charged or credited directly to equity if the tax relates to items that are charged or credited directly to equity.

Translation of foreign currency and financial statements of overseas branches

Assets and liabilities denominated in foreign currencies are translated into Korean won at the foreign exchange rates as announced by Seoul Money Brokerage Service, Ltd. which are in effect on the reporting date. The resulting translation gains or losses are credited or charged to current income.

Derivative financial instruments

Derivative financial instruments are presented as assets or liabilities valued principally at the fair value of the rights or obligations associated with the derivative contracts. The unrealized gain or loss from a derivative transaction with the purpose of hedging the exposure to changes in the fair value of a recognized asset or liability or unrecognized firm commitment is recognized in current operations. For a derivative instrument with the purpose of hedging the exposure to the variability of cash flows of a recognized asset or liability or a forecasted transaction, the hedge-effective portion of the derivative instrument’s gain or loss is deferred as other comprehensive income in equity. The ineffective portion of the gain or loss is charged or credited to current operations. Derivative instruments that do not meet the criteria for hedge accounting, or contracts for which the Corporation has not elected hedge accounting are measured at fair value with unrealized gains or losses reported in current operations.

Insurance policy reserves

In accordance with the Insurance Business Act (“IBA”) and the Regulation on Supervision of Insurance Business, the Corporation is required to maintain policy reserves as a liability which are measured in accordance with the manual for calculation of premium and policy reserve issued by the Financial Supervisory Commission.

Accounting for trust accounts

The Corporation recognizes, in accordance with the CMFIBA, trust fees earned from trust accounts as income from trust operations. If a loss is incurred on trust accounts that have a guarantee of principal repayment, losses are recognized as a loss from trust operations.

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Significant judgments and accounting estimates

The preparation of financial statements in accordance with Korean GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the reporting date, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of consolidation

The investment accounts of the parent company and the corresponding equity accounts of the subsidiaries are eliminated in consolidation. The consolidated financial statements reflect only the share of the consolidated subsidiaries post-acquisition earnings and other equity changes after acquiring or gaining control of the subsidiaries.

The difference between the cost of investment and the Corporation’s share of fair value of identifiable net assets of the subsidiaries at the date of acquisition is presented as goodwill or negative goodwill.

When the Company acquires an additional interest in a subsidiary after control is obtained, the difference between the additional cost of investment and the share of additional interest of the subsidiary’s net fair value of assets and liabilities is accounted for as a capital surplus.

All significant inter-company transactions and account balances among consolidated companies are eliminated on consolidation. Unrealized gains or losses included in loans and borrowings arising from transactions between consolidated companies are eliminated on consolidation. The related accounts receivable and payable are also eliminated on consolidation.

Accounts of foreign subsidiaries are maintained in the currency of the country in which they conduct their operations. In translating the foreign currency financial statements into Korean won, the financial statements are translated at the exchange rate prevailing on the reporting date.

The post-acquisition retained earnings and changes in equity of a subsidiary are included in the consolidated financial statements from the date of acquisition or the date when the Corporation obtains control of a subsidiary.

Minority interests are presented as a separate component of equity in the consolidated statement of financial position. Losses in excess of minority interests are treated as a reduction to equity. If there is a subsequent recovery from the losses in excess of the minority interests, a reversal of the previous charge to equity is made up to the extent of the original amount charged to equity.

The Corporation consolidates the financial statements using the parent company’s financial statements reporting period which is coterminous with the reporting period of the consolidated subsidiaries.

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

3. Cash and due from banks

The following table summarizes the details of due from banks in Korean won at December 31, 2010 and 2009 (Korean won in millions):

	Account	Annual interest rate (%)	2010		2009
Bank of Korea (“BOK”)	Reserve deposits with BOK	—	(Won)	88,165	(Won)	646,172
Korea Exchange Bank	Other deposits	0.0 ~ 3.8		2,150		57,635
Kookmin Bank	Other deposits	3.1 ~ 3.3		119,404		165,304
Others	Other deposits	0.1 ~ 5.0		8,367,543		5,771,654

			(Won)	8,577,262	(Won)	6,640,765

The following table summarizes the details of due from banks in foreign currencies at December 31, 2010 and 2009 (Korean won in millions):

	Account	Annual interest rate (%)	2010		2009
BOK	Reserve deposits with BOK	—	(Won)	75,648	(Won)	59,704
Shinhan Bank	Other deposits	0.8 ~ 2.4		5,564		28,377
Hana Bank	Other deposits	0.5 ~ 1.6		51		3,381
Korea Exchange Bank	Other deposits	0.4 ~ 1.5		8,199		78,001
Woori Bank	Other deposits	0.4 ~ 2.1		12,057		132,838
Others	Other deposits	0.0 ~ 4.1		855,263		490,996

			(Won)	956,782	(Won)	793,297

The following table summarizes the details of restricted due from banks at December 31, 2010 and 2009 (Korean won in millions):

	2010		2009		Restriction
BOK	(Won)	163,813	(Won)	705,876	Reserve for payment of deposit
Kokmin Bank		117,466		106,585	Reserve for payment of principal onbehalf of special purpose entities
Shinhan Bank		79,752		65,592	(*1)
ICBC Shanghai and others		82,086		46,689	Reserve for payment of deposit under local regulation
Other		1,845,845		1,577,334	(*2)

	(Won)	2,288,962	(Won)	2,502,076

(*1)	Reserve for payment of principal on behalf of special purpose entities, maintaining checking account and others
(*2)	Customers’ deposits, maintaining checking account, collateral and others

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

The maturities of due from banks outstanding as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
Maturities	Korean won		Foreign currencies		Total
Within 3 month	(Won)	7,715,204	(Won)	348,883	(Won)	8,064,087
After 3 months but no later than 6 months		163,635		217,295		380,930
After 6 months but no later than 1 year		688,962		109,841		798,803
After 1 year but no later than 3 years		9,461		280,149		289,610
After 3 years but no later than 5 years		—		—		—
Later than 5 years		—		614		614

	(Won)	8,577,262	(Won)	956,782	(Won)	9,534,044

	2009
Maturities	Korean won		Foreign currencies		Total
Within 3 month	(Won)	4,836,923	(Won)	465,890	(Won)	5,302,813
After 3 months but no later than 6 months		413,975		45,551		459,526
After 6 months but no later than 1 year		431,526		190,523		622,049
After 1 year but no later than 3 years		4,000		54,004		58,004
After 3 years but no later than 5 years		33		—		33
Later than 5 years		954,308		37,329		991,637

	(Won)	6,640,765	(Won)	793,297	(Won)	7,434,062

Due from banks by financial institution at December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
Counterparty	Korean won		Foreign currencies		Total
BOK	(Won)	88,165	(Won)	75,648	(Won)	163,813
Other banks		2,146,229		791,625		2,937,854
Others		6,342,868		89,509		6,432,377

	(Won)	8,577,262	(Won)	956,782	(Won)	9,534,044

	2009
Counterparty	Korean won		Foreign currencies		Total
BOK	(Won)	646,172	(Won)	59,704	(Won)	705,876
Other banks		896,667		678,360		1,575,027
Others		5,097,926		55,233		5,153,159

	(Won)	6,640,765	(Won)	793,297	(Won)	7,434,062

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

4. Securities

Trading securities at December 31, 2010 and 2009 consist of the following (Korean won in millions):

	Annual interest rate (%)	2010		2009
Trading securities denominated in Korean won:
Equity securities	—	(Won)	266,775	(Won)	348,106
Debt securities:
Government and public bonds	2. ~ 5.8		2,748,993		1,854,088
Finance bonds	2.5 ~ 7.1		3,300,309		2,136,714
Corporate bonds	2.9 ~ 9.3		2,086,999		2,806,250

			8,136,301		6,797,052
Commercial paper	—		687,853		447,143
Beneficiary certificates:
Bond type	—		111,236		107,052
Hybrid securities	—		93,432		36,366
Others	—		140,213		—

			344,881		143,418
Others	—		98,054		721,218

			9,533,864		8,456,937
Trading securities denominated in foreign currency:
Equity securities	—		18,603		24,047
Debt securities	0.5 ~ 9.1		145,186		178,254
Others	—		1,194		—

			164,983		202,301

		(Won)	9,698,847	(Won)	8,659,238

The following table summarizes the details of debt securities classified as trading securities at December 31, 2010 and 2009 consist of the following (Korean won in millions):

	2010
	Par value		Acquisition Cost		Fair value (Book value)
Government and public bonds	(Won)	2,712,895	(Won)	2,790,788	(Won)	2,748,993
Finance bonds		3,420,489		3,329,307		3,300,309
Corporate bonds		2,064,499		2,107,823		2,086,999
Securities denominated in foreign currency		142,916		147,106		145,186

	(Won)	8,340,799	(Won)	8,375,024	(Won)	8,281,487

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

	2009
	Par value		Acquisition cost		Fair value (Book value)
Government and public bonds	(Won)	1,873,265	(Won)	1,829,969	(Won)	1,854,088
Finance bonds		2,138,126		2,119,494		2,136,714
Corporate bonds		2,807,412		2,792,826		2,806,250
Securities denominated in foreign currency		183,631		182,734		178,254

	(Won)	7,002,434	(Won)	6,925,023	(Won)	6,975,306

The fair value for trading debt securities in Korean won is determined based on the lower of the valuation provided by KIS Pricing, Inc. or the Korea Asset Pricing Co. and the fair value for trading debt securities in foreign currency is determined based on the lower of the valuation provided by NICE Pricing Services, Inc. or the Korea Asset Pricing Co.

Available-for-sale securities at December 31, 2010 and 2009 consist of the following (Korean won in millions):

	Annual interest rate (%)	2010		2009
Available-for-sale securities denominated in Korean won:
Equity securities:
Marketable equity securities	—	(Won)	3,356,952	(Won)	3,570,912
Non-marketable equity securities	—		8,628,229		8,860,905

			11,985,181		12,431,817
Debt securities:
Government and public bonds	2.1 ~ 5.8		5,705,088		1,134,726
Finance bonds	2.9 ~ 7.0		5,947,077		4,893,602
Corporate bonds	2.0 ~ 20.7		11,680,043		15,190,777

			23,332,208		21,219,105
Beneficiary certificates	—		3,107,975		2,831,543
Others	—		192,336		—

			38,617,700		36,482,465
Available-for-sale securities denominated in foreign currency:
Non-marketable equity securities	—		101,006		164,294
Debt securities	0.4 ~ 12.4		1,915,184		5,054,652
Beneficiary certificates	—		358,335		42,333
Others	—		199,921		10,705

			2,574,446		5,271,984

		(Won)	41,192,146	(Won)	41,754,449

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

The following table summarizes the details of marketable equity securities classified as available-for-sales securities at December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
Company	Ownership (%)	Fair value (book value)
Hyundai E&C Co., Ltd.	11.1	(Won)	823,770
Hynix Semiconductor Inc.	5.9		811,498
STX Pan Ocean Co., Ltd.	14.9		353,347
Kumho Industrial Co., Ltd.	12.1		178,066
Industrial Bank of Korea	1.9		196,688
SK Networks Co., Ltd.	6.5		166,185
Asiana Airlines Inc.	7.0		117,852
Doosan Heavy Industries & Construction Co., Ltd.	1.3		115,565
Kumho Tire Co., Inc.	14.2		74,771
Ssangyong Cement Industry Co., Ltd.	13.8		69,140
STX Corporation	4.8		68,494
S&T Daewoo Co., Ltd.	8.4		38,550
Taesan LCD Co., Ltd.	6.6		17,808
KOCREF 15CR-REIT	15.0		9,374
KPF	14.1		9,025
Others	—		306,819

		(Won)	3,356,952

	2009
Company	Ownership (%)	Fair value (book value)
Hyundai E&C Co., Ltd.	11.1	(Won)	828,554
Hynix Semiconductor Inc.	5.5		686,330
SK Networks Co., Ltd.	8.2		209,143
Daewoo International Corp.	5.3		148,192
Industrial Bank of Korea	1.9		146,860
Doosan Heavy Industries & Construction Co., Ltd.	7.1		610,889
STX Pan Ocean Co., Ltd.	14.9		348,718
Ssangyong Cement Industry Co., Ltd.	13.8		94,738
Hyundai Corp.	9.8		46,238
Asiana Airlines Inc.	7.0		44,469
STX Corporation	4.8		40,375
S&T Daewoo Co., Ltd.	8.4		36,470
Sajodaerim Co.	19.9		21,825
Neosemitech Corp.	2.3		13,892
Taesan LCD Co., Ltd.	6.6		9,995
Others	—		284,224

		(Won)	3,570,912

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

The following table summarizes the details of non-marketable equity securities (including non-marketable equity securities denominated in foreign currencies) classified as available-for-sale securities at December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
Company	Ownership (%)	Fair value (book value)
Korea Land & Housing Co.(*)	14.3	(Won)	2,491,947
Korea Express Way Co.(*)	8.2		1,930,184
Korea Water Resources Corp.(*)	9.1		976,307
Industrial Bank of Korea (Preferred stock)	47.9		791,695
Export-Import Bank of Korea(*)	3.0		200,000
Korea Asset Management Co.(*)	8.1		146,240
Pantech Co., Ltd.	15.1		103,950
Consumer Credit Assistant Fund Co., Ltd.(*)	4.7		102,198
Sung Jin Geotec Co., Ltd.	16.6		97,484
Daewoo Capital CRV	24.0		92,392
Korea Exchange Ltd.	3.2		90,410
Hyundai Engineering Co., Ltd.	7.4		56,242
Samsung Total Petrochemicals Co., Ltd.	3.2		43,328
CJ GLS Corporation	14.5		35,140
Korea Securities Finance Corp.	5.2		34,523
Others	—		1,537,195

		(Won)	8,729,235

	2009
Company	Ownership (%)	Fair value (book value)
Korea Land & Housing Co.(*)	15.3	(Won)	2,491,947
Korea Express Way Co.(*)	8.6		1,930,184
Korea Water Resources Corp.(*)	9.3		976,307
Industrial Bank of Korea (Preferred stock)	47.9		591,132
GM Daewoo Auto & Technology Co.	17.0		206,574
Export-Import Bank of Korea(*)	3.1		200,000
Korea Asset Management Co.(*)	8.2		146,240
Samsung Life Insurance Co., Ltd.(*)	1.9		132,248
Korea Exchange Ltd.	3.2		79,917
Korea Securities Finance Corp.	9.2		57,080
Daewoo Capital CRV	24.0		55,341
Hyundai Merchant Marine Co., Ltd.	2.0		45,334
Samsung Total Petrochemicals Co., Ltd.	3.2		38,391
Hwan Young Steel Ind. Co., Ltd.	13.7		32,983
Shinhan Financial Group Co., Ltd. (Preferred stock)	2.0		30,576
Other	—		2,010,945

		(Won)	9,025,199

(*)	Non-marketable equity securities are measured at cost, because the fair value of those securities cannot be measured reliably.

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Available-for-sale securities that are restricted for sales at December 31, 2010 and 2009 are summarized as follows (number of shares in thousands and Korean won in millions):

	2010
Company	Number of shares	Book value
Hyundai E&C Co., Ltd.	8,739	(Won)	559,514
Hynix Semiconductor Inc.	17,234		394,331
Pantech Co., Ltd.	249,427		101,268
Kumho Industrial Co., Ltd.	13,179		178,066
Kumho Tire Co., Inc.	13,161		74,771
Ssangyong Cement Industry Co. Ltd.	11,091		69,140
Taesan LCD Co., Ltd.	7,028		17,808
Hanchang Paper Co., Ltd.	6,409		3,230
Daehan Shipbuilding Co., Ltd.	310		2,238
Daewoo Electronics Corp.	2,413		2,085
Young Gwang Stainless Co., Ltd.	413		772

		(Won)	1,403,223

	2009
Company	Number of shares	Book value
Hynix Semiconductor Inc.	32,224	(Won)	681,956
Hyundai E&C Co., Ltd.	8,739		569,459
Daewoo International Corp.	5,047		143,180
Ssangyong Cement Industry Co., Ltd.	11,091		94,738
Hanchang Paper Co., Ltd.	9,156		4,779
Daihan Eunpakgy Co., Ltd.	2,815		2,846
Daewoo Electronics Corp.	2,413		1,884

		(Won)	1,498,842

Marketable equity securities that are restricted as to disposal are carried at a value provided by a public independent credit rating agency.

The following table summarizes the details of debt securities classified as available-for-sale securities (including debt securities denominated in foreign currencies) at December 31, 2010 and 2009. (Korean won in millions):

	2010
	Par value		Acquisition cost		Fair value (Book value)
Government and public bonds	(Won)	5,665,791	(Won)	5,707,476	(Won)	5,705,088
Finance bonds		5,986,451		5,995,771		5,947,077
Corporate bonds		11,749,137		11,828,339		11,680,043
Bonds denominated in foreign currency		1,844,049		1,872,917		1,915,184

	(Won)	25,245,428	(Won)	25,404,503	(Won)	25,247,392

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

	2009
	Par value		Acquisition cost		Fair value (Book value)
Government and public bonds	(Won)	1,126,718	(Won)	1,184,477	(Won)	1,134,726
Finance bonds		4,913,505		4,924,715		4,893,602
Corporate bonds		15,380,011		15,247,537		15,190,777
Bonds denominated in foreign currency		5,244,860		5,243,299		5,054,652

	(Won)	26,665,094	(Won)	26,600,028	(Won)	26,273,757

The following table summarizes the details of beneficiary certificates classified as available-for-sale securities (including beneficiary certificates denominated in foreign currency) at December 31, 2010 and 2009. (Korean won in millions):

	2010
	Acquisition cost		Book value before valuation		Current period valuation gain (loss)		Book value
Beneficiary certificates in Korean won:
Bond type	(Won)	1,502,907	(Won)	1,484,910	(Won)	34,034	(Won)	1,518,944
Equity type		1,142,768		1,142,600		22,510		1,165,110
Other type		599,262		585,978		(162,057)		423,921

		3,244,937		3,213,488		(105,513)		3,107,975
Beneficiary certificates in foreign currencies		511,854		487,666		(129,331)		358,335

	(Won)	3,756,791	(Won)	3,701,154	(Won)	(234,844)	(Won)	3,466,310

	2009
	Acquisition cost		Book value before valuation		Current period valuation gain (loss)		Book value
Beneficiary certificates in Korean won:
Bond type	(Won)	1,664,453	(Won)	1,664,453	(Won)	25,604	(Won)	1,690,057
Equity type		82,383		79,340		(1,259)		78,081
Other type		1,034,057		1,022,297		41,108		1,063,405

		2,780,893		2,766,090		65,453		2,831,543
Beneficiary certificates in foreign currencies		41,883		41,883		450		42,333

	(Won)	2,822,776	(Won)	2,807,973	(Won)	65,903	(Won)	2,873,876

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Held-to-maturity securities at December 31, 2010 and 2009 consist of the following (Korean won in millions):

	2010
	Par value		Acquisition cost		Book value
Government and public bonds	(Won)	1,478,659	(Won)	1,484,669	(Won)	1,488,902
Finance bonds		150,009		149,976		150,005
Corporate bonds		470,191		472,460		473,044
Others		568		568		568
Bonds denominated in foreign currency		262,552		262,005		262,005

	(Won)	2,361,979	(Won)	2,369,678	(Won)	2,374,524

	2009
	Par value		Acquisition cost		Book value
Government and public bonds	(Won)	1,729,662	(Won)	1,723,080	(Won)	1,729,378
Finance bonds		5,611		5,611		5,611
Corporate bonds		74,878		75,672		75,804
Bonds denominated in foreign currency		43,419		42,807		42,807

	(Won)	1,853,570	(Won)	1,847,170	(Won)	1,853,600

The following table summarizes the details of structured securities classified as available-for-sale securities at December 31, 2010 and 2009. (U.S. dollar ($) in thousands, JPY (¥) in millions, GBP (£) in thousands, CNY in thousands):

		2010
Type	Issuer	Par value	Issued date	Maturity	Fair value	Risk
<Available-for-sale Securities>
Stock:
Convertible bonds (JPY)	Heiwa Real Estate Co., Ltd.	¥50	2007.06.15	2012.06.22	¥49	Stock index
”	Mitsubishi Chemical Holdings Corp.	100	2007.10.09	2013.10.22	97	”
”	Sharp Corp.	200	2007.09.07	2013.09.30	196	”
”	STX Pan Ocean Co., Ltd.	163	2009.11.17	2014.11.20	175	”
”	Toray Industries, Inc.	200	2007.03.06	2014.03.12	195	”
”	Yamada Denki Co., Ltd.	100	2008.06.24	2015.03.31	95	”
”	Yamada Denki Co., Ltd.	100	2008.06.26	2015.03.31	95	”
Exchangeable bonds (USD)	Zeus (Cayman) Pohang	$3,688	2009.05.21	2011.08.19	$3,700	”
Convertible bonds (CNY)	Industrial and Commercial Bank Of China	CNY 1,317	2010.08.31	2016.08.31	CNY 1,557	”

JPY Total		¥913			¥902

USD Total		$3,688			$3,700

CNY Total		CNY 1,317			CNY 1,557

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

		2009
Type	Issuer	Par value	Issued date	Maturity	Fair value	Risk
<Available-for-sale Securities>
Stock:
Convertible bonds (JPY)	Toray Industries Inc.	¥200	2007.03.06	2014.03.12	¥190	Stock index
”	Heiwa Real Estate Co., Ltd.	50	2007.06.15	2012.06.22	48	”
”	Sharp Co., Ltd.	200	2007.09.07	2013.09.30	190	”
”	LG Display Co., Ltd.	921	2007.10.01	2012.04.18	1,002	”
”	Mitsubishi Chemical Holdings Co., Ltd.	100	2007.10.09	2013.10.22	90	”
”	Hynix Semiconductor Inc.	184	2007.12.12	2012.12.14	183	”
”	Yamada Denki Co., Ltd.	100	2008.06.24	2015.03.31	91	”
”	Yamada Denki Co., Ltd.	100	2008.06.26	2015.03.31	91	”
”	KCC Corporation	461	2008.07.03	2012.10.30	480	”
”	KCC Corporation	184	2008.07.03	2012.10.30	186	”
”	KCC Corporation	92	2008.07.04	2012.10.30	93	”
”	KCC Corporation	92	2008.07.16	2012.10.30	93	”
”	KCC Corporation	92	2008.07.17	2012.10.30	93	”
”	LG Display Co., Ltd.	276	2008.09.05	2012.04.18	301	”
”	LG Display Co., Ltd.	184	2008.09.05	2012.04.18	200	”
”	STX Pan Ocean Co., Ltd.	184	2009.11.17	2014.11.20	179	”
Exchangeable bonds (JPY)	Donga Pharmaceutical Co., Ltd.	442	2007.08.03	2012.07.05	468	”
”	Donga Pharmaceutical Co., Ltd.	479	2007.08.03	2017.07.05	507	”
Convertible bonds (USD)	KCC Corporation	$1,500	2008.07.02	2012.10.30	$1,563	”
”	Hynix Semiconductor Inc.	1,000	2009.03.17	2012.12.14	994	”
”	Hynix Semiconductor Inc.	1,000	2009.04.03	2012.12.14	994	”
”	Hynix Semiconductor Inc.	1,000	2009.04.03	2012.12.14	994	”
”	Hynix Semiconductor Inc.	1,000	2009.04.17	2012.12.14	994	”
”	Hynix Semiconductor Inc.	2,000	2009.06.10	2012.04.18	2,176	”
”	Hynix Semiconductor Inc.	1,000	2009.07.21	2012.12.14	994	”
”	Hynix Semiconductor Inc.	2,000	2009.07.21	2012.12.14	1,987	”
”	Hynix Semiconductor Inc.	1,000	2009.07.23	2012.12.14	994	”
”	Hynix Semiconductor Inc.	1,000	2009.07.23	2012.12.14	994	”
”	LG Display Co., Ltd.	276	2008.09.05	2012.04.18	301	”
”	LG Display Co., Ltd.	184	2008.09.05	2012.04.18	200	”
”	Hynix Semiconductor Inc.	1,000	2009.07.23	2012.12.14	994	”
Exchangeable bonds (GBP)	Daechang Co., Ltd.	£—	2009.04.09	2012.08.09	£110	”
”	Zeus(Cayman) Pohang	2,015	2009.05.21	2011.08.19	1,966	”
Convertible bonds (GBP)	Hynix Semiconductor Inc.	1,241	2007.12.10	2010.06.14	1,233	”

JPY Total		¥4,341			¥4,485

USD Total		$13,960			$14,179

GBP Total		£3,256			£3,309

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

The following table sets forth the Corporation’s available-for-sale and held-to-maturity debt securities at December 31, 2010 and 2009 by contractual maturity date (Korean won in millions):

	2010
	Government and public bonds		Finance bonds		Corporate bonds		Bonds denominated in foreign currencies		Others		Total
Available-for-sale securities:
Within 1 year	(Won)	1,629,241	(Won)	2,685,215	(Won)	2,907,515	(Won)	583,776	(Won)	—	(Won)	7,805,747
After 1 year but no later than 5 years		2,727,294		3,232,489		8,112,057		153,936		—		14,225,776
After 5 years but no later than 10 years		1,242,935		29,373		660,471		488,786		—		2,421,565
Later than 10 years		105,618		—		—		688,686		—		794,304

	(Won)	5,705,088	(Won)	5,947,077	(Won)	11,680,043	(Won)	1,915,184	(Won)	—	(Won)	25,247,392

Held-to-maturity securities:
Within 1 year	(Won)	551,547	(Won)	10,005	(Won)	33,563	(Won)	46,032	(Won)	568	(Won)	641,715
After 1 year but no later than 5 years		757,172		20,000		307,589		78,456		—		1,163,217
After 5 years but no later than 10 years		25,142		70,000		10,770		61,891		—		167,803
Later than 10 years		155,041		50,000		121,122		75,626		—		401,789

	(Won)	1,488,902	(Won)	150,005	(Won)	473,044	(Won)	262,005	(Won)	568	(Won)	2,374,524

	2009
	Government and public bonds		Finance bonds		Corporate bonds		Bonds denominated in foreign currencies		Total
Available-for-sale securities:
Within 1 year	(Won)	225,567	(Won)	1,176,282	(Won)	5,059,140	(Won)	1,480,039	(Won)	7,941,028
After 1 year but no later than 5 years		519,416		3,717,320		9,823,693		1,911,282		15,971,711
After 5 years but no later than 10 years		304,839		—		293,768		1,506,182		2,104,789
Later than 10 years		84,904		—		14,176		157,149		256,229

	(Won)	1,134,726	(Won)	4,893,602	(Won)	15,190,777	(Won)	5,054,652	(Won)	26,273,757

Held-to-maturity securities:
Within 1 year	(Won)	884,620	(Won)	5,211	(Won)	1,592	(Won)	37,160	(Won)	928,583
After 1 year but no later than 5 years		752,016		400		61,150		5,647		819,213
After 5 years but no later than 10 years		92,742		—		9,785		—		102,527
Later than 10 years		—		—		3,277		—		3,277

	(Won)	1,729,378	(Won)	5,611	(Won)	75,804	(Won)	42,807	(Won)	1,853,600

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Information of securities (except for equity method investments) by country of issuance or origination at December 31, 2010 and 2009 is summarized as follows (Korean won in millions):

	2010
	Country	Book value		Ratio (%)
Trading securities	Korea	(Won)	9,650,131	99.50
	China		17,486	0.18
	US		6,857	0.07
	U.K		2,281	0.02
	Cayman		2,247	0.02
	Others		19,845	0.21

			9,698,847	100.00

Available-for-sale securities	Korea		39,026,888	94.74
	US		552,552	1.34
	Indonesia		150,786	0.37
	Japan		108,282	0.26
	U.K		103,551	0.25
	Others		1,250,087	3.04

			41,192,146	100.00

Held-to-maturity securities	Korea		2,258,697	95.12
	Malaysia		53,356	2.25
	US		19,252	0.81
	Hungary		43,219	1.82

			2,374,524	100.00

		(Won)	53,265,517

	2009
	Country	Book value		Ratio (%)
Trading securities	Korea	(Won)	8,456,937	97.66
	Poland		7,604	0.09
	U.K		2,148	0.02
	Indonesia		1,752	0.02
	Hungary		822	0.01
	Singapore		444	0.01
	Others		189,531	2.19

			8,659,238	100.00

Available-for-sale securities	Korea		36,493,170	87.40
	US		559,289	1.34
	India		191,440	0.46
	Russia		147,279	0.35
	U.K		113,567	0.27
	UAE		95,457	0.23
	Japan		73,878	0.18
	Vietnam		7,029	0.02
	Others		4,073,340	9.75

			41,754,449	100.00

Held-to-maturity securities	Korea		1,810,793	97.69
	Hungary		42,807	2.31

			1,853,600	100.00

		(Won)	52,267,287

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Information of securities (except for equity method investments) by industry at December 31, 2010 and 2009 is summarized as follows (Korean won in millions):

	2010
	Industry	Book value		Ratio (%)
Trading securities	Public sector	(Won)	3,934,769	40.57
	Financial services		3,008,946	31.02
	Others		2,755,132	28.41

			9,698,847	100.00

Available-for-sale securities	Financial services		19,255,217	46.74
	Manufacturing		5,402,939	13.12
	Public sector		4,128,433	10.02
	Construction		3,374,509	8.19
	Electricity, gas and water supply		2,283,345	5.54
	Others		6,747,703	16.39

			41,192,146	100.00

Held-to-maturity securities	Real estate renting and business services		591,615	24.92
	Construction		467,003	19.67
	Electricity, gas and water supply		462,001	19.46
	Public sector		428,364	18.04
	Others		425,541	17.91

			2,374,524	100.00

		(Won)	53,265,517

	2009
	Industry	Book value		Ratio (%)
Trading securities	Financial services	(Won)	3,943,276	45.54
	Public sector		1,639,941	18.94
	Others		3,076,021	35.52

			8,659,238	100.00

Available-for-sale securities	Financial services		18,576,485	44.49
	Manufacturing		1,246,053	2.98
	Public sector		2,176,488	5.21
	Construction		2,758,738	6.61
	Electricity, gas and water supply		976,307	2.34
	Others		16,020,378	38.37

			41,754,449	100.00

Held-to-maturity securities	Public sector		119,177	4.75
	Financial services		88,029	6.43
	Others		1,646,394	88.82

			1,853,600	100.00

		(Won)	52,267,287

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Information of securities (except for equity method investments) by type of instrument at December 31, 2010 and 2009 is summarized as follows (Korean won in millions):

	2010
	Type	Book value		Ratio (%)
Trading securities	Equity securities	(Won)	285,378	2.94
	Fixed rate bonds		8,278,863	85.36
	Floating rate bonds		2,624	0.03
	Beneficiary certificates		346,075	3.57
	Others		785,907	8.10

			9,698,847	100.00

Available-for-sale securities	Equity securities		8,002,400	19.43
	Investments in partnerships		4,083,787	9.91
	Fixed rate bonds		22,523,486	54.68
	Floating rate bonds		2,641,449	6.41
	Beneficiary certificates		3,548,768	8.62
	Others		392,256	0.95

			41,192,146	100.00

Held-to-maturity securities	Fixed rate bonds		2,235,272	94.14
	Floating rate bonds		139,252	5.86

			2,374,524	100.00

		(Won)	53,265,517

	2009
	Type	Book value		Ratio (%)
Trading securities	Equity securities	(Won)	372,153	4.30
	Fixed rate bonds		6,808,777	78.63
	Floating rate bonds		202,830	2.34
	Beneficiary certificates		143,418	1.66
	Others		1,132,060	13.07

			8,659,238	100.00

Available-for-sale securities	Equity securities		8,600,543	20.60
	Investments in partnerships		3,995,568	9.57
	Fixed rate bonds		25,079,464	60.06
	Floating rate bonds		1,194,293	2.86
	Beneficiary certificates		2,873,876	6.88
	Others		10,705	0.03

			41,754,449	100.00

Held-to-maturity securities	Fixed rate bonds		1,853,600	100.00

		(Won)	52,267,287

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

The following table summarizes the details of equity method investments and their changes in carrying value for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 (Korean won in millions):

	Year ended Dec. 31, 2010
												Equity method valuation
	Owner-ship (%)	Beginning balance		Acquisition (disposal)		Dividend		Others		Book value before valuation		Gain (loss)		Other comprehensive income		Changes in retained earnings		Book value		Proportionate net asset value
Korea Electric Power Co. (*1)	29.95	(Won)	9,037,049	(Won)	—	(Won)	—	(Won)	—	(Won)	9,037,049	(Won)	239,077	(Won)	6,203	(Won)	—	(Won)	9,282,329	(Won)	12,294,287
Daewoo E&C Co., Ltd. (*2)	22.41		—		1,041,774		—		—		1,041,774		—		—		—		1,041,774		588,245
GM Daewoo Auto & Technology (*2)	17.02		—		751,122		—		—		751,122		—		—		—		751,122		470,766
Korea Tourism Organization (*1)	43.58		248,051		—		(15,726)		—		232,325		(91,053)		168,455		—		309,727		309,727
Korea VTL Fund I (*2)	41.67		172,377		46,875		(8,199)		—		211,053		10,043		—		—		221,096		222,308
Tong Yang Cement Corp. (*2)	36.00		—		202,419		—		—		202,419		(3,600)		8,258		—		207,077		207,077
KDB Electronic Private Special Asset Investment (*2)	50.00		126,150		23,709		(7,394)		—		142,465		7,947		—		—		150,412		149,840
Korea Railroad Fund I (*2)	50.00		73,176		58,502		(3,603)		—		128,075		5,080		—		—		133,155		133,382
Korea Infrastructure Fund II (*2)	26.67		96,795		18,369		(4,635)		—		110,529		4,468		—		—		114,997		114,997
Starkist Co., Ltd. (*2)	30.00		100,022		—		(3,742)		—		96,280		12,176		(2,970)		—		105,486		105,486
Korea Education Fund II (*2)	50.00		73,312		9,137		(3,913)		—		78,536		4,395		—		—		82,931		83,604
DK Maritime S.A. (*2)	50.00		69,795		—		—		—		69,795		(2,093)		(1,672)		—		66,030		66,030
KLDS Maritime S.A. (*2)	50.00		27,361		—		—		—		27,361		(1,012)		(529)		—		25,820		25,820
Poongan-KDBC Corporation Restructuring Limited Partnership (*2)	56.79		45,929		946		—		(20,995)		25,880		(665)		—		—		25,215		25,215
KoFC-KVIC Job Creation Fund (*2)	83.33		—		24,000		—		—		24,000		(312)		—		—		23,688		23,688
Cofeedcn Co., Ltd. (*2)	42.13		—		18,000		—		—		18,000		1,891		—		—		19,891		11,196
KoFC Macquarie Growth Champ 2010-1 PEF (*2)	44.94		—		19,560		—		—		19,560		(92)		—		—		19,468		19,468
KoFC Skylake Growth Champ 2010-5 PEF (*2)	64.66		—		17,026		—		—		17,026		(167)		—		—		16,859		16,859
Sewon Co., Ltd. (*2)	16.62		12,011		—		(69)		—		11,942		4,181		—		—		16,123		16,123
PTE Trading Securities (*2)	38.35		6,752		5,702		—		—		12,454		1,065		126		—		13,645		10,675
Korea Appraisal Board (*2)	30.60		12,648		—		(224)		—		12,424		884		—		—		13,308		13,308
Others	—		198,489		561,531		(31,434)		(21,617)		706,969		1,590		(445,708)		6,068		268,919

		(Won)	10,299,917	(Won)	2,798,672	(Won)	(78,939)	(Won)	(42,612)	(Won)	12,977,038	(Won)	193,803	(Won)	(267,837)	(Won)	6,068	(Won)	12,909,072

(*1)	The Corporation obtained audited financial statements of the investees.
(*2)	The Corporation obtained unaudited financial statements signed by the investees’ management. The Corporation confirmed that the investees’ unaudited financial statements reflected significant transactions or resolution of accounting issues which the Corporation identified.

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

	From Oct. 28, 2009 to Dec. 31, 2009
								Equity method valuation
	Ownership (%)	Beginning balance		Addition of subsidiaries		Book value before valuaion		Gain (loss)		Other comprehensive income		Book value		Proportionate net asset value
Korea Electric Power Co.	29.9	(Won)	8,981,659	(Won)	—	(Won)	8,981,659	(Won)	(44,840)	(Won)	100,230	(Won)	9,037,049	(Won)	12,306,480
Korea Tourism Organization	43.6		165,978		—		165,978		82,046		27		248,051		248,051
Korea VTL Fund I	41.7		—		172,377		—		—		—		172,377		173,994
KDB Electronic Private Special Asset Investment	50.0		—		126,150		—		—		—		126,150		125,388
Korea Infrastructure Fund II	26.7		—		96,795		—		—		—		96,795		96,795
Korea Railroad Fund I	50.0		—		73,176		—		—		—		73,176		73,479
Korea Education Fund II	50.0		—		73,312		—		—		—		73,312		70,037
DK Maritime S.A.	50.0		—		69,795		—		—		—		69,795		69,795
Moorim P&P Co., Ltd.	18.3		—		29,628		—		—		—		29,628		64,016
Poongan-KDBC Corporation Restructuring Limited Partnership	68.5		—		45,929		—		—		—		45,929		45,929
KLDS Maritime S.A.	50.0		—		27,361		—		—		—		27,361		27,361
Renaissance 12	16.6		—		19,119		—		—		—		19,119		19,119
National Pension Service 06-7 KDBC Restructuring Investment	37.6		—		14,563		—		—		—		14,563		14,563
Leaders PEF	6.5		—		13,168		—		—		—		13,168		13,168
Korea Appraisal Board	30.6		13,924		—		13,924		(1,276)		—		12,648		12,648
Sewon Co., Ltd.	16.6		—		12,011		—		—		—		12,011		12,011
Hanmifine Chemical Co., Ltd.	25.0		—		11,357		—		—		—		11,357		11,357
KDBC-JKL Private Equity Fund	22.2		—		8,822		—		—		—		8,822		8,822
S&K Co., Ltd.	29.4		528		—		528		152		1,843		2,523		2,523
Korea Aerospace F.W., Inc.	100.0		1		—		1		604		—		605		605
KAI Image Inc.	50.0		—		—				18		—		18		18
Other	—		—		205,460		—		—		—		205,460

		(Won)	9,162,090	(Won)	999,023	(Won)	9,162,090	(Won)	36,704	(Won)	102,100	(Won)	10,299,917

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

For the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009, the unamortized difference between cost of investments and the Corporation’s portion of the investee’s net asset value at the acquisition date representing goodwill (negative goodwill) is summarized as follows (Korean won in millions):

	Year ended Dec. 31, 2010
	Beginning balance		Addition of subsidiaries		Amortization (recovery)		Ending balance
Korea Electric Power Co.	(Won)	(3,269,431)	(Won)	—	(Won)	257,473	(Won)	(3,011,958)
Korea VTL Fund I		(1,617)		—		405		(1,212)
KDB Electronic Private Special Asset Investment		762		—		(190)		572
Korea Railroad Fund I		(303)		—		76		(227)
Korea Education Fund II		(897)		—		224		(673)
Daewoo E&C Co., Ltd.		—		453,529		—		453,529
Cofeedcn Co., Ltd.		—		8,695		—		8,695
PTE Trading Securities		714		2,829		(573)		2,970
GM Daewoo Auto & Technology		—		280,356		—		280,356

	From Oct. 28, 2009 to Dec. 31, 2009
	Beginning balance		Addition of subsidiaries		Amortization		Ending balance
Korea Electric Power Co.	(Won)	(3,334,328)	(Won)	—	(Won)	64,897	(Won)	(3,269,431)
Moorim P&P Co., Ltd.		—		(34,388)		—		(34,388)
Korea VTL Fund I		—		(1,617)		—		(1,617)
Korea Railroad Fund I		—		(303)		—		(303)
KDB Electronic Private Special Asset Investment		—		762		—		762
Korea Education Fund II		—		(897)		—		(897)

The market values of listed equity method investments at December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
	Market value		Book value
Korea Electric Power Co.	(Won)	5,803,230	(Won)	9,282,329
Tong Yang Cement Corp.		90,646		207,077
Daewoo E&C Co., Ltd.		1,155,108		1,041,774
Sewon Co., Ltd.		10,368		16,123

	(Won)	7,059,352	(Won)	10,547,303

	2009
	Market value		Book value
Korea Electric Power Co.	(Won)	6,696,774	(Won)	9,037,049
Moorim P&P Co., Ltd.		31,462		29,628
Sewon Co., Ltd.		8,050		12,011

	(Won)	6,736,286	(Won)	9,078,688

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Investees that are not accounted for using the equity method of accounting, while the Corporation holds more than 15% of voting shares at December 31, 2010 and 2009, are as follows (Korean won in millions):

	2010
	Ownership (%)	Acquisition cost		Book value		Net asset value or fair value		Reason
Troica Resources Investment PEF	45.79	(Won)	2,429	(Won)	2,429	(Won)	2,429	Korea Financial Accounting Standards 15, Paragraph No.2 (*1)
KoFC-Daesung Pioneer Champ 2010-2 Venture Investment Fund	45.00		3,600		3,600		3,600	”
KoFC-Bokwang Pioneer Champ 2010-3 Investment Fund	42.86		3,000		3,000		3,000	”
KoFC-WIP Pioneer Champ 2010-6 Investment Fund	70.00		4,200		4,200		4,200	”
KoFC-KB Pioneer Champ 2010-8 Investment Fund	50.00		3,000		3,000		3,000	”
KoFC-HVIC Pioneer Champ 2010-11 Investment Fund	50.00		4,000		4,000		4,000	”
KoFC-Kiwoom Pioneer Champ 2010-12 Investment Fund	70.00		2,800		2,800		2,800	”
KoFC-BK Pioneer Champ 2010-13 Investment Fund	61.00		2,600		2,600		2,600	”
KoFC-Hanwha Pioneer Champ 2010-14 Investment Fund	70.00		6,300		6,300		6,300	”
KoFC-Ione Pioneer Champ 2010-15 Investment Fund	70.00		2,800		2,800		b	Korea Financial Accounting Standards 15, Paragraph No.2 (*1)
KoFC-Atinum Pioneer Champ 2010-16 Investment Fund	70.00		2,800		2,800		2,800	”
KoFC-Daekyung Pioneer Champ 2010-18 Investment Fund	46.67		2,800		2,800		2,800	”
KoFC-UTC Pioneer Champ 2010-19 Investment Fund	70.00		2,800		2,800		2,800	”
NANAU Japan Technology Investment Fund I	16.67		500		500		500	”
Sung Jin Geotech Co., Ltd.	16.61		30,000		97,484		—	Non-voting preferred stock
Ajin P&P Inc.	25.90		4,855		9,600		—	Corporate Restructuring Promotion Act.
Hae Dong Engineering Co., Ltd.	100.00		100		100		100	”
DSME Oman Llc.	70.00		924		924		—	”
DSME Far East	100.00		—		—		—	”
SBM Ship Yard Ltd.	33.33		7		7		—	”
DSME E&R Trading PTE Ltd.	51.00		52		52		—	”
Dewind Engineering	100.00		3,963		3,963		368	”
Daewoo Capital CRV	23.97		28,628		92,392		92,392	”

		(Won)	110,208	(Won)	246,201	(Won)	134,539

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

(*1)	The Corporation does not apply equity method on investees which have less than (Won)10 billion of total assets because those investees are not significant.

	2009
	Ownership (%)	Acquisition cost	Book value	Net asset value or fair value	Reason
Korea Land & Housing Co.	15.29	2,462,522	2,491,947	2,491,947	The Government owns over two third of voting shares.

Restricted securities at December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010
	Book value		Restriction
BOK	(Won)	1,660,336	Collateral for overdrafts and others
Korea Securities Depository		6,992,111	Collateral relating to repurchase transactions and others
Korea Exchange Ltd.		184,067	Collateral relating to futures-option trading
Other		7,546,694	Collateral relating to futures trading

	(Won)	16,383,208

	2009
	Book value		Restriction
BOK	(Won)	1,974,873	Collateral for overdrafts and others
Korea Securities Depository		10,312,766	Collateral relating to repurchase transactions and others
Korea Exchange Ltd.		246,993	Collateral relating to futures-option trading
Other		3,314,007	Collateral relating to futures trading

	(Won)	15,848,639

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

5. Loans receivable

Total loans receivable at December 31, 2010 and 2009 consist of the following (Korean won in millions):

	2010		2009
Loans in Korean won	(Won)	49,495,235	(Won)	42,853,289
Loans in foreign currencies		19,556,454		19,221,421
Bills bought in foreign currencies		1,725,333		2,316,385
Domestic import usance		3,075,089		3,458,112
Bonds purchased under resale agreements		1,143,211		1,039,831
Call loans		2,578,885		1,150,240
Privately-placed corporate bonds		7,004,926		11,413,019
Others		3,117,041		3,104,003

		87,696,173		84,556,300
Less allowance for possible loan losses		(2,293,307)		(1,745,270)
Less deferred loan fees		(38,019)		(18,818)
Present value discount, net		(2,486)		—

	(Won)	85,362,361	(Won)	82,792,212

Loans in Korean won and foreign currencies at December 31, 2010 and 2009 consist of the following (Korean won in millions):

	2010		2009
Loans receivable in Korean won:
Loans for working capital	(Won)	17,712,923	(Won)	15,113,427
Loans for facility developments		25,166,056		22,418,691
Loans for households		961,246		35,507
Loans for public sector and others		5,655,010		5,285,664

		49,495,235		42,853,289
Loans receivable in foreign currencies:
Loans in foreign currencies		14,936,031		14,499,430
Loans to international bank for reconstruction and development		1,020,352		1,417,786
Off-shore loans in foreign currencies		3,600,071		3,304,205

		19,556,454		19,221,421
Others		18,644,485		22,481,590

	(Won)	87,696,174	(Won)	84,556,300

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Concentrations of loans in Korean won and foreign currency by country at December 31, 2009 and 2010 are summarized as follows (Korean won in millions):

	2010
	Amount		Ratio (%)
Korea	(Won)	59,576,843	86.28
China		1,856,045	2.69
Ireland		704,781	1.02
US		410,841	0.59
Marshall Islands		159,446	0.23
Others		6,343,733	9.19

	(Won)	69,051,689	100.00

	2009
	Amount		Ratio (%)
Korea	(Won)	54,016,088	87.02
China		1,676,750	2.70
Ireland		869,487	1.40
US		449,672	0.72
Indonesia		209,101	0.34
Others		4,853,612	7.82

	(Won)	62,074,710	100.00

Concentrations of loans in Korean won and loans in foreign currencies by industry at December 31, 2010 and 2009 are listed as follows (Korean won in millions):

	2010
	Amount		Ratio (%)
Manufacturing	(Won)	33,576,596	48.63
Financial services		10,209,219	14.78
Transportation services		5,833,557	8.45
Electricity, gas and water supply		2,135,396	3.09
Wholesale and retail		1,452,037	2.10
Construction		867,222	1.26
Others		14,977,662	21.69

	(Won)	69,051,689	100.00

	2009
	Amount		Ratio (%)
Manufacturing	(Won)	34,044,015	54.84
Financial services		7,809,179	12.58
Transportation services		5,673,191	9.14
Electricity, gas and water supply		3,029,352	4.88
Wholesale and retail		1,668,268	2.69
Public sector		1,647,950	2.65
Others		8,202,755	13.22

	(Won)	62,074,710	100.00

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

The maturity of loans in Korean won and loans in foreign currencies at December 31, 2010 and 2009 is summarized as follows (Korean won in millions):

	2010
	Korean won		Foreign currencies		Total
Within 6 months	(Won)	12,893,383	(Won)	3,844,812	(Won)	16,738,195
After 6 months but no later than 1 year		8,271,092		3,324,512		11,595,604
After 1 year but no later than 3 years		13,449,785		7,645,497		21,095,282
After 3 years but no later than 5 years		7,937,132		2,661,117		10,598,249
Later than 5 years		6,943,843		2,080,516		9,024,359

	(Won)	49,495,235	(Won)	19,556,454	(Won)	69,051,689

	2009
	Korean won		Foreign currencies		Total
Within 6 months	(Won)	11,965,404	(Won)	3,401,472	(Won)	15,366,876
After 6 months but no later than 1 year		5,964,101		2,901,928		8,866,029
After 1 year but no later than 3 years		12,807,522		7,417,155		20,224,677
After 3 years but no later than 5 years		5,847,466		3,442,489		9,289,955
Later than 5 years		6,268,796		2,058,377		8,327,173

	(Won)	42,853,289	(Won)	19,221,421	(Won)	62,074,710

Details of changes in the allowance for possible loan losses for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 are as follows (Korean won in millions):

	Year ended Dec. 31, 2010
	Loans (*1)		Others		Total
Beginning balance	(Won)	1,720,868	(Won)	318,934	(Won)	2,039,802
Foreign currency adjustments for overseas branches		154,444		—		154,444
Provision for repurchased loans		13,227		—		13,227
Transfer to allowance for other guarantees		(49,428)		(176,555)		(225,983)
Disposal of non-performing loans		(255,603)		(30,913)		(286,516)
Provision for restructured loans due to early repayments		758		—		758
Write-offs		(811,574)		—		(811,574)
Provision (reversal of) for possible loan losses		1,500,673		(21,146)		1,479,527

Ending balance	(Won)	2,273,365	(Won)	90,320	(Won)	2,363,685

(*1)	The difference between the above allowance for possible loan losses of (Won)2,273,365 million and the amount per the statement of financial position of (Won)2,293,307 million represents present value discount of loans under restructuring agreements.

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

	From Oct. 28, 2009 to Dec. 31, 2009
	Loans (*1)		Others (*2)		Total
Beginning balance	(Won)	33,626	(Won)	16,884	(Won)	50,510
Increase in allowance relating to addition of subsidiaries		1,717,941		303,257		2,021,198
Write-offs		—		(1,207)		(1,207)
Reversal of allowance for possible loan losses		(29,514)		—		(29,514)
Change due to the consolidation adjustments		(1,185)		—		(1,185)

Ending balance	(Won)	1,720,868	(Won)	318,934	(Won)	2,039,802

(*1)	The difference between the above allowance for possible loan losses of (Won)1,720,868 million and the amount per the statement of financial position of (Won)1,745,269 million represents present value discount of loans under restructuring agreements.
(*2)	The difference between the above allowance for others of (Won)318,934 million and the amount per the statement of financial position of (Won)340,454 million represents present value discount of loans under restructuring agreements.

Details of an allocation of the allowance for possible loan losses as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010		2009
Loans receivable:
Loans	(Won)	1,687,562	(Won)	1,265,620
Bills bought in foreign currencies		46,712		49,462
Advances payments on acceptances and guarantees		53,675		127,404
Credit card accounts		2,005		67,459
Privately-placed bonds		343,050		164,917
Others		140,361		46,006

		2,273,365		1,720,868
Other assets		90,320		318,934

	(Won)	2,363,685	(Won)	2,039,802

Details on the classification of loans receivable and the allowance for possible loan losses as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
	Loans receivable		Allowance for possible loan losses		Ratio (%)
Normal	(Won)	69,508,561	(Won)	723,913	1.04
Precautionary		3,107,673		524,820	16.89
Substandard		1,728,015		624,178	36.12
Doubtful		230,936		168,711	73.06
Estimated loss		231,743		231,743	100.00

	(Won)	74,806,928	(Won)	2,273,365	3.04

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

	2009
	Loans receivable		Allowance for possible loan losses		Ratio (%)
Normal	(Won)	71,083,449	(Won)	723,002	1.02
Precautionary		1,800,361		236,247	13.12
Substandard		1,788,728		486,471	27.20
Doubtful		102,766		66,032	64.25
Estimated loss		209,116		209,116	100.00

	(Won)	74,984,420	(Won)	1,720,868	2.29

Details of adjustments to loans receivable for purpose of the determination of the allowance for possible loan losses as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010		2009
Loans receivable	(Won)	87,696,173	(Won)	84,556,300
Loans to banks (*1)		(2,930,686)		(230,557)
Prepayments regarded as loans		—		1,908
Call loans		(2,578,885)		(1,150,240)
Inter-bank loans		(1,271,803)		(1,166,797)
Bonds purchased under resale agreements		(1,143,211)		(1,039,831)
Loans to the Government and others (*2)		(4,934,290)		(5,961,962)
Others (*3)		(30,371)		(24,401)

	(Won)	74,806,927	(Won)	74,984,420

(*1)	Loans relating to on-lending businesses were classified as loans to banks.
(*2)	Loans to the Government and others, and loans guaranteed by the Korea Credit Guarantee Fund and others
(*3)	Others represent present value discount related to restructured debts and loans.

Details of restructured loans for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 are as follows (Korean won in millions):

	Year ended Dec. 31, 2010		From Oct. 28, 2009 to Dec. 31, 2009
Debt for equity swap	(Won)	223,714	(Won)	83,654

The following table summarizes the details of restructured loans at December 31, 2010 and 2009 that are present valued due to changes in their contractual terms (Korean won in millions):

	2010
Type of restructured loan	Amount before restructuring		Present value discount		Value after restructuring
Loans receivable restructured	(Won)	89,469	(Won)	15,995	(Won)	73,474
Financial lease assets		1,619		4		1,615
Loans receivable in Korean won		9,000		3,943		5,057

	(Won)	100,088	(Won)	19,942	(Won)	80,146

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

	2009
Type of restructured loan	Amount before restructuring		Present value discount		Value after restructuring
Loans receivable restructured	(Won)	97,918	(Won)	19,854	(Won)	78,064
Financial lease assets		1,619		124		1,495
Loans in Korean won		9,000		4,423		4,577

	(Won)	108,537	(Won)	24,401	(Won)	84,136

Changes in present value discounts of the above restructured loans for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 are as follows (Korean won in millions):

	Year ended Dec. 31, 2010		From Oct. 28, 2009 to Dec. 31, 2009
Beginning balance	(Won)	24,401	(Won)	22,408
Increase		224		7,258
Amortization (interest income)		(4,683)		(5,265)

Ending balance	(Won)	19,942	(Won)	24,401

Changes in deferred loan fees, net of expenses for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 are summarized as follows (Korean won in millions):

	Year ended Dec. 31, 2010
	Beginning balance		Increase		Addition of subsidiaries		Decrease		Ending balance
Deferred loan fees, net of expenses	(Won)	18,818	(Won)	33,876	(Won)	—	(Won)	14,675	(Won)	38,019

	From Oct. 28, 2009 to Dec. 31, 2009
	Beginning balance		Increase		Addition of subsidiaries		Decrease		Ending balance
Deferred loan fees, net of expenses	(Won)	—	(Won)	1,197	(Won)	17,622	(Won)	1	(Won)	18,818

6. Property and equipment

Details of property and equipment at December 31, 2010 and 2009 are as follows (Korean won in millions):

	Acquisition cost				Accumulated depreciation (*)				Book value
	2010		2009		2010		2009		2010		2009
Land	(Won)	2,649,526	(Won)	2,373,118	(Won)	11,394	(Won)	—	(Won)	2,638,132	(Won)	2,373,118
Buildings		2,095,885		1,753,375		521,138		399,176		1,574,747		1,354,199
Structures		1,166,787		1,154,695		223,442		206,437		943,345		948,258
Vehicles		223,994		938		92,498		639		131,496		299
Construction in-progress		602,962		18,744		—		—		602,962		18,744
Others		2,313,275		2,849,220		1,279,413		1,280,995		1,033,862		1,568,225

	(Won)	9,052,429	(Won)	8,150,090	(Won)	2,127,885	(Won)	1,887,247	(Won)	6,924,544	(Won)	6,262,843

(*)	Accumulated depreciation includes accumulated impairment loss and amortization of government subsidies.

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

The value of the Corporation’s land, as determined by the Government for tax administration purposes at December 31, 2010 amounted to (Won)1,453,059 million.

Insured property and equipment as of December 31, 2010 are summarized as follows (Korean won in millions):

		2010		2009
	Type of insurance	Insured amount		Insured amount
Buildings and structures	Package insurance, etc.	(Won)	573,328	(Won)	707,568
Machinery and equipment	”		20,399		16,492
Ship and others	Hull insurance, etc		15,801,304		13,883,147

		(Won)	16,395,031	(Won)	14,607,207

Directors and officers of the Corporation are insured for security or other claim loss and business indemnity.

Future minimum rentals payable under operating leases at December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010		2009
Within 1 year	(Won)	1,139	(Won)	12,478
over 1 year through 5 years		537		7,863

	(Won)	1,676	(Won)	20,341

Assets under operating leases at December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010		2009
Transportation machinery	(Won)	30,805	(Won)	44,298
General equipment		2,324		4,505
Initial direct costs		137		218

		33,266		49,021
Accumulated depreciation		(7,926)		(9,487)

	(Won)	25,340	(Won)	39,534

Future minimum lease payments together with the present value of the minimum lease payments of capital leases as of December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010		2009
Within 1 year	(Won)	26,926	(Won)	88,621
After 1 year but no later than 5 years		4,646		9,706

		31,572		98,327
Less finance changes		(477)		(5,153)

Present value of minimum lease payments (*)	(Won)	31,095	(Won)	93,174

(*)	The Corporation’s capital lease obligations are classified as other borrowings within borrowing liabilities.

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

7. Other assets

Changes in goodwill (negative goodwill) for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 are summarized as follows (Korean won in millions):

	Year ended Dec. 31, 2010
Subsidiary	Beginning balance		Addition of subsidiaries		Amortization		Other (*)		Ending balance
KDBFG	(Won)	(469,468)	(Won)	—	(Won)	—	(Won)	469,468	(Won)	—
KAI		1,908		—		(1,092)		—		816
Korea Infrastructure Investment Asset Management		(572)		—		191		—		(381)
KDB Turn Around PEF		10,069		(6,318)		(38)		—		3,713
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		61,224		—		(20,461)		—		40,763
KDB Consus Value		—		328,676		(49,301)		—		279,375
Korea Rental Corporation		—		(8,548)		1,326		—		(7,222)
TAPEX		—		13,200		—		—		13,200
Hankook Jungsoo Industries Co., Ltd.		—		44,383		—		—		44,383

	(Won)	(396,839)	(Won)	371,393	(Won)	(69,375)	(Won)	469,468	(Won)	374,647

(*)	Other represents the difference which had been adjusted as a result of the additional settlements of non-cash capital contribution between KoFC and the Government at June 13, 2010.

	From Oct. 28, 2009 to Dec. 31, 2009
Subsidiary	Beginning balance		Addition of subsidiaries		Amortization		Ending balance
KDBFG	(Won)	—	(Won)	(469,468)	(Won)	—	(Won)	(469,468)
KAI		2,183		—		275		1,908
Korea Infrastructure Investment Asset Management		(620)				48		(572)
KDB Turn Around PEF		—		10,069		—		10,069
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		—		61,224		—		61,224

	(Won)	1,563	(Won)	(398,175)	(Won)	323	(Won)	(396,839)

Changes in intangible assets (except for goodwill and negative goodwill) for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 are as follows (Korean won in millions):

	Year ended Dec. 31, 2010
	Beginning balance		Additions		Amortization		Other changes (*)		Addition of subsidiaries		Ending balance
Development cost	(Won)	161,585	(Won)	103,339	(Won)	46,617	(Won)	(8,779)	(Won)	—	(Won)	209,528
Others		109,010		86,644		64,141		15,656		—		147,169

	(Won)	270,595	(Won)	189,983	(Won)	110,758	(Won)	6,877	(Won)	—	(Won)	356,697

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

	From Oct. 28, 2009 to Dec. 31, 2009
	Beginning balance		Additions		Amortization		Other changes (*)		Addition of subsidiaries		Ending balance
Development cost		67,902		50,958		3,513		(25,559)		71,797		161,585
Others		18,352		12,205		2,257		—		80,710		109,010

	(Won)	86,254	(Won)	63,163	(Won)	5,770	(Won)	(25,559)	(Won)	152,507	(Won)	270,595

(*)	Other includes the effect of foreign exchange translation.

Details of miscellaneous assets at December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010		2009
Deferred acquisition cost	(Won)	627,922	(Won)	—
Special account assets		940,478		—
Other lease assets		94,346		177,977
Other		227,989		246,993

	(Won)	1,890,735	(Won)	424,970

8. Deposits

Deposits at December 31, 2010 and 2009 consist of the following (Korean won in millions):

	2010		2009
Demand deposits:
Korean won	(Won)	301,022	(Won)	179,909
Foreign currency		625,658		533,799

		926,680		713,708
Time and savings deposits:
Korean won		17,106,518		9,291,481
Foreign currency		1,187,632		1,681,600

		18,294,150		10,973,081
Certificates of deposits		1,136,947		3,586,126
Others		1,898,277		1,400,274

	(Won)	22,256,054	(Won)	16,673,189

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Maturities of deposits at December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010
	Demand deposits (*)		Time and saving deposits		Certificates of deposits		Others		Total
Within 3 months	(Won)	926,680	(Won)	11,646,449	(Won)	840,844	(Won)	—	(Won)	13,413,973
After 3 months but no later than 6 months		—		2,077,519		246,556		1,898,277		4,222,352
After 6 months but no later than 1 year		—		1,635,763		16,564		—		1,652,327
After 1 year but no later than 3 years		—		1,594,935		32,813		—		1,627,748
After 3 years but no later than 5 years		—		33,332		170		—		33,502
Later than 5 years		—		1,306,152		—		—		1,306,152

	(Won)	926,680	(Won)	18,294,150	(Won)	1,136,947	(Won)	1,898,277	(Won)	22,256,054

	2009
	Demand deposits (*)		Time and saving deposits		Certificates of deposits		Others		Total
Within 3 months	(Won)	713,708	(Won)	6,616,887	(Won)	2,063,495	(Won)	—	(Won)	9,394,090
After 3 months but no later than 6 months		—		1,441,879		1,470,305		1,400,274		4,312,458
After 6 months but no later than 1 year		—		1,064,993		25,034		—		1,090,027
After 1 year but no later than 3 years		—		590,636		27,228		—		617,864
After 3 years but no later than 5 years		—		18,573		64		—		18,637
Later than 5 years		—		1,240,113		—		—		1,240,113

	(Won)	713,708	(Won)	10,973,081	(Won)	3,586,126	(Won)	1,400,274	(Won)	16,673,189

(*)	The Corporation classifies ordinary deposits and current deposits into demand deposits, which are paid unconditionally at customer’s requests.

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

9. Borrowing liabilities

Borrowing liabilities at December 31, 2010 and 2009 consist of the following (Korean won in millions):

	2010		2009
Borrowings:
Korean won	(Won)	8,620,538	(Won)	10,004,888
Foreign currencies		14,104,391		14,766,957

		22,724,929		24,771,845
Debentures:
Korean won		57,114,850		54,870,945
Foreign currencies		15,028,979		17,124,822

		72,143,829		71,995,767
Other borrowings:
Bonds sold under repurchase agreements		12,190,876		14,066,867
Bills sold		270		9,298
Call money		2,096,103		2,375,687
Others		3,732,323		3,944,938

		18,019,572		20,396,790

		112,888,330		117,164,402
Deferred borrowing fees		(5,822)		(4,296)

	(Won)	112,882,508	(Won)	117,160,106

Borrowings in Korean won at December 31, 2010 and 2009 consist of the following (Korean won in millions):

	Annual interest rate (%)	2010		2009
Borrowings from the Government	1.50 ~ 6.00	(Won)	2,145,642	(Won)	1,999,149
BOK	5.71		2,793,600		3,296,600
Others	0.10 ~7.50		3,681,296		4,709,139

		(Won)	8,620,538	(Won)	10,004,888

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Borrowings in foreign currencies at December 31, 2010 and 2009 consist of the following (Korean won in millions):

	Annual interest rate (%)	2010		2009
Borrowings from the Government (*)	3M Libor + 0.2 ~ 3.8, 6M Libor + 0.75	(Won)	3,632,420	(Won)	3,811,649
Off-shore borrowings	3M Libor + 0.6 ~ 3.5		1,290,974		1,178,762
Others	3M Libor + 0.6 ~ 6M Libor + 0.75, 2.2 ~ 5.2		9,185,474		9,776,546

			14,108,868		14,766,957
Present value discount			(4,477)		—

		(Won)	14,104,391	(Won)	14,766,957

(*)	Subordinated borrowings from the Government of (Won)225,916 million are included.

Debentures in Korean won at December 31, 2010 and 2009 are as follows (Korean won in millions):

	Annual interest rate (%)	2010		2009
Industrial finance bonds in Korean won	2.9 ~ 8.0	(Won)	35,360,374	(Won)	51,222,435
Policy banking bonds in Korean won	2.7 ~ 5.5		19,169,145		1,500,000
Others	3.5 ~ 7.4		2,661,402		2,229,180

			57,190,921		54,951,615
Premium on debentures			719		856
Discount on debentures			(76,790)		(81,526)

		(Won)	57,114,850	(Won)	54,870,945

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Debentures in foreign currencies at December 31, 2010 and 2009 are as follows (Korean won in millions):

	Annual interest rate (%)	2010		2009
Debentures in foreign currencies:
Industrial finance bonds in foreign currencies	3M Libor + 0.7 ~ 1.0, 0.2 ~ 1.0	(Won)	10,706,379	(Won)	13,449,363
Premium on debentures			1,435		2,319
Discount on debentures			(31,802)		(28,608)

			10,676,012		13,423,074
Off-shore debentures in foreign currencies:
Off-shore bonds in foreign currencies	3M Libor + 1.0, 0.1 ~ 9.5		4,359,741		3,706,868
Premium on debentures			371		525
Discount on debentures			(7,145)		(5,645)

			4,352,967		3,701,748

		(Won)	15,028,979	(Won)	17,124,822

Other borrowings at December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010		2009
Bonds sold under repurchase agreements	(Won)	12,190,876	(Won)	14,066,867
Bills sold		270		9,298
Call money		2,096,103		2,375,687
Others		3,732,323		3,944,938

	(Won)	18,019,572	(Won)	20,396,790

Maturities of borrowing liabilities at December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
	Borrowings		Debentures		Other borrowings		Total
Within 6 months	(Won)	9,201,698	(Won)	14,490,605	(Won)	17,441,424	(Won)	41,133,727
After 6 months but no later than 1 year		5,176,722		14,433,928		508,588		20,119,238
After 1 year but no later than 3 years		4,354,348		27,602,760		69,560		32,026,668
After 3 years but no later than 5 years		1,859,453		11,046,894		—		12,906,347
Later than 5 years		2,137,185		4,682,854		—		6,820,039

	(Won)	22,729,406	(Won)	72,257,041	(Won)	18,019,572	(Won)	113,006,019

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

	2009
	Borrowings		Debentures		Other borrowings		Total
Within 6 months	(Won)	12,513,279	(Won)	15,370,760	(Won)	19,181,164	(Won)	49,065,202
After 6 months but no later than 1 year		4,088,287		14,385,689		1,165,083		19,639,059
After 1 year but no later than 3 years		5,175,962		27,057,514		41,246		32,274,722
After 3 years but no later than 5 years		1,428,529		11,312,716		—		12,741,245
Later than 5 years		1,565,788		3,868,088		9,298		5,444,174

	(Won)	24,771,845	(Won)	71,995,767	(Won)	20,396,791	(Won)	117,164,402

10. Severance and retirement benefits

Changes in severance and retirement benefits for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 are as follows (Korean won in millions):

	Year ended Dec. 31, 2010		From Oct. 28, 2009 to Dec. 31, 2009
Beginning balance	(Won)	570,001	(Won)	83,507
Payments during the period		(87,728)		(7,833)
Addition of subsidiaries		34,757		479,971
Provision for severance and retirement benefits		175,279		14,356
Others (*)		1,457		—
Transfer from related party		310		—

Ending balance	(Won)	694,076	(Won)	570,001

(*)	Others include the effect of foreign exchange translation.

11. Acceptances and guarantees

Acceptances and guarantees and allowance for possible losses on acceptances and guarantees at December 31, 2010 and 2009 are as follows (Korean won in millions):

	Acceptances and guarantees				Allowance for possible losses
	2010		2009		2010		2009
Settled guarantees and commitments:
Acceptance on letters of credit	(Won)	1,011,714	(Won)	1,228,163	(Won)	10,250	(Won)	8,471
Collateral for loans		641,004		261,027		7,741		13,434
Debt guarantees		124,900		169,062		1,617		1,883
Debt guarantees for credit risk sharing		77,910		—		451		—
Corporate debentures		102,620		1,210		1,939		10
Foreign banks borrowing		5,087		6,704		43		57
Other acceptances and guarantees in foreign currencies (*)		11,153,309		12,810,053		63,491		203,517
Other acceptance and guarantees		28,606		—		62		—
Acceptances for letters of guarantees for importers		39,383		40,332		2,060		319

		13,184,533		14,516,551		87,654		227,691
Unsettled guarantees and commitments:
Local letters of credit		3,148,063		2,913,744		9,256		5,672
Others		7,219,144		7,266,415		15,795		21,454

		10,367,207		10,180,159		25,051		27,126

	(Won)	23,551,740	(Won)	24,696,710	(Won)	112,705	(Won)	254,817

(*)	Other acceptances and guarantees in foreign currencies consist of acceptances and guarantees for the return of advances related to export, overseas bidding and contractual obligations.

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Details of classification of acceptances and guarantees and allowance for possible losses on acceptances and guarantees at December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010
	Confirmed				Unconfirmed				Total				Ratio (%)
	Outstanding amount		Allowance		Outstanding amount		Allowance		Outstanding amount		Allowance
Normal	(Won)	13,074,932	(Won)	67,618	(Won)	10,093,603	(Won)	16,855	(Won)	23,168,535	(Won)	84,473	0.36
Precautionary		49,727		4,742		244,729		5,015		294,456		9,757	3.31
Substandard		55,981		11,401		16,199		646		72,180		12,047	16.69
Doubtful		—		—		—		—		—		—	—
Estimated loss		3,893		3,893		12,676		2,535		16,569		6,428	38.80

	(Won)	13,184,533	(Won)	87,654	(Won)	10,367,207	(Won)	25,051	(Won)	23,551,740	(Won)	112,705	0.48

	2009
	Korean won				Foreign currencies				Total				Ratio (%)
	Outstanding amount		Allowance		Outstanding amount		Allowance		Outstanding amount		Allowance
Normal	(Won)	297,044	(Won)	1,180	(Won)	23,397,545	(Won)	78,071	(Won)	23,694,589	(Won)	79,251	(Won)	0.33
Precautionary		—		—		565,709		33,081		565,709		33,081		5.85
Substandard		8,300		12,545		427,779		129,633		436,079		142,178		32.60
Doubtful		—		—		—		—		—		—		—
Estimated loss		300		300		33		7		333		307		92.19

	(Won)	305,644	(Won)	14,025	(Won)	24,391,066	(Won)	240,792	(Won)	24,696,710	(Won)	254,817		1.03

12. Allowances for unused commitments

Unused loan commitments and the related allowances for possible losses at December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010				2009
	Unused loan commitments		Allowance for possible losses		Unused loan commitments		Allowance for possible losses
Commitments on loans receivable	(Won)	4,550,214	(Won)	30,002	(Won)	4,192,444	(Won)	22,586
Commitments on guarantees and acceptances		14,254,129		57,557		16,560,056		63,977
Commitments on loan		15,766,988		138,133		12,480,852		102,486

	(Won)	34,571,331	(Won)	225,692	(Won)	33,233,352	(Won)	189,049

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

13. Allowances for other liabilities

Changes in allowances for other liability for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 are as follows (Korean won in millions):

	Year ended Dec. 31, 2010
	Beginning balance		Addition of subsidiaries		Ending balance
Allowance for litigation	(Won)	26,710	(Won)	(1,059)	(Won)	25,651
Allowance for loss		61,065		(5,044)		56,021
Other		13,193		23,566		36,759

	(Won)	100,968	(Won)	17,463	(Won)	118,431

	From Oct. 28, 2009 and Dec. 31, 2009
	Beginning balance		Addition of subsidiaries		Ending balance
Allowance for litigation	(Won)	—	(Won)	26,710	(Won)	26,710
Allowance for loss		—		61,065		61,065
Other		—		13,193		13,193

	(Won)	—	(Won)	100,968	(Won)	100,968

14. Miscellaneous liabilities

Miscellaneous liabilities at December 31, 2010 and 2009 consist of the following (Korean won in millions):

	2010		2009
Accounts payable related to foreign exchanges		930,878		641,067
Allowance of financial Insurance		68		92,076
Others		1,038,624		295,467

	(Won)	1,969,570	(Won)	1,028,610

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

15. Assets and liabilities denominated in foreign currencies

Significant assets and liabilities denominated in foreign currencies at December 31, 2010 and 2009 are as follows (Korean won in millions or U.S. dollar in thousands):

	US$ equivalent (*)		Korean won equivalent
	2010	2009	2010		2009
Assets:
Cash on hand	$126,807	$73,887	(Won)	144,421	(Won)	86,270
Due from banks	840,092	679,426		956,782		793,297
Trading securities	144,861	173,261		164,983		202,301
Available-for-sale securities	2,260,467	4,506,063		2,574,446		5,261,279
Held-to-maturity securities	230,051	36,662		262,005		42,807
Equity method investments	188,260	—		214,409
Bills purchased	1,514,912	1,983,886		1,725,333		2,316,385
Call loans	2,220,463	654,947		2,528,885		764,716
Loans receivable	17,171,353	16,462,335		19,556,454		19,221,421
Inter-bank loans	38,000	—		43,278		—
Domestic import usance	2,700,052	2,961,727		3,075,089		3,458,112
Accounts receivable	1,434,246			1,633,460		—
Investment in financial lease	473,825	—		539,639		—
Advance for financial release assets	2,945	—		3,354		—
Other assets	8,931,289	4,870,354		10,171,882		5,686,625

	$38,277,623	$32,402,548	(Won)	43,594,420	(Won)	37,833,213

Liabilities:
Deposit	$1,606,260	$1,897,396	(Won)	1,829,376	(Won)	2,215,399
Borrowings	12,388,153	12,649,231		14,108,868		14,766.956
Bonds sold under repurchase agreements	4,391,250	968,826		5,001,195		1,131,201
Call money	446,059	498,492		508,016		582,040
Debentures	9,378,968	11,496,295		10,676,012		13,423,073
Offshore debentures	3,822,080	3,170,390		4,352,967		3,701,748
Allowance for possible losses on acceptances and guarantees	586	—		667		—
Accrued expense	11,243	—		12,805		—
Allowance for possible losses on unused loan commitments	3,128	—		3,563		—
Others	6,166,023	2,805,823		7,022,483		3,276,079

	$38,213,750	$33,486,453	(Won)	43,515,952	(Won)	39,096,496

(*)	All foreign currencies other than the US dollar are expressed in the equivalent of US dollars at the reporting date.

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

16. Commitments and contingencies

Unsettled commitments provided by the Corporation at December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010		2009
Commitments:
Commitments on loans in Korean won	(Won)	11,773,627	(Won)	11,855,099
Commitments on loans in foreign currencies		3,993,361		622,036
Commitments on purchase of securities		720		1,000,000
Others		—		3,717

		15,767,708		13,480,852
Bonds sold under repurchase agreements		751,269		750,570

	(Won)	16,518,977	(Won)	14,231,422

Loans sold at December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
Counterparty	Disposal date	Book value		Sales price		Subordinated debt securities held by the Corporation		Pledged assets (*)
KDB First SPC	2000.06.08	(Won)	950,627	(Won)	600,000	(Won)	114,314	(Won)	120,266
KDB Second SPC	2000.11.20		914,764		423,600		13,000		80,049
KDB Third SPC	2001.09.12		1,793,546		949,900		—		—
KDB Fifth SPC	2001.12.04		765,358		528,400		74,200		100,101
KDB Sixth SPC	2009.11.26		420,631		330,000		117,800		—
KDB Capital Third SPC	2001.03.17		54,252		53,604		1,200		—
KDB Capital Fourth SPC	2009.03.29		78,998		81,965		13,900		—
KDB Champ First SPC	2009.03.31		999,583		1,004,493		—		—
KDB Champ Second SPC	2009.05.29		791,941		793,722		—		—
KDB Champ Third SPC	2009.11.10		669,646		669,833		—		—
KDB Champ Fourth SPC	2009.12.09		448,734		449,589		—		—
KDB Green Growth	2010.06.22		208,725		210,000		—		—
Songsan 2nd Industrial Complex SPC	2010.02.25		198,380		200,000		—		—
KAMCO 8th JV SPC	2010.12.30		689,043		272,500		—		—

		(Won)	8,984,228	(Won)	6,567,606	(Won)	334,414	(Won)	300,416

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

	2009
Counterparty	Disposal date	Book value		Sales price		Subordinated debt securities held by the Company		Pledged assets (*)
KDB First SPC	2000.06.08	(Won)	950,627	(Won)	600,000	(Won)	201,800	(Won)	120,000
KDB Second SPC	2000.11.08		914,764		423,600		93,600		80,000
KDB Third SPC	2000.09.20		1,793,546		949,900		—		—
KDB Fifth SPC	2000.12.13		765,358		528,400		98,400		100,000
KDB Sixth SPC	2009.09.30		420,631		330,000		160,000		—
KDB capital Third SPC	2001.03.17		54,252		53,604		1,200		—
KDB capital Fourth SPC	2009.03.29		78,998		81,965		43,900		—
KDB Champ First SPC	2009.03.31		999,583		1,004,493		—		—
KDB Champ Second SPC	2009.05.29		791,941		793,722		—		—
KDB Champ Third SPC	2009.11.10		669,646		669,833		—		—
KDB Champ Fourth SPC	2009.12.09		448,734		449,589		—		—

		(Won)	7,888,080	(Won)	5,885,106	(Won)	598,900	(Won)	300,000

(*)	Investment securities are pledged as collateral.

According to the contracts with the counterparties for the above loans sold with a recourse provision, the Corporation is liable to the counterparties’ claims of up to 30% of the sales price when the principal or the interest is not repaid according to the payment schedules.

The Corporation’s loans and receivables written-off, for which the contractual rights to cash flows have not expired, amount to (Won)2,085,053 million and (Won)1,931,415 million as of December 31, 2010 and 2009, respectively.

The Corporation has outstanding loans receivable and investment securities from companies under workout, court receivership, court mediation or other restructuring process. The following table summarizes the details of these loans receivable (including acceptance and guarantees) and investment securities as of December 31, 2010 and 2009 (Korean won in millions):

	2010		2009
Loans receivable	(Won)	5,122,750	(Won)	3,232,237
Allowance for possible loan losses		1,043,927		575,338
Investment securities		386,517		191,164

The Corporation has entered into agreements to provide certain syndicated loans with other financial institutions. The total amount available under such loans is (Won)1,704,702 million ((Won)361,921 million as of December 31, 2009) and (Won)1,093,527 million ((Won)278,921 million as of December 31, 2009) has not been withdrawn by borrowers as of December 31, 2010.

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

As of December 31, 2010, the Corporation has 67 lawsuits as a plaintiff and 127 lawsuits as a defendant. The aggregate amount of claims as a plaintiff and a defendant is approximately (Won)3,798,151 million and (Won)461,669 million, respectively. A significant lawsuit in which the Corporation is involved as a defendant is as follows (Korean won in millions):

			Court ruling
Plaintiff	Amount		First trial	Second trial	Final trial	Description (*)
Kyobo Life Insurance Co., Ltd. and 2 others	(Won)	11,781	In favor of plaintiff	In favor of plaintiff	In-progress	Redemption beneficiary certificates
Korea Coal Corp.		2,320	In favor of plaintiff	In-progress	—	Redemption beneficiary certificates

(*)	The Corporation recorded an allowance for loss on its financial statements for lawsuits which have met the provision for contingent loss. (See note 13).

The Corporation provides a promissory note to a financial institution as collateral for borrowing in Korean won as of December 31, 2010. Detail of collateral is summarized as follows (Korean won in millions):

Counterparty	Borrowing date	Maximum pledge amount	Borrowing amount
BOK	2010.03.31	2,793,600	2,793,600

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

17. Derivative financial instruments and related contracts

The Corporation’s derivatives instruments are divided into trading derivatives and hedging derivatives, based on the nature of the transaction. The Corporation enters into hedge transactions mainly for the purpose of hedging the fair value risk related to changes in fair values of the underlying assets and liabilities.

The notional amounts outstanding for derivatives contracts and the related valuation gains (losses) as of and for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009, respectively, are summarized as follows (Korean won in millions):

	Year ended Dec. 31 , 2010
	Unsettled notional amount						Valuation gain (loss)						Derivative asset (liability)
	Trading purpose		Hedging purpose		Total		Trading purpose		Hedging purpose		Total
Commodity:
Swap	(Won)	37,964	(Won)	—	(Won)	37,964	(Won)	(2,025)	(Won)	—	(Won)	(2,025)	(Won)	182
Option bought		201,773		26,016		227,789		1,388		67,172		68,560		9,812
Option sold		201,773		—		201,773		—		—		—		(7,754)
		441,510		26,016		467,526		(637)		67,172		66,535		2,240
Interest rate:
Forward		17,084		24,837		41,921		—		2,614		2,598		(413)
Futures		1,118,528		—		1,118,528		(16)		—		—		—
Swap		302,282,785		57,399,316		359,682,101		26,902		126,117		153,019		193,730
Option bought		1,734,000		—		1,734,000		1,403		(993)		410		28,097
Option sold		2,860,000		270,000		3,130,000		—		1,293		1,293		(40,236)

		308,012,397		57,694,153		365,706,550		28,289		129,031		157,320		181,178
Currency:
Forward		43,865,986		12,761,080		56,627,066		(103,464)		3,898		(99,566)		575,481
Futures		264,101		96,222		360,323		2,180		43		2,223		2,254
Swap		47,099,672		10,873,893		57,973,565		288,813		138,746		427,559		350,159
Option bought		888,922		7,890		896,812		(1,306)		(33)		(1,339)		27,807
Option sold		614,831		14,000		628,831		—		(124)		(124)		(27,659)

		92,733,512		23,753,085		116,486,597		186,223		142,530		328,753		928,042
Stock:
Index futures bought		256,398		—		256,398		21,203		—		21,203		—
Index futures sold		1,233		—		1,233		—		—		—		—
Futures bought		94		—		94		5		—		5		—
Futures sold		9,823		—		9,823		(494)		—		(494)		—
Foreign index futures bought		—		891		891		—		10		10		—
Foreign index futures sold		—		99,350		99,350		—		1,259		1,259		—
Swap bought		—		13,939		13,939		—		1		1		—
Index option bought		788,674		—		788,674		41		4,476		4,517		22,742
Index option sold		1,178,031		—		1,178,031		(2,862)		—		(2,862)		(36,022)
Option bought		318,680		237,029		555,709		(141)		(18,096)		(18,237)		17,535
Option sold		4,121		98,774		102,895		—		2,226		2,226		(8,535)
Others		—		1,334,711		1,334,711		70,073		14,355		84,428		81,993

		2,557,054		1,784,694		4,341,748		87,825		4,231		92,056		77,713
Credit:
Credit default swap bought		—		16,979		16,979		—		427		427		(153)
Credit default swap sold		—		58,117		58,117		—		(79)		(79)		1,582

		—		75,096		75,096				348		348		1,429

	(Won)	403,744,473	(Won)	83,333,044	(Won)	487,077,517	(Won)	301,700	(Won)	343,312	(Won)	645,012	(Won)	1,190,602

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

	From Oct. 28, 2009 to Dec.31, 2009
	Unsettled notional amount						Valuation gain (loss)						Derivative asset (liability)
	Trading purpose		Hedging purpose		Total		Trading purpose		Hedging purpose		Total
Commodity:
Forward	(Won)	33,003	(Won)	—	(Won)	33,003	(Won)	—	(Won)	—	(Won)	—	(Won)	33
Swap		508,101		—		508,101		—		—		—		2,447
Other swap		—		773,963		773,963		—		(121,324)		(121,324)		(12,458)
Option bought		130,951		159		131,110		(594)		(1)		(595)		31,794
Option sold		119,329		—		119,329		—		—		—		(31,109)

		791,384		774,122		1,565,506		(594)		(121,325)		(121,919)		(9,293)
Interest rate:
Futures		3,708,545		408,085		4,116,630		1,785		—		1,785		—
Swap		294,668,493		16,273,133		310,941,626		—		3,182		3,182		(253,498)
Option bought		1,355,816		—		1,355,816		—		—		—		26,350
Option sold		3,161,816		270,000		3,431,816		—		—		—		(44,307)

		302,894,670		16,951,218		319,845,888		1,785		3,182		4,967		(271,455)
Currency:
Forward		61,572,968		801,075		62,374,043		—		(4,455)		(4,455)		1,337,808
Futures		481,086		7,806		488,892		—		(126)		(126)		—
Swap		104,350,060		10,716,933		115,066,993		10,996		(26,514)		(15,518)		(756,388)
Option bought		3,292,918		7,446		3,300,364		—		(36)		(36)		256,875
Option sold		2,042,024		—		2,042,024		—		—		—		(102,182)

		171,739,056		11,533,260		183,272,316		10,996		(31,131)		(20,135)		736,113
Stock:
Index futures bought		164,886		21,657		186,543		(1,737)		1,001		(736)		—
Index futures sold		—		10,479		10,479		—		(668)		(668)		—
Futures bought		841		—		841		—		—		—		—
Futures sold		8,699		—		8,699		(324)		—		(324)		—
Swap bought		—		15,356		15,356		—		(810)		(810)		—
Index option bought		288,213		—		288,213		84		—		84		633
Index option sold		808,023		—		808,023		(1,542)		—		(1,542)		(14,267)
Option bought		102,630		413,561		516,191		—		32,869		32,869		32,129
Option sold		114,261		—		114,261		—		—		—		(24,108)

		1,487,553		461,053		1,948,606		(3,519)		32,392		28,873		(5,613)
Credit:
Credit default swap bought		66,838		—		66,838		2,431		—		2,431		(663)
Credit default swap sold		66,692		70,797		137,489		(2,038)		(327)		(2,365)		2,296

		133,530		70,797		204,327		393		(327)		66		1,633

	(Won)	477,046,193	(Won)	29,790,450	(Won)	506,836,643	(Won)	9,061	(Won)	(117,209)	(Won)	(108,148)	(Won)	451,385

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Unrealized gains and losses from fair value hedge items by type of the underlying assets or liabilities for the year ended December 31, 2010 are as follows (Korean won in millions):

	Year ended Dec. 31, 2010
	Gain		Loss
Available-for-sale securities	(Won)	17,870	(Won)	26,728
Borrowings		45,226		38,145
Finance bonds		267,670		556,319
Policy banking bonds in foreign currency		18,350		—
Off-shore policy banking bonds in foreign currency		6,673		—

	(Won)	355,789	(Won)	621,192

Unrealized gains (losses) recorded in accumulated other comprehensive income resulting from the application of cash flow hedge accounting at December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010		2009
Borrowing in foreign currencies	(Won)	3,214	(Won)	1,891
Income tax effect		(707)		(458)

	(Won)	2,507	(Won)	1,433

Outstanding credit derivatives issued by the Corporation at December 31, 2010 and 2009 are as follows (Korean won in millions):

		2010
Type	Counterparty	Notional amount		Transaction type	Reference entity (*)
Credit default Swap buy	Hana Daetoo Securities Co., Ltd.	(Won)	(153)	CDS	Exchangeable bonds of Hyundai Motor Company
Credit default swap sell	BNP Paribas and others	(Won)	1,582	CDS	Exchangeable bonds of KCC, Debentures of Hyundai Motor Company and Hyundai Heavy Industries Co., Ltd

		2009
Type	Counterparty	Notional amount		Transaction type	Reference entity (*)
Credit default swap buy	Hana Daetoo Securities Co., Ltd.	(Won)	(663)	CDS	137th CB of Taihan electric Wire Co., Ltd., Exchangeable bonds of KCC and Hyundai Motor Company
Credit default swap sell	BNP Paribas and others	(Won)	2,295	CDS	137th CB of Taihan electric Wire Co., Ltd., Exchangeable bonds of KCC and Hyundai Motor Company, Debentures of Hyundai Heavy Industries Co., Ltd.

(*)	Upon certain credit events of the reference entity before the maturity of the credit derivatives, the Corporation is required to pay (receive) to (from) the counterparty amount of losses (gains) incurred (generated) related to the credit events according to the nature of the transaction

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

18. Insurance policy reserves

In accordance with the Insurance Business Act (“IBA”) and the Regulation on Supervision of Insurance Business (“RSIB”), the Corporation is required to maintain the policy reserve as a liability. Details of insurance policy reserve by insurance contracts at December 31, 2010 are as follows (Korean won in millions):

	2010
Premium reserve	(Won)	6,917,467
Unearned premium reserve		1,833
Reserve for outstanding claims		333,339
Reserve for participating policyholders’ dividends		25,211
Excess participating policyholder dividend reserve		5,782
Reserve adjustment account for reinsurance ceded		(20,012)
Guaranteed benefit reserve		20,037

	(Won)	7,283,657

19. Capital stock and capital surplus

Paid-in capital

The Government is the sole equity owner of KoFC and is responsible for maintaining the entire paid-in capital in accordance with the KoFC Act. KoFC’s paid-in capital amounts to approximately (Won)15 trillion as of December 31, 2010 and 2009.

KoFC’s initial paid-in capital at the time of its incorporation was (Won)100 billion. After the Government’s non-cash capital contribution of (Won)14.9 trillion in KDBFG shares, KoFC’s capital at the reporting date amounts to approximately (Won)15 trillion.

Accumulated other comprehensive income

Accumulated other comprehensive income at December 31, 2010 and 2009 is as follows (Korean won in millions):

	2010		2009
Unrealized gain on available-for-sale securities	(Won)	1,771,027	(Won)	1,218,203
Equity adjustments in equity method		573,703		—
Equity adjustments in equity method-debit		(773,778)		(7,001)
Foreign currency translation adjustments for overseas operations		(1,042)		—
Loss on valuation of cash flow hedge		3,556		—

	(Won)	1,573,466	(Won)	1,211,202

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Retained earnings

KoFC’s surplus reserve represents the legal reserve transferred from KDB as a result of the spin-off. In accordance with the KoFC Act, KoFC must appropriate 20% or more of net income for legal reserve until the reserve reaches the total amount of paid-in capital. The reserve is restricted for use other than for offsetting a deficit or transferring to capital.

In accordance with the KoFC Act, KoFC may utilize its legal reserve to offset its accumulated deficit as stated above. If the legal reserve is insufficient to offset the undisposed accumulated deficit, the Korean government is responsible to dispose of the remaining deficit.

20. Other comprehensive income

Comprehensive income for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 consists of the following (Korean won in millions):

	Year ended Dec. 31 2010		From Oct. 28, 2009 to Dec. 31, 2009
Net income (loss)	(Won)	1,247,812	(Won)	(68,132)
Other comprehensive income:
Changes in unrealized gain on valuation of available-for-sale securities, net		613,547		204,751
Equity adjustments in equity method		632,589		430
Equity adjustments in equity method-debit		(847,812)		77,756
Foreign currency translation adjustments for overseas operations		(11,924)		—
Changes in unrealized gain on valuation for cash flow hedge		3,943		—

Comprehensive income	(Won)	1,638,155	(Won)	214,805

Attributable to:
Equity holder of parent		767,020		220,469
Minority interests		871,135		(5,664)

	(Won)	1,638,155	(Won)	214,805

21. Dividends

Details of dividends declared for KoFC for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 are as follows (Korean won in million):

	Year ended Dec. 31, 2010		From Oct. 28, 2009 To Dec. 31, 2009
Paid-in capital	(Won)	15,000,000	(Won)	15,000,000
Dividends	(Won)	66,786	(Won)	—

Dividend rate (%)		0.45		—

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

The dividend payout ratios for KoFC for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 are as follows (Korean won in millions):

	Year ended Dec. 31, 2010		From Oct. 28, 2009 To Dec. 31, 2009
Cash dividends (A)	(Won)	66,786	(Won)	—
Net income (loss) (B)	(Won)	404,756	(Won)	(60,473)

Dividend payout ratio (%) (A)/(B)		16.50		—

22. General and administrative expenses

General and administrative expenses for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 are as follows (Korean won in millions):

	Year ended Dec. 31, 2010		From Oct. 28, 2009 to Dec. 31, 2009
Salaries (*)	(Won)	694,739	(Won)	5,263
Other employee benefits (*)		283,352		1,168
Rent (*)		64,186		164
Depreciation (*)		66,669		945
Amortization (*)		107,238		1,196
Taxes and dues (*)		78,487		1,576
Advertizing expense		59,241		1,856
Others		593,462		9,127

	(Won)	1,947,374	(Won)	21,295

(*)	These accounts in aggregate amounting to (Won)1,294,671 million and (Won)10,312 million for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 are related to the “added value” disclosure items of the Corporation’s operations as required by Statements of Korea Accounting Standards 21.

23. Other operating income and other operating expenses

Details of others included in other operating income for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 consist of the following (Korean won in millions):

	Year ended Dec. 31, 2010		From Oct. 28, 2009 to Dec. 31, 2009
Sales of non-financial subsidiaries	(Won)	14,363,928	(Won)	189,792
Other		190,172		—

	(Won)	14,554,100	(Won)	189,792

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Details of others included in other operating expenses for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 consist of the following (Korean won in millions):

	Year ended Dec. 31, 2010		From Oct. 28, 2009 to Dec. 31, 2009
Cost of goods sold of non-financial subsidiaries	(Won)	12,543,304	(Won)	235,968
Other		314,494		—

	(Won)	12,857,798	(Won)	235,968

24. Income tax

Income tax expense (benefit) for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 is as follows (Korean won in millions):

	Year ended Dec. 31, 2010		From Oct. 28, 2009 to Dec. 31, 2009
Income taxes of KoFC:
Current income taxes	(Won)	—	(Won)	—
Tax effect of temporary differences		220,005		84,319
Tax effect of tax loss carry forwards and others		(86,266)		(24,562)

		133,739		59,757
Deferred income taxes recognized directly to equity		(72,846)		(79,240)

		60,893		(19,483)
Income taxes of the subsidiaries:
Current income taxes		783,399		2,563
Tax effect of temporary differences		120,758		(44,262)
Tax effect of the judgment on propriety before tax levying		19,983		—
Tax effect of tax loss carry forwards and others		(21,275)		—
Deferred income taxes recognized directly to equity		(104,682)		—
Income tax attributable to consolidated tax return		(1,633)		—

		796,550		(41,699)

Income tax expense (benefit)	(Won)	857,443	(Won)	(61,182)

Deferred income tax assets and liabilities at December 31, 2010 and 2009 consist of the following (Korean won in millions):

	2010				2009
	Deferred income tax assets		Deferred income tax liabilities		Deferred income tax assets		Deferred income tax liabilities
KoFC	(Won)	—	(Won)	1,330,918	(Won)	—	(Won)	1,197,179
KDBFG		130,803		492,973		163,147		406,850
KAI		43,646		—		44,640		—

	(Won)	174,449	(Won)	1,823,891	(Won)	207,787	(Won)	1,604,029

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

25. Net income (loss) attributable to equity holder of the parent and minority interests

Net income (loss) attributable to equity holder of the parent and minority interests for the year ended December 31, 2010 is as follows (Korean won in millions):

	Year ended Dec. 31, 2010
				Attributable to
	Ownership (%)	Net income (loss)		Equity holder of the parent		Minority interests
KoFC	—	(Won)	404,756	(Won)	404,756	(Won)	—
KDBFG	90.26		1,607,536		1,450,930		156,606
KAI	30.11		78,841		23,739		55,102
KDB-Tstone PEF	62.54		(5,997)		(3,750)		(2,247)
KoFC-KDB Material and Components Investment Fund No.1	95.13		(199)		(189)		(10)
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund	95.08		(424)		(403)		(21)
KoFC KDBC-JKL Frontier Champ 2010-1PEF	78.57		(249)		(196)		(53)

			2,084,264		1,874,887		209,377
Inter-company transaction			(79,442)		(79,442)		—
Consolidation adjustments			(757,010)		(1,390,689)		633,679

		(Won)	1,247,812	(Won)	404,756	(Won)	843,056

26. Related party transactions

Transactions with related parties (including transactions between subsidiaries which have been eliminated in consolidation) for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 are summarized as follows (Korean won in millions):

		Year ended Dec. 31, 2010
Revenue	Expense	Interest on deposit		Interest on securities		Interest on loans		Others		Total
KoFC	KDB	(Won)	—	(Won)	—	(Won)	4,739	(Won)	—	(Won)	4,739
”	Daewoo Securities Co., Ltd.		201		—		—		—		201
”	Korea Electric Power Co.		—		—		13,946		—		13,946
KDB	KoFC		—		32,365		431		—		32,796
”	KDBFG		—		—		—		3,645		3,645
”	Daewoo Securities Co., Ltd.		—		22,616		—		165		22,781
”	KDB Capital		—		363		1,606		201		2,170
”	KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund		66		—		—		—		66
Daewoo Securities Co., Ltd.	KDBFG		—		308		—		1,102		1,410
”	KDB		—		27,665		—		335		28,000
KDB Capital	KDBFG		—		—		—		91		91
”	KDB		82		—		—		136		218
”	Daewoo Securities Co., Ltd.		—		—		—		415		415
”	KDB Asset Management Co., Ltd.		—		—		—		50		50

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

		Year ended Dec. 31, 2010
Revenue	Expense	Interest on deposit		Interest on securities		Interest on loans		Others		Total
“	Korea Infrastructure Investment Assets Management Co., Ltd.		—		—		—		14		14
KDB Asset Management Co., Ltd.	KDBFG		—		—		—		208		208
Korea Infrastructure Investment Assets Management Co., Ltd.	KDB		257		—		—		323		580
Daewoo Securities (HK) Ltd.	Daewoo Securities Co., Ltd.		—		—		—		6,938		6,938
Daewoo Securities (Europe) Ltd.	Daewoo Securities Co., Ltd.		—		—		—		1,417		1,417
Daewoo Securities (America) Inc.	Daewoo Securities Co., Ltd.		—		—		—		1,962		1,962
Trust Account	KDB		3,588		—		857		—		4,445
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	KDB		1,052		84,441		11,728		7,844		105,065
Korea Infrastructure Investment Asset Management Co., Ltd.	KDB		14		—		156		55		225
KDB Value PEF II	KDB		28		—		20		417		465
KDB Value PEF III	KDB		205		—		169		971		1,345
KDB Value PEF VI	KDB		—		—		—		5,086		5,086
KDB Venture M&A	KDB		2		—		—		492		494
KDB Turnaround PEF	KDB		7		—		6		1,419		1,432
KDB Asia (HK) Ltd.	KDB		3,422		7,327		5,459		47		16,255
KDB Ireland Co., Ltd.	KDB		—		—		3,462		—		3,462
KDB Bank (Hungary) Ltd.	KDB		1,626		27,928		1,720		48		31,322
Banco KDB Do Brasil S.A	KDB		1,569		—		27,055		22		28,646
KDB Consus Value	KDB		119		1,465		—		2,058		3,642
Materials and Components M&A PEF	KDB		20		—		9		3,133		3,162
KDB-Tstone PEF	KDB		39		—		12		585		636
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund No.1	KDB		66		—		—		490		556

		(Won)	12,363	(Won)	204,478	(Won)	71,375	(Won)	39,669	(Won)	327,885

		From Oct. 28, 2009 to Dec. 31, 2009
Revenue	Expense	Interest on deposit		Interest on securities		Interest on loan		Others		Total
KDBFG	Daewoo Securities Co., Ltd.	(Won)	249	(Won)	—	(Won)	—	(Won)	—	(Won)	249
Daewoo Securities Co., Ltd.	KDBFG		—		663		—		—		663
“	KDB Capital		—		—		219		—		219
“	KDB Asset Management Co., Ltd.		—		—		—		151		151

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

		From Oct. 28, 2009 to Dec. 31, 2009
Revenue	Expense	Interest on deposit		Interest on securities		Interest on loan		Others		Total
KDB Capital	Daewoo Securities Co., Ltd.		428		—		—		148		576
“	KDB Asset Management Co., Ltd.		—		—		—		14		14
Daewoo Securities (Europe) Ltd.	Daewoo Securities Co., Ltd.		—		—		—		318		318
Daewoo Securities (America) Inc.	Daewoo Securities Co., Ltd.		—		—		—		759		759
Daewoo Securities (HK) Ltd.	Daewoo Securities Co., Ltd.		—		—		—		504		504

		(Won)	677	(Won)	633	(Won)	219	(Won)	1,894	(Won)	3,423

Outstanding balances with related parties (including balances between subsidiaries which have been eliminated in consolidation) arising from the above transactions as of December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

		2010
Receivable	Payable	Due from banks		Securities		Loans		Others		Total
KoFC	KDB	(Won)	234,916	(Won)	—	(Won)	570,506	(Won)	840	(Won)	806,262
”	Korea Electric Power Co.		—		—		867,222		1,972		869,194
KDBFG	KDB		236		—		—		151,704		151,940
KDB	KoFC		—		2,955,172		—		4,390		2,959,562
”	KDBFG		236		—		—		151,704		151,940
”	Daewoo Securities Co., Ltd.		—		—		—		643		643
”	KDB Capital		—		53,986		—		4,366		58,352
”	KAI		—		—		220,292		—		220,292
Daewoo Securities Co., Ltd”	KDB		5,589		279,063		—		2,621		287,273
”	KDBFG		—		19,999		—		336		20,335
KDB Capital	KDBFG		—		—		—		18		18
”	KDB		37,612		—		—		508		38,120
”	Daewoo Securities Co., Ltd.		—		—		—		30		30
KDB Asset Management Co., Ltd.	KDBFG		—		—		—		39		39
	Daewoo Securities Co., Ltd.		—		—		—		731		731
Korea Infrastructure Investment Asset Management Co., Ltd.	KDB		10,330		—		—		52		10,382
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund	KDB		10,531		—		—		5		10,536
Daewoo Securities (Europe) Ltd.	Daewoo Securities Co., Ltd.		2		—		—		408		410
Daewoo Securities (America) Inc.	Daewoo Securities Co., Ltd.		8		—		—		193		201
Daewoo Securities (HK) Ltd.	Daewoo Securities Co., Ltd.		52		—		—		154		206
Trust Account	KDB		85,965		—		37,725		—		123,690

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

		2010
Receivable	Payable	Due from banks		Securities		Loans		Others		Total
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	KDB		143,452		204,465		730,786		699		1,079,402
Korea Infrastructure Fund	KDB		2,726		—		—		—		2,726
KDB Value PEF II	KDB		15,962		—		1,093		70		17,125
KDB Value PEF III	KDB		5,838		—		—		90		5,928
KDB Value PEF VI	KDB		424		—		—		—		424
KDB Venture M&A PEF	KDB		43		—		—		—		43
KDB Turn Around PEF	KDB		425		—		—		1		426
KDB Asia (HK) Ltd.	KDB		195,129		—		149,728		925		345,782
KDB Ireland Co., Ltd.	KDB		7,719		—		319,866		972		328,557
KDB Bank (Hungary) Ltd.	KDB		170,835		—		104,734		673		276,242
Banco KDB Do Brasil S.A	KDB		—		—		430,554		2,998		433,552
KDB Consus Value	KDB		12,246		—		16,996		—		29,242
Materials & Components M&A PEF	KDB		1,377		—		—		6		1,383
KoFC-KDB Materials and Components Investment Fund No.1	KDB		17,793		—		—		7		17,800
KDB-Tstone PEF	KDB		1,800		—		—		10		1,810

		(Won)	961,246	(Won)	3,512,685	(Won)	3,449,502	(Won)	327,165	(Won)	8,250,598

		2009
Receivable	Payable	Due from banks		Securities		Loans		Others		Total
KoFC	KDB	(Won)	265,609	(Won)	—	(Won)	—	(Won)	—	(Won)	265,609
”	Daewoo Securities Co., Ltd.		100,000		—		—		—		100,000
KAI	KDB		—		—		139,331		—		139,331
KDBFG	KDB		1,865		—		—		6,192		8,057
”	Daewoo Securities Co., Ltd.		60,200		—		—		249		60,449
KDB	KAI		—		—		139,331		—		139,331
”	Daewoo Securities Co., Ltd.		—		1,302		—		38,602		39,904
”	KDB Capital		—		20,043		165,990		24,735		210,768
”	Korea Infrastructure Investment Asset Management Co., Ltd.		—		—		—		3		3
”	Daewoo Shipbuilding & Marine Engineering Co., Ltd.		99,846		50,820		353,285		516,220		1,020,171
”	KDB Asia (HK) Ltd.		180,978		11,686		103,415		—		296,079
”	KDB Ireland Co., Ltd.		54,227		—		311,986		8,157		374,370
”	KDB Bank (Hungary) Ltd.		175,140		—		86,799		16,937		278,876
”	Banco KDB Do Brasil S.A		144,808		—		368,305		1,656		514,769
”	UzKDB Bank		—		—		9,107		103		9,210
Daewoo Securities Co., Ltd	KDBFG		—		49,995		—		28,645		78,640
”	KDB		5,393		273,178		—		3,538		282,109
”	KDB Capital		—		—		10,000		—		10,000

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

		2009
Receivable	Payable	Due from banks		Securities		Loans		Others		Total
KDB Capital	KDB		28,153		—		—		485		28,638
”	Daewoo Securities Co., Ltd.		95,000		—		—		95		95,095
”	Korea Infrastructure Investment Asset Management Co. Ltd.		—		—		—		28		28
KDB Asset Management Co., Ltd.	KDBFG		—		—		—		2		2
”	Daewoo Securities Co., Ltd.		—		—		—		731		731
Korea Infrastructure Investment Asset Management Co., Ltd.	KDB		8,999		—		—		8		9,007
”	KDB Capital		—		—		—		13		13
KDB Trust	KDB		—		—		—		102,146		102,146
KDB Asia (HK) Ltd.	KDB		171		1,248		1,797		32,128		35,344
KDB Ireland Co., Ltd.	KDB		—		28,461		—		1,010		29,471
KDB Bank (Hungary) Ltd.	KDB		—		—		—		1,102		1,102
UzKDB	KDB		—		—		5,291		—		5,291
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	KDB		136,474		—		—		142,509		278,983
Korea Infrastructure Fund II	KDB		278		—		—		34,713		34,991
KDB Value PEF I	KDB		1,595		—		—		—		1,595
KDB Value PEF II	KDB		1,109		—		—		—		1,109
KDB Value PEF III	KDB		3,254		3,903		—		130		7,287
KDB Venture M&A	KDB		318		—		—		—		318
KDB Turn Around PEF	KDB		288		500		—		—		788
Daewoo Securities (Europe) Ltd.	Daewoo Securities Co., Ltd.		—		—		—		84		84
Daewoo Securities (America) Inc.	Daewoo Securities Co., Ltd.		—		—		—		566		566
Daewoo Securities (HK) Ltd.	Daewoo Securities Co., Ltd.		—		—		—		171		171

		(Won)	1,363,705	(Won)	451,136	(Won)	1,555,306	(Won)	968,366	(Won)	4,338,513

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

Guarantees or collateral provided between related parties at December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

Provider	Beneficiary	Guarantee/collateral	2010		2009
KDB	Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Acceptance and guarantees in foreign currencies	(Won)	562,893	(Won)	2,690,143
	KDB Asia (HK) Ltd.	Acceptance and guarantees in foreign currencies		143,513		58,380
	KAI	Acceptance and guarantees in foreign currencies		220,292		185,340
KDB Capital	KDB	Collateral loans for shipping finance		147,583		103,991

			(Won)	1,074,281	(Won)	3,037,854

KoFC received assets and liabilities related to policy banking from KDB for the purpose of transfer of policy banking. Significant assets and liabilities which were transferred from KDB to KoFC for the year ended December 31, 2010 are as follows (Korean won in millions):

Related party	Classification	Received assets and liabilities
		Asset		Liability
KDB	Loans for working capital in foreign currency	(Won)	155,278	(Won)	—
	Loans for facility development in foreign currency		4,176		—
	Privately placed bonds in Korean won		302,430		—
	Beneficiary certificates in Korean won		1,091,358		—
	Held-to-maturity securities in Korean won		986,904		—
	Government fund loans for facility developments in Korean won		1,501,451		—
	Government fund loans for working capital		3,156		—
	IBRD foreign capital loans		1,114,652		—
	Borrowings from IBRD		—		135,559
	Other borrowings in foreign currency		—		1,130,465

		(Won)	5,159,405	(Won)	1,266,024

Related party	Classification	Transferred assets and issued liability
		Asset		Liability
KDB	Due from bank in Korean won	(Won)	1,107,797	(Won)	—
	Policy banking bonds in Korean won		—		2,785,584

		(Won)	1,107,797	(Won)	2,785,584

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

27. Supplementary cash flow information

Significant non-cash transactions for the year ended December 31, 2010 and the period from October 29, 2009 to December 31, 2009 are as follows (Korean won in millions):

	Year ended Dec. 31, 2010		From Oct. 28, 2009 to Dec. 31, 2009
Investment in-kind	(Won)	—	(Won)	14,900,000
Unrealized gain on valuation of available-for-sale securities		162,397		202,072
Changes in equity adjustments in equity method		194,974		1,114
Changes in equity adjustments in equity method-debit		4,893		77,756

	(Won)	362,264	(Won)	15,180,942

Cash and cash equivalents recorded in the statement of cash flow at December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010		2009
Cash and cash equivalents in Korean won	(Won)	53,707	(Won)	69,697
Cash and cash equivalents in foreign currency		144,421		86,270
Due from banks in Korean won possessed by KoFC		1,004,916		1,030,000

	(Won)	1,203,044	(Won)	1,185,967

28. Segment financial information

The Corporation’s business segments are reported based on financial and non-financial services. The allocation of the Corporation’s condensed consolidated statement of financial position by business segments at December 31, 2010 and 2009 is as follows (Korean won in millions):

	2010
	Financial services		Non-financial services		Consolidation adjustments		Total
Assets:
Cash and due from banks	(Won)	9,903,035	(Won)	741,116	(Won)	(911,979)	(Won)	9,732,172
Securities		107,094,228		976,546		(41,896,184)		66,174,590
Loans receivable		88,619,284		456,163		(3,713,086)		85,362,361
Derivatives		6,172,652		976,423		(367,334)		6,781,741
Property and equipment, net		1,180,915		5,846,042		(102,413)		6,924,544
Others		7,628,518		10,156,060		(576,858)		17,207,720

	(Won)	220,598,632	(Won)	19,152,350	(Won)	(47,567,854)	(Won)	192,183,128

Liabilities:
Deposits	(Won)	22,930,786	(Won)	—	(Won)	(674,732)	(Won)	22,256,054
Borrowings and debentures		116,187,364		4,254,300		(7,559,157)		112,882,507
Derivatives		4,940,920		1,017,104		(366,885)		5,591,139
Other		17,592,147		8,850,236		(1,116,692)		25,325,691

	(Won)	161,651,217	(Won)	14,121,640	(Won)	(9,717,466)	(Won)	166,055,391

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

	2010
	Financial services		Non-financial services		Consolidation adjustments		Total
Equity:
Paid-in capital	(Won)	30,993,611	(Won)	1,870,733	(Won)	(17,864,344)	(Won)	15,000,000
Capital surplus		14,453,134		175,314		(14,625,081)		3,367
Capital adjustment		(397,636)		(44,885)		256,473		(186,048)
Accumulated other comprehensive income		2,783,306		1,069,418		(2,279,257)		1,573,467
Retained earnings		11,115,000		1,960,130		(10,741,104)		2,334,026
Minority interests		—		—		7,402,925		7,402,925

	(Won)	58,947,415	(Won)	5,030,710	(Won)	(37,850,388)	(Won)	26,127,737

	2009
	Financial services		Non-financial services		Consolidation adjustments		Total
Assets:
Cash and due from banks	(Won)	7,800,290	(Won)	1,102,847	(Won)	(1,313,108)	(Won)	7,590,029
Securities		96,684,564		729,103		(34,846,463)		62,567,204
Loans receivable		84,155,170		261,328		(1,624,286)		82,792,212
Derivatives		7,862,617		2,128,977		(627,878)		9,363,716
Property and equipment, net		1,062,820		5,320,347		(120,324)		6,262,843
Others		5,736,169		9,543,354		(966,864)		14,312,659

	(Won)	203,301,630	(Won)	19,085,956	(Won)	(39,498,923)	(Won)	182,888,663

Liabilities:
Deposits	(Won)	17,533,310	(Won)	364	(Won)	(860,458)	(Won)	16,673,189
Borrowings and debentures		116,729,243		3,195,482		(2,764,621)		117,160,104
Others		6,882,014		2,658,195		(627,878)		8,912,331
Other manufacturing liability		8,245,351		9,272,688		(660,743)		16,857,296

	(Won)	149,389,918	(Won)	15,126,729	(Won)	(4,913,727)	(Won)	159,602,920

Equity:
Paid-in capital	(Won)	28,357,156	(Won)	1,755,852	(Won)	(15,113,008)	(Won)	15,000,000
Capital surplus		13,903,339		165,907		(14,069,246)		—
Capital adjustment		(38,276)		(48,818)		83,397		(3,697)
Accumulated other comprehensive income		2,118,879		921,835		(1,829,511)		1,211,203
Retained earnings		9,570,614		1,164,451		(8,822,102)		1,912,963
Minority interests		—		—		5,165,274		5,165,274

	(Won)	53,911,712	(Won)	3,959,227	(Won)	(34,585,196)	(Won)	23,285,743

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

The allocation of the Corporation’s condensed consolidated statements of operations by business segments for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 is as follows:

	Year ended Dec. 31, 2010
	Financial services		Non-financial services		Consolidation adjustments		Total
Operating revenue	(Won)	25,470,585	(Won)	16,994,876	(Won)	(1,835,985)	(Won)	40,629,476
Operating expense		24,507,152		15,864,732		(1,674,884)		38,697,000

Operating income		963,433		1,130,144		(161,101)		1,932,476
Non-operating income		2,592,397		159,529		(2,240,784)		511,142
Non-operating expense		714,841		163,489		(534,543)		343,787

Income before income tax		2,840,989		1,126,184		(1,867,342)		2,099,831
Income tax expense		560,858		285,590		10,995		857,443
Net loss before acquiring subsidiary		—		—		—		(5,424)

Net income	(Won)	2,280,131	(Won)	840,594	(Won)	(1,872,913)	(Won)	1,247,812

Attributable to:
Equity holder of parent	(Won)	2,280,131	(Won)	840,594	(Won)	(2,715,969)	(Won)	404,756
Minority interests		—		—		843,056		843,056

	(Won)	2,280,131	(Won)	840,594	(Won)	(1,872,913)	(Won)	1,247,812

	From Oct. 28, 2009 to Dec. 31, 2009
	Financial services		Non-financial services		Consolidation adjustments		Total
Operating revenue	(Won)	84,007	(Won)	189,793	(Won)	(46)	(Won)	273,754
Operating expense:		195,784		251,633		276		447,693

Operating loss		(111,777)		(61,840)		(322)		(173,939)
Non-operating income		82,244		14,525		—		96,769
Non-operating expense		50,424		5,342		(3,622)		52,144

Loss before income tax		(79,957)		(52,657)		3,300		(129,314)
Income tax benefit		(19,483)		(41,700)		—		(61,183)

Net loss	(Won)	(60,474)	(Won)	(10,957)	(Won)	3,300	(Won)	(68,131)

Attributable to:
Equity holder of parent	(Won)	(60,474)	(Won)	(10,957)	(Won)	10,958	(Won)	(60,473)
Minority interests		—		—		(7,658)		(7,658)

	(Won)	(60,474)	(Won)	(10,957)	(Won)	3,300	(Won)	(68,131)

Korea Finance Corporation

Notes to consolidated financial statements—(Continued)

December 31, 2010 and 2009

29. Financial information of the consolidated subsidiaries

The condensed statements of financial position of consolidated subsidiaries at December 31, 2010 and 2009 is summarized as follows (Korean won in millions):

	2010
	Assets		Liabilities		Equity
KDBFG	(Won)	159,460,622	(Won)	136,839,989	(Won)	22,620,633
KAI		1,498,431		884,273		614,158
KDB-Tstone PEF		36,161		400		35,761
KoFC-KDB Materials and Components Investment Fund No.1		24,801		—		24,801
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund		17,576		—		17,576
KoFC KDBC-JKL Frontier Champ 2010-1 PEF		66,139		388		65,751

	(Won)	161,103,730	(Won)	137,725,050	(Won)	23,378,680

	2009
	Assets		Liabilities		Equity
KDBFG	(Won)	157,162,817	(Won)	137,012,416	(Won)	20,150,401
KAI		1,274,962		725,401		549,561

	(Won)	158,437,779	(Won)	137,737,817	(Won)	20,699,962

The condensed statements of operations of consolidated subsidiaries for the year ended December 31, 2010 and the period from October 28, 2009 to December 31, 2009 are summarized as follows (Korean won in millions):

	Year ended Dec. 31, 2010
	Operating revenue		Operating expense		Operating income (loss)		Net income (loss)
KDBFG	(Won)	38,570,795	(Won)	36,233,812	(Won)	2,336,983	(Won)	1,607,536
KAI		1,266,711		1,145,704		121,007		78,841
KDB-Tstone PEF		587		6,584		(5,997)		(5,997)
KoFC-KDB Materials and Components Investment Fund No.1		303		503		(200)		(199)
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund		66		490		(424)		(424)
KoFC KDBC-JKL Frontier Champ 2010-1 PEF		5		253		(248)		(249)

	(Won)	39,838,467	(Won)	37,378,346	(Won)	2,451,121	(Won)	1,679,508

	From Oct. 28, 2009 to Dec. 31, 2009
	Operating revenue		Operating expense		Operating income (loss)		Net income (loss)
KDBFG	(Won)	1,441,533	(Won)	1,440,749	(Won)	784	(Won)	19,220
KAI		189,792		251,663		(61,871)		78,841

	(Won)	1,631,325	(Won)	1,692,412	(Won)	(61,087)	(Won)	1,679,508

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 48 million people. The country’s largest city and capital, Seoul, has a population of about 11 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party (the “UNDP”). The Uri Party merged into the UNDP in August 20, 2007.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. The Lee administration’s key policy priorities include:

•	pursuing a lively market economy through deregulation, free trade and the attraction of foreign investment;

•	establishing an efficient government by reorganizing government functions and privatizing state-owned enterprises;

•	taking initiatives on the denuclearization of North Korea;

•	seeking a productive welfare system based on customized welfare benefits and job training; and

•	strengthening the competitiveness of Korea’s education system.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong Presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 82% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than 5 seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises nine provinces and seven cities with provincial status: Seoul, Busan, Daegu, Incheon, Gwangju, Daejon and Ulsan. From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Organizations

Currently, there are two major political parties, the Grand National Party, or GNP, and the Democratic Party, or DP. The 18th legislative general election was held on April 9, 2008 and the term of the National Assembly members elected in the 18th legislative general election commenced on May 30, 2008.

As of March 31, 2011, the parties control the following number of seats in the National Assembly:

	GNP	DP	Others	Total
Number of Seats	171	85	40	296

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War, which took place between 1950 and 1953 began with the invasion of the Republic by communist forces from North Korea and, following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel.

North Korea maintains a regular military force estimated at more than 1,000,000 troops, mostly concentrated near the northern border of the demilitarized zone. The Republic’s military forces, composed of approximately 650,000 regular troops and almost 3.0 million reserves, maintain a state of military preparedness along the southern border of the demilitarized zone. In addition, the United States has historically maintained its military presence in the Republic. In October 2004, the United States and the Republic agreed to a three-phase withdrawal of approximately one-third of the 37,500 troops stationed in the Republic by the end of 2008. By the end of 2004, 5,000 U.S. troops departed the Republic in the first phase of such withdrawal and in the plan’s second phase, the United States removed 5,000 troops by the end of 2006. In the final phase, another 2,500 U.S. troops were scheduled to depart by the end of 2008. In April 2008, however, the United States and the Republic decided not to proceed with the final phase of withdrawal and agreed to maintain 28,500 U.S. troops in the Republic. In February 2007, the United States and the Republic agreed to dissolve their joint command structure by 2012, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In recent years, there have been heightened security concerns stemming from North Korea’s nuclear weapons and long-range missile programs and increased uncertainty regarding North Korea’s actions and possible responses from the international community. In December 2002, North Korea removed the seals and surveillance equipment from its Yongbyon nuclear power plant and evicted inspectors from the United Nations International Atomic Energy Agency. In January 2003, North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty. Since the renouncement, the Republic, the United States, North Korea, China, Japan and Russia have held numerous rounds of six party multi-lateral talks in an effort to resolve issues relating to North Korea’s nuclear weapons program.

In addition to conducting test flights of long-range missiles, North Korea announced in October 2006 that it had successfully conducted a nuclear test, which increased tensions in the region and elicited strong objections worldwide. In response, the United Nations Security Council passed a resolution that prohibits any United Nations member state from conducting transactions with North Korea in connection with any large scale arms and material or technology related to missile development or weapons of mass destruction and from providing luxury goods to North Korea, imposes an asset freeze and travel ban on persons associated with North Korea’s weapons program, and calls upon all United Nations member states to take cooperative action, including thorough inspection of cargo to or from North Korea. In response, North Korea agreed in February 2007 at the six-party talks to shut down and seal the Yongbyon nuclear facility, including the reprocessing facility, and readmit international inspectors to conduct all necessary monitoring and verifications.

In April 2009, North Korea launched a long-range rocket over the Pacific Ocean. The Republic, Japan and the United States responded that the launch poses a threat to neighboring nations and that it was in violation of the United Nations Security Council resolution adopted in 2006 against nuclear tests by North Korea, and the United Nations Security Council unanimously passed a presidential statement that condemned North Korea for the launch and decided to tighten sanctions against North Korea. Subsequently, North Korea announced that it would permanently pull out of the six-party talks and restart its nuclear program, and the International Atomic Energy Agency reported that its inspectors had been ordered to remove surveillance devices and other equipment at the Yongbyon nuclear power plant and to leave North Korea. In May 2009, North Korea announced that it had successfully conducted a second nuclear test and test-fired three short-range, surface-to-air missiles. In response, the United Nations Security Council unanimously passed a resolution that condemned North Korea for the nuclear test and decided to expand and tighten sanctions against North Korea. In March 2010, a Korean warship was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking in May 2010. North Korea has denied responsibility for the sinking and has threatened retaliation for any attempt to punish it for the act. On November 23, 2010, North Korean forces fired more than one hundred artillery shells targeting Yeonpyeong Island located near the maritime border between the Republic and North Korea on the west coast of the Korean peninsula, killing two Korean soldiers and two civilians as well as causing substantial property damage. The Republic responded by firing approximately 80 artillery shells and putting the military on its highest alert level. The Government condemned North Korea for the act and vowed stern retaliation should there be further provocation.

There recently has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for economic and political stability in the region. In June 2009, U.S. and Korean officials announced that Kim Jong-il, the North Korean ruler who reportedly suffered a stroke in August 2008, designated his third son, Kim Jong-eun, who is reportedly in his twenties, to become his successor. In September 2010, Kim Jong-eun was made a general in the North Korean army, named the vice chairman of the Central Military Commission and appointed to the Central Committee of the Workers’ Party in a series of measures widely believed to be part of the succession plan. In addition, North Korea’s economy faces severe challenges. For example, in November 2009, the North Korean government redenominated its currency at a ratio of 100 to 1 as part of a currency reform undertaken in an attempt to control inflation and reduce income gaps. In tandem with the currency redenomination, the North Korean government banned the use or possession of foreign currency by its residents and closed down privately run markets, which led to severe inflation and food shortages. Such developments may further aggravate social and political tensions within North Korea.

There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy or its ability to obtain future funding. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or military hostilities occur, could have a material adverse effect on the Republic’s economy.

Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic. In President Lee’s national address on August 15, 2010, he suggested the possible adoption of a reunification tax as a potential means of alleviating the potential long-term economic burden associated with reunification. Such discussions on reunification are very preliminary, and it has not been decided whether or when such a reunification tax would be implemented. If a reunification tax is implemented, depending on how it is structured, it may lead to a decrease in domestic consumption, which in turn may have a material adverse effect on the Republic’s economy.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Trade Organization, or WTO; and

•	the Inter-American Development Bank, or IDB.

In September 1991, the Republic and North Korea became members of the United Nations. During the 1996 and 1997 sessions, the Republic served as a non-permanent member of the United Nations Security Council.

In March 1995, the Republic applied for admission to the Organization for Economic Cooperation and Development, or the OECD, which the Republic officially joined as the twenty-ninth regular member in December 1996.

The Economy

Current Worldwide Economic and Financial Difficulties

Recent difficulties affecting the U.S. and global financial sectors, adverse conditions and volatility in the U.S. and worldwide credit and financial markets, fluctuations in oil and commodity prices and the general weakness of the U.S. and global economy during the second half of 2008 and first half of 2009 increased the uncertainty of global economic prospects in general and adversely affected, and may continue to adversely affect, the Korean economy. During the second and third quarter of 2007, credit markets in the United States started to experience difficult conditions and volatility that in turn have affected worldwide financial markets. In particular, in late July and early August 2007, market uncertainty in the U.S. sub-prime mortgage sector increased dramatically and further expanded to other markets such as those for leveraged finance, collateralized debt obligations and other structured products. In September and October 2008, liquidity and credit concerns and volatility in the global credit and financial markets increased significantly with the bankruptcy or acquisition of, and government assistance to, several major U.S. and European financial institutions. These developments resulted in reduced liquidity, greater volatility, widening of credit spreads and a lack of price transparency in the United States and global credit and financial markets.

As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, the value of the Won relative to the U.S. dollar depreciated at an accelerated rate during the fourth quarter of 2008 and first half of 2009. See “Monetary Policy—Foreign Exchange.” Such depreciation of the Won increased the cost of imported goods and services and the Won revenue needed by Korean companies to service foreign currency-denominated debt. Furthermore, as a result of adverse global and Korean economic conditions, there was a significant overall decline and continuing volatility in the stock prices of Korean companies. The Korea Composite Stock Price Index declined by 27.8% from 1,852.0 on May 30, 2008 to 1,336.7 on April 16, 2009. See “The Financial System—Securities Markets”. Further declines in the Korea Composite Stock Price Index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies to raise capital. In addition, increases in credit spreads, as well as limitations on the availability of credit resulting from heightened concerns about the stability of the markets generally and the strength of counterparties specifically that led many lenders and institutional investors to reduce or cease funding to borrowers, adversely affected Korean banks’ ability to borrow, particularly with respect to foreign currency funding, during the fourth quarter of 2008 and first half of 2009. Moreover, GDP in the first quarter of 2009 contracted by 4.3% at chained 2005 year prices compared with the same period in 2008, and exports in the first quarter of 2009 decreased by 24.8% to US$74.7 billion from US$99.4 billion in the same period in 2008. In the event that such difficult conditions in the global credit markets continue or the global economy deteriorates in the future, the Korean economy could be adversely affected and Korean banks, including us, may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

In response to these developments, legislators and financial regulators in the United States and other jurisdictions, including Korea, implemented a number of policy measures designed to add stability to the financial markets, including the provision of direct and indirect assistance to distressed financial institutions. In particular, the Government has implemented or announced, among other things, the following measures during the fourth quarter of 2008 and in 2009:

•

in October 2008, the Government implemented a guarantee program to guarantee foreign currency- denominated debt incurred by Korean banks and their overseas branches between October 20, 2008 and June 30, 2009 (subsequently extended to December 31, 2009), up to an aggregate amount of US$100 billion, for a period of three years (subsequently extended to five years) from the date such debt was incurred;

•

in October 2008, The Bank of Korea established a temporary reciprocal currency swap arrangement with the Federal Reserve Board of the United States for up to US$30 billion, effective until April 30, 2009 (subsequently extended to October 30, 2009). The Bank of Korea provided U.S. dollar liquidity, through competitive auction facilities, to financial institutions established in Korea, using funds from the swap line;

•

in December 2008, a (Won)10 trillion bond market stabilization fund was established to purchase financial and corporate bonds and debentures in order to provide liquidity to companies and financial institutions;

•

in December 2008, The Bank of Korea agreed with the People’s Bank of China to establish a bilateral currency swap arrangement for up to (Won)38 trillion, effective for three years, and agreed with the Bank of Japan to increase the maximum amount of their bilateral swap arrangement from US$3 billion to US$20 billion, effective until April 30, 2009;

•	in December 2008 and March 2009, the Government, through Korea Asset Management Corporation, purchased non-performing loans held by savings banks in the amount of approximately (Won)1.7 trillion;

•	in February 2009, the Government announced its plan to contribute capital to Korean banks through a (Won)20 trillion bank recapitalization fund and received applications from 14 banks;

•

during the first quarter of 2009, the Government, through the Bank of Korea and the Korea Development Bank, purchased from Korean banks hybrid securities and subordinated bonds in the amount of approximately (Won)4 trillion;

•

during the fourth quarter of 2008 and the first quarter of 2009, The Bank of Korea decreased the policy rate by a total of 3.25% points to 2.00% in order to address financial market instability and to help combat the slowdown of the domestic economy;

•

in April 2009, the National Assembly authorized the expansion of the 2009 national budget by (Won)28.4 trillion to provide stimulus for the Korean economy. The stimulus plan includes (Won)17.2 trillion to be used for cash handouts, low-interest loans, infrastructure spending and job training, as well as (Won)11.2 trillion in various tax incentives; and

•

in December 2009, the Government, together with the member countries of the Association of Southeast Asian Nations, China and Japan, signed the Chiang Mai Initiative Multilateralization Agreement to address balance-of-payments and short-term liquidity difficulties in the region and to supplement the existing international financial arrangements.

However, the overall impact of these legislative and regulatory efforts on the financial markets is uncertain, and they may not have the intended stabilizing effects.

While the rate of deterioration of the global economy slowed in the second half of 2009 and into 2010, with some signs of stabilization and possible improvement, the overall prospects for the Korean and global economy in 2010 and beyond remain uncertain. For example, in November 2009, the Dubai government announced a moratorium on the outstanding debt of Dubai World, a government-affiliated investment company.

In addition, many governments in Europe are showing increasing signs of fiscal stress and may experience difficulties in meeting their debt service requirements. For example, in November 2008, the Icelandic government, facing mounting debt problems, reached an agreement with the IMF to receive loans in the amount of US$2.1 billion over a two-year period. In addition, in May 2010, the Greek government reached an agreement with the IMF and the European Union to receive loans in the amount of Euro 115 billion over a three-year period. Any of these or other developments could potentially trigger another financial and economic crisis, which could have a material adverse effect on the Korean economy and financial markets (including depreciation of the value of the Won, decline and volatility in the stock prices of Korean companies, increases in credit spreads and funding costs and decreases in exports) and our financial conditions and results of operations.

Furthermore, while many governments worldwide are considering or are in the process of implementing “exit strategies”, in the form of reduced government spending, higher interest rates or otherwise, with respect to the economic stimulus measures adopted in response to the global financial crisis, such strategies may, for reasons related to timing, magnitude or other factors, have the unintended consequence of prolonging or worsening global economic and financial difficulties.

Moreover, the catastrophic earthquake and tsunami that struck Japan in March 2011 and the nuclear crisis that resulted may adversely affect the Korean economy by causing a decline in exports to Japan and a decrease in foreign direct investment in the Republic, reducing demand in the retail and tourism industry and disrupting supplies to certain manufacturers that depend on components made in Japan, which in turn may have a material adverse effect on our financial condition and results of operations. In addition, the price of oil has increased recently due to, among others, political unrest and military conflict in North Africa and Middle East, which could have a material adverse effect on the global and Korean economies.

In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets.

Gross Domestic Product

Gross domestic product, or GDP, measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods.

The following table sets out the composition of the Republic’s GDP at current and chained 2005 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2006	2007	2008	2009	2010 (1)	As % of GDP 2010 (1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	494,917.6	530,264.1	561,627.5	575,970.2	615,406.9	52.5
Government	131,900.7	143,262.2	156,944.1	170,324.7	180,053.8	15.4
Gross Capital Formation	269,187.8	286,917.6	320,368.8	279,858.1	341,902.8	29.2
Exports of Goods and Services	360,625.3	408,754.1	544,110.7	529,645.1	614,451.0	52.4
Less Imports of Goods and Services	(348,022.9)	(394,026.2)	(556,197.9)	(490,188.3)	(581,735.8)	(49.6)
Statistical Discrepancy	135.3	(158.9)	(401.4)	(573.0)	2,724.6	0.2
Expenditures on Gross Domestic Product	908,743.8	975,013.0	1,026,451.8	1,065,036.8	1,172,803.4	100.0
Net Factor Income from the Rest of the World	1,390.3	1,800.9	7,663.6	4,746.2	320.0	0.0
Gross National Income (2)	910,134.2	976,813.9	1,034,115.4	1,069,783.1	1,173,123.4	100.0

Gross Domestic Product at Chained 2005 Year Prices:
Private	487,439.0	512,094.8	518,820.8	518,776.0	540,254.7	51.8
Government	127,908.9	134,806.9	140,633.6	148,471.7	152,948.6	14.7
Gross Capital Formation	268,215.8	277,729.0	277,772.8	240,411.7	277,460.4	26.6
Exports of Goods and Services	378,374.7	426,070.6	454,248.9	448,813.8	514,032.7	49.3
Less Imports of Goods and Services	(352,087.7)	(393,207.1)	(410,567.7)	(377,795.8)	(441,692.8)	(42.4)
Statistical Discrepancy	198.3	91.3	(323.6)	(528.1)	(1,028.7)	(0.1)
Expenditures on Gross Domestic Product (3)	910,048.9	956,514.5	978,498.8	981,625.1	1,042,111.3	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	1,341.6	1,622.9	6,776.2	4,055.5	114.9	0.0
Trading Gains and Losses from Changes in the Terms of Trade	(13,196.4)	(16,827.8)	(50,031.9)	(35,622.1)	(39,741.5)	(3.8)
Gross National Income (4)	898,194.2	941,317.3	935,248.8	950,041.1	1,002,473.2	96.2
Percentage Increase (Decrease) of GDP over Previous Year At Current Prices	5.0	7.3	5.3	3.8	10.1	—
At Chained 2005 Year Prices	5.2	5.1	2.3	0.3	6.2	—

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national product.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add to the total Gross National Income.

Source : The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at current prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2006	2007	2008	2009	2010 (1)	As % of GDP 2010 (1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	25,751.2	25,208.8	24,686.0	26,615.0	27,018.7	2.3
Mining and Manufacturing	222,865.9	240,612.1	258,545.4	268,798.7	325,287.2	27.7
Mining and Quarrying	1,925.8	2,001.2	2,336.0	2,220.5	2,237.3	0.2
Manufacturing	220,940.1	238,610.9	256,209.4	266,578.2	323,049.9	27.6
Electricity, Gas and Water	18,546.9	19,155.3	12,298.6	17,258.2	21,044.6	1.8
Construction	61,359.3	64,979.0	64,612.2	66,576.6	68,800.8	5.9
Services:	486,162.9	524,826.9	559,545.8	579,587.5	614,860.2	52.4
Wholesale and Retail Trade, Restaurants and Hotels	87,320.8	93,405.5	100,419.3	103,994.8	114,245.4	9.7
Transportation, Storage and Communication	36,424.2	40,070.5	41,613.1	40,162.5	42,909.6	3.7
Financial Intermediation	55,234.7	61,114.0	65,132.2	65,035.5	72,476.6	6.2
Real Estate, Renting and Business Activities	65,534.7	69,435.7	71,886.2	74,361.1	74,773.1	6.4
Information, Communication	37,969.9	39,198.1	39,666.8	41,225.0	43,159.5	3.7
Business Activities	41,292.3	45,056.0	49,905.7	51,001.9	53,956.6	4.6
Public Administration and Defense; Compulsory Social Security	52,262.6	55,515.9	59,396.8	63,706.6	66,031.0	5.6
Education	51,036.7	55,554.4	60,940.1	63,448.7	65,139.4	5.6
Health and Social Work	31,617.7	35,451.6	38,452.1	43,092.1	47,332.0	4.0
Recreational, Cultural and Sporting	10,859.2	12,209.1	13,048.9	13,693.8	14,056.9	1.2
Other Service Activities	16,610.1	17,816.1	19,084.6	19,865.5	20,780.1	1.8
Taxes less subsidies on products	94,057.8	100,231.0	106,763.8	106,200.8	115,791.6	9.9
Gross Domestic Product at Current Prices	908,743.8	975,013.0	1,026,451.8	1,065,036.8	1,172,803.4	100.0
Net Factor Income from the Rest of the World	1,390.3	1,800.9	7,663.6	4,746.2	320.0	0.0
Gross National Income at Current Price	910,134.2	976,813.9	1,034,115.4	1,069,783.1	1,173,123.4	100.0

(1)	Preliminary.

Source : The Bank of Korea.

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2006	2007	2008	2009	2010 (1)
GDP per capita (thousands of Won)	18,820	20,120	21,120	21,848	23,996
GDP per capita (U.S. dollar)	19,692	21,655	19,153	17,117	20,753
Average Exchange Rate (in Won per U.S. dollar)	955.5	929.2	1,102.6	1,276.4	1,156.3

(1)	Preliminary.

Source : The Bank of Korea.

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2006	2007	2008	2009	2010 (1)
GNI per capita (thousands of Won)	18,840	20,160	21,280	21,946	24,003
GNI per capita (U.S. dollar)	19,772	21,695	19,296	17,193	20,759
Average Exchange Rate (in Won per U.S. dollar)	955.5	929.2	1,102.6	1,276.4	1,156.3

(1)	Preliminary.

Source : The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at chained 2005 year prices:

Gross Domestic Product by Economic Sector

(at chained 2005 year prices)

	2006	2007	2008	2009	2010(1)	As % of GDP 2010 (1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	26,240.2	27,294.0	28,826.9	29,759.2	28,475.4	2.7
Mining and Manufacturing	232,884.5	249,317.9	254,658.8	252,473.7	289,358.3	27.8
Mining and Quarrying	1,991.9	1,909.8	1,922.1	1,906.0	1,758.2	0.2
Manufacturing	230,892.6	247,408.1	254,466.7	250,567.7	287,600.1	27.6
Electricity, Gas and Water	18,332.9	19,026.2	20,199.0	21,023.6	22,020.4	2.1
Construction	60,564.4	62,134.9	60,611.1	61,716.0	61,681.6	5.9
Services:	477,658.0	502,050.0	515,983.6	521,915.10	540,293.60	51.9
Wholesale and Retail Trade, Restaurants and Hotels	85,792.6	90,291.3	91,512.4	90,725.7	96,878.5	9.3
Transportation and Storage	37,082.6	39,136.8	41,033.4	38,666.2	42,367.1	4.1
Financial Intermediation	55,611.7	61,614.4	64,612.2	67,425.2	69,080.2	6.6
Real Estate, Renting and Business Activities	64,603.9	65,524.8	66,491.6	66,368.7	66,570.8	6.4
Information and Communication	38,238.7	39,664.7	41,024.7	41,933.8	43,473.1	4.2
Business Activities	39,720.8	41,800.2	42,990.6	42,727.5	43,211.9	4.2
Public Administration and Defense: Compulsory Social Security	50,520.8	52,183.9	52,903.0	54,887.7	55,821.1	5.4
Education	48,532.9	49,971.2	51,619.6	52,135.1	52,658.8	5.1
Health and Social Work	30,389.3	32,905.8	34,197.6	36,897.6	39,509.6	3.8
Culture and Entertainment Services	10,744.2	11,781.1	12,175.8	12,477.2	12,562.3	1.2
Other Service Activities	16,420.5	17,175.8	17,422.7	17,670.4	18,160.2	1.7
Taxes less subsidies on products	94,368.8	96,992.4	97,090.1	95,514.0	101,396.0	9.7
Gross Domestic Product at Market Prices (2)	910,048.9	956,514.5	978,498.8	981,625.1	1,042,111.3	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.

Source : The Bank of Korea.

GDP growth in 2006 was 5.2% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 5.1% and gross domestic fixed capital formation increased by 3.4%, each compared with 2005.

GDP growth in 2007 was 5.1% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 5.1% and gross domestic fixed capital formation increased by 4.2%, each compared with 2006.

GDP growth in 2008 was 2.3% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.0% and gross domestic fixed capital formation decreased by 1.9%, each compared with 2007.

GDP growth in 2009 was 0.3% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 1.2% but gross domestic fixed capital formation decreased by 1.0%, each compared with 2008.

Based on preliminary data, GDP growth in 2010 was 6.2% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 3.9% and gross domestic fixed capital formation increased by 7.0%, each compared with 2009.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2005 = 100)

	Index Weight (1)	2006	2007	2008	2009	2010 (2)
All Industries	10,000.0	108.4	115.9	119.4	119.0	138.7
Mining and Manufacturing	9,458.5	108.6	116.3	119.7	119.1	139.4
Mining	36.5	95.8	91.5	8-0.9	87.0	80.6
Petroleum, Crude Petroleum and Natural Gas	8.7	93.4	82.1	65.7	89.1	87.3
Metal Ores	0.5	113.2	171.0	154.8	122.2	221.5
Non-metallic Minerals	27.3	96.3	93.0	84.4	85.6	75.9
Manufacturing	9,422.0	108.7	116.4	119.9	119.2	139.6
Food Products	479.2	101.7	101.8	100.5	99.1	104.0
Beverage Products	159.0	99.4	101.7	104.7	99.7	104.1
Tobacco Products	55.1	111.9	116.2	120.8	120.3	116.2
Textiles	226.0	100.2	98.9	91.2	85.5	95.1
Wearing Apparel, Clothing Accessories and Fur Articles	174.6	109.6	116.3	117.2	112.5	116.7
Tanning and Dressing of Leather, Luggage and Footwear	47.9	102.5	100.5	95.7	86.0	83.0
Wood and Products of Wood and Cork (Except Furniture)	46.7	109.6	107.1	100.0	87.2	88.2
Pulp, Paper and Paper Products	145.0	102.1	104.8	103.3	100.2	106.6
Printing and Reproduction of Recorded Media	77.0	102.0	101.8	110.6	100.1	114.1
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	315.2	101.3	102.5	103.2	102.0	105.4
Chemicals and Chemical Products	772.2	102.5	109.6	110.4	116.3	123.3
Pharmaceuticals, Medicinal Chemicals and Botanical Products	187.1	111.2	120.6	130.3	134.7	140.8
Rubber and Plastic Products	434.2	106.8	113.0	109.2	100.5	112.7
Non-metallic Minerals	309.9	106.1	112.2	113.4	111.4	116.1
Basic Metals	753.2	103.7	108.4	109.1	100.3	120.4
Fabricated Metal Products	490.8	106.3	112.0	116.0	106.5	115.9
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	1,970.4	122.3	138.9	152.0	163.5	204.1
Medical, Precision and Optical Instruments, Watches and Clocks	102.8	107.3	112.5	116.9	118.5	135.9
Electrical Equipment	449.5	100.3	104.8	111.5	114.4	130.3
Other Machinery and Equipment	737.5	109.5	120.4	119.8	107.3	151.4
Motor Vehicles, Trailers and Semitrailers	1,101.2	108.0	114.8	110.6	103.4	131.7
Other Transport Equipment	254.3	108.3	115.9	145.1	160.3	148.7
Furniture	79.0	101.4	100.6	96.6	91.7	95.9
Other Products	54.2	94.8	93.9	78.3	74.7	84.4
Electricity, Gas	541.5	104.1	108.8	114.6	116.4	126.9
Publishing activities	109.3	101.2	96.0	94.8	91.2	91.6
Total Index (including Publishing Activities)	10,109.3	108.3	115.7	119.2	118.7	138.2

(1)	Index weights were established on the basis of an industrial census in 2005 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.
(2)	Preliminary

Source: The Bank of Korea; Korea National Statistical Office.

Industrial production increased by 8.4% in 2006, primarily due to increased exports and domestic consumption. Industrial production increased by 6.9% in 2007, primarily due to solid export growth and domestic consumption. Industrial production growth was only 3.4% in 2008, primarily due to a slowdown in growth of exports and domestic consumption as a result of adverse global and Korean economic conditions beginning in the second half of 2008. Industrial production decreased by 0.8% in 2009, primarily due to decreased exports as a result of adverse global economic conditions. Based on preliminary data, industrial production increased by 16.7% in 2010, primarily due to increased exports and domestic consumption.

Manufacturing

The manufacturing sector increased production by 6.3% in 2005, 8.7% in 2006, 7.1% in 2007 and 2.9% in 2008. In 2009, the manufacturing sector decreased production by 1.5%. Based on preliminary data, in 2010, the manufacturing sector increased production by 14.8%.

Automobiles. In 2006, automobile production increased by 3.8%, domestic sales volume recorded an increase of 1.9% and export sales volume recorded an increase of 2.4%, compared with 2005. In 2006, export sales of automobiles constituted approximately 9.4% of the Republic’s total exports. In 2007, automobile production increased by 6.4%, domestic sales volume recorded an increase of 4.7% and export sales volume recorded an increase of 7.5%, compared with 2006. In 2007, export sales of automobiles constituted approximately 9.3% of the Republic’s total exports. In 2008, automobile production decreased by 6.4%, domestic sales volume recorded a decrease of 5.3% and export sales volume recorded a decrease of 5.7%, compared with 2007, primarily due to a decrease in the domestic and global demand for automobiles as a result of adverse global and Korean economic conditions. In 2008, export sales of automobiles constituted approximately 7.4% of the Republic’s total exports. In 2009, automobile production decreased by 8.2%, domestic sales volume recorded an increase of 20.7% and export sales volume recorded a decrease of 19.9%, compared with 2008, primarily due to the continued decrease in global demand for automobiles. In 2009, export sales of automobiles constituted approximately 6.2% of the Republic’s total exports. The automobile stimulus programs of a number of governments, including those in the United States and Europe, encouraged demand for automobiles in the relevant countries for the first nine months of 2009, the effect of which partially offset the decrease in global demand for Korean automobiles during the duration of such stimulus programs. In the fourth quarter of 2009, export sales of automobiles increased compared to previous quarters of 2009, primarily due to the recovery of global demand for automobiles, the effect of which more than offset the negative impact of termination of most of such governments’ automobile stimulus programs in the second half of 2009. Based on preliminary data, in 2010, automobile production increased by 21.6%, domestic sales volume recorded an increase of 5.1% and export sales volume recorded an increase of 29.0%, compared with 2009.

Electronics. In 2006, electronics production increased by 22.3% and exports increased by 18.6%, each compared with 2005. In 2006, export sales of semiconductor memory chips constituted approximately 11.5% of the Republic’s total exports. In 2007, electronics production increased by 13.6% and exports increased by 13.7%, each compared with 2006. In 2007, export sales of semiconductor memory chips constituted approximately 10.5% of the Republic’s total exports. In 2008, electronics production increased by 9.4% and exports increased by 8.9%, each compared with 2007. In 2008, export sales of semiconductor memory chips constituted approximately 7.8% of the Republic’s total exports. In 2009, electronics production increased by 0.8% and exports increased by 5.5%, each compared with 2008. In 2009, export sales of semiconductor memory chips constituted approximately 8.5% of the Republic’s total exports.

Iron and Steel. In 2006, crude steel production totaled 48.5 million tons, an increase of 1.3% from 2005. Domestic sales volume increased by 5.7% and export sales volume increased by 11.9%. In 2007, crude steel production totaled 51.5 million tons, an increase of 6.3% from 2006. Domestic sales volume increased by 10.8% and export sales volume increased by 5.2%. In 2008, crude steel production totaled 53.3 million tons, an increase of 3.8% from 2007. Domestic sales volume increased by 6.2% and export sales volume increased by 8.6%. In 2009, crude steel production totaled 48.6 million tons, a decrease of 8.9% from 2008. Domestic sales volume and export sales volume decreased by 22.5% and 1.2%, respectively. Based on preliminary data, in 2010, crude steel production totaled 58.4 million tons, an increase of 20.2% from 2009. Domestic sales volume and export sales volume increased by 14.3% and 21.1%, respectively.

Shipbuilding. In 2006, the Republic’s shipbuilding orders amounted to 20.6 million compensated gross tons, an increase of 68.9% compared to 2005. In 2007, the Republic’s shipbuilding orders amounted to 33.0 million compensated gross tons, an increase of 60.2% compared to 2006. In 2008, the Republic’s shipbuilding orders amounted to 14.0 million compensated gross tons, a decrease of 57.6% compared to 2007. In 2009, the Republic’s shipbuilding orders amounted to 1.9 million compensated gross tons, a decrease of 86.4% compared to 2008 as a result of a decrease in ship orders due to adverse global economic conditions. In the first nine months of 2010, the Republic’s ship building orders amounted to 7.0 million compensated gross tons.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness in anticipation of opening the domestic agricultural market.

In 2006, rice production decreased 2.1% from 2005 to 4.7 million tons. In 2007, rice production decreased 6.4% from 2006 to 4.4 million tons. In 2008, rice production increased 9.1% from 2007 to 4.8 million tons. Based on preliminary data, in 2009, rice production increased 2.1% from 2008 to 4.9 million tons. Based on preliminary data, in 2010, rice production decreased 12.6% from 2009 to 4.3 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2006, the agriculture, forestry and fisheries industry increased by 1.5% compared to 2005 primarily due to an increase in the cultivation and livestock industry. In 2007, the agriculture, forestry and fisheries industry increased by 4.0% compared to 2006 primarily due to an increase in fishing catch which offset a decrease in the production of rice. In 2008, the agriculture, forestry and fisheries industry increased by 5.6% compared to 2007. In 2009, the agriculture, forestry and fisheries industry increased by 3.2% compared to 2008. Based on preliminary data, in 2010, the agriculture, forestry and fisheries industry decreased by 4.3% compared to 2009.

Construction

In 2006, the construction industry increased by 2.2% compared to 2005 primarily due to an increase in the construction of residential and commercial buildings. In 2007, the construction industry increased by 2.6% compared to 2006 primarily due to an increase in the construction of commercial buildings which offset a slight decrease in the construction of residential buildings. In 2008, the construction industry decreased by 2.4% compared to 2007 primarily due to a significant decrease in the construction of commercial and residential buildings. In 2009, the construction industry increased by 1.8% compared to 2008. Based on preliminary data, in 2010, the construction industry decreased by 0.1% compared to 2009. The construction industry has experienced a significant downturn since the second half of 2009, due to excessive investment in recent years in residential property development projects, stagnation of real property prices and reduced demand for residential property, especially in areas outside of Seoul, as a result of deteriorating conditions in the Korean economy in the second half of 2009 and into 2010. The Government has taken measures to support the Korean construction industry, including a (Won)5 trillion program to buy unsold housing units and land from construction companies. However, the effect of these measures is uncertain and the construction industry may continue to experience adverse conditions.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Energy Consumption	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents, except ratios)
2006	233.4	225.2	96.5
2007	236.5	228.3	96.5
2008	240.8	232.2	96.4
2009	243.3	234.7	96.5
2010(1)	260.5	251.2	96.4

(1)	Preliminary

Source: Korea Energy Economics Institute.

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy consumed in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Consumption of Energy by Source

	Coal		Petroleum		Nuclear		Others(1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
2006	56.7	24.3	101.8	43.6	37.2	15.9	37.7	16.2	233.4	100.0
2007	59.7	25.2	105.5	44.6	30.7	13.0	40.6	17.2	236.5	100.0
2008	66.1	27.5	100.2	41.6	32.5	13.5	42.0	17.4	240.8	100.0
2009	68.6	28.2	102.3	42.1	31.8	13.1	40.6	16.7	243.3	100.0
2010(2)	76.0	29.2	104.3	40.1	31.7	12.3	48.4	18.6	260.5	100.0

(1)	Includes natural gas, hydroelectric power and renewable energy.
(2)	Preliminary

Source: Korea Energy Economics Institute.

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. Construction of an additional 18 nuclear power plants was completed by July 2004, adding 16,129 megawatts of generating capacity. The Republic’s total nuclear power generating capacity is estimated to be 17,716 megawatts as of December 31, 2008.

Services Sector

In 2006, the transportation and storage sector increased by 5.1%, the financial intermediation sector increased by 4.2% and the real estate, renting and business activities sector increased by 2.2%, each compared with 2005. In 2007, the transportation and storage sector increased by 5.5%, the financial intermediation sector increased by 10.8% and the real estate, renting and business activities sector increased by 1.4%, each compared with 2006. In 2008, the transportation and storage sector increased by 4.8%, the financial intermediation sector increased by 4.9% and the real estate, renting and business service sector increased by 1.5%, each compared with 2007. In 2009, the transportation and storage sector decreased by 5.8%, the financial intermediation sector increased by 4.4% and the real estate, renting and business activities sector decreased by 0.2%, each compared with 2008. Based on preliminary data, in 2010, the transportation and storage sector increased by 9.6%, the financial intermediation sector increased by 2.5% and the real estate, renting and business activities sector increased by 0.3%, each compared with 2009.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index (1)	Increase Over Previous Year	Consumer Price Index (1)	Increase Over Previous Year	Wage Index (1) (2)		Increase Over Previous Year		Unemployment Rate (1) (3)
	(2005=100)	(%)	(2005=100)	(%)	(2005=100)		(%)		(%)
2006	100.9	0.9	102.2	2.2	105.7		5.7		3.5
2007	102.3	1.4	104.8	2.5	106.5		0.7		3.2
2008	111.1	8.6	109.7	4.7	109.9		3.1		3.2
2009	110.9	(0.2)	112.8	2.8	109.1		(0.7)		3.6
2010	115.1	3.8	116.1	2.9	N/A	(4)	N/A	(4)	3.7

(1)	Average for year.
(2)	Nominal wage index of earnings in all industries.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office.

The inflation rate, on an annualized basis, was 2.2% in 2006, 2.5% in 2007, 4.7% in 2008, 2.8% in 2009 and 2.9% in 2010.

The unemployment rate was 3.5% in 2006, 3.2% in 2007, 3.2% in 2008, 3.6% in 2009 and 3.7% in 2010.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 60% and 63% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2010, the economically active population of the Republic was 24.8 million and the number of employees was 23.8 million.

As of July 1, 2004, the Republic adopted a five-day workweek for large corporations with over 1,000 employees, publicly-owned (state-run) companies, banks and insurance companies, reducing working hours from 44 to 40 hours a week. The adoption of the five-day workweek has been extended to companies with over 300 employees and to government employees as of July 1, 2005 and to companies with over 100 employees as of July 1, 2006. Companies with more than 50 employees adopted the five-day workweek as of July 1, 2007 and those with over 20 adopted the five-day workweek as of July 1, 2008. Companies with less than 20 employees are also scheduled to adopt the five-day workweek by July 1, 2011.

Approximately 10.5% of the Republic’s workers were unionized as of December 31, 2008. In the early 2000s, the labor unions of several of the Republic’s largest commercial banks, including Kookmin Bank, Chohung Bank (which was later acquired by Shinhan Bank) and Citibank Korea Inc. (formerly KorAm Bank), staged strikes in response to consolidation in the banking industry. In addition, in the summer of 2004 and 2005, respectively, unionized workers of GS Caltex Corporation and Asiana Airlines staged strikes demanding better compensation and working conditions. In the fall of 2005, unionized workers at Hyundai Motor Company and Kia Motors Corp. went on strikes during annual contract talks. In December 2005, Korean Air’s unionized pilots also staged strikes demanding a higher wage increase. In the summer of 2006, unionized workers of Hyundai Motor Company and Kia Motors Corp. went on partial strikes demanding better compensation and working conditions, and unionized workers of Ssangyong Motor Company went on strike in response to the company’s proposed layoff plans. In July 2006, unionized workers of POSCO’s subcontractors initiated a sit-in strike at POSCO’s headquarters in Pohang demanding better wages and working conditions, disrupting POSCO’s operations for nine days. In June 2007, unionized workers of Hyundai Motor Company went on partial strikes demanding a higher bonus increase. Also, in May 2009, unionized workers of Ssangyong Motor Company went on full-scale strike and illegally occupied the company’s factory premises in Pyungtaek opposing the company’s reorganization plan. Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party, which seeks to represent the interests of workers, controls five seats in the National Assembly from May 30, 2008 as a result of the 18th legislative general election held on April 9, 2008.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. To ease the liquidity crisis, the Government altered the real-name financial transactions system during 1998, to allow the sale or deposit of foreign currencies through domestic financial institutions and the purchase of certain bonds, including Government bonds, without identification. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act or FSCMA, under which various industry-based capital markets regulatory systems currently were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements. The Enforcement Decree of the FSCMA classifies the financial investment companies into a total of 77 categories depending on the types of (i) financial investment services, (ii) financial investment products, and (iii) investors.

Prior to the effective date of the Financial Investment Services and Capital Markets Act, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the Financial Investment Services and Capital Markets Act attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the Financial Investment Services and Capital Markets Act categorizes capital markets-related businesses into six different functions, as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, “Financial Investment Businesses”).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the Financial Investment Services and Capital Markets Act, derivative businesses conducted by securities companies and future companies will be subject to the same regulations under the Financial Investment Services and Capital Markets Act, at least in principle.

The banking business and the insurance business are not subject to the Financial Investment Services and Capital Markets Act and will continue to be regulated under separate laws; provided, however, that they are subject to the Financial Investment Services and Capital Markets Act if their activities involve any Financial Investment Businesses requiring a license based on the Financial Investment Services and Capital Markets Act.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2010, commercial banks consisted of seven nationwide banks, all of which have branch networks throughout the Republic, six regional banks and 53 branches of 37 foreign banks operating in the country. Nationwide and regional banks had, in the aggregate, 5,531 domestic branches and offices, 41 overseas branches, 17 overseas representative offices and 32 overseas subsidiaries as of December 31, 2010.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include:

•	The Korea Development Bank;

•	The Export-Import Bank of Korea;

•	The Industrial Bank of Korea;

•	National Agricultural Cooperative Federation (which merged with the National Livestock Cooperative Federation in July 2000); and

•	National Federation of Fisheries Cooperatives.

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing loans that more closely followed international standards. The new criteria increased the level of non-performing loans held by banks and other financial institutions. The following table sets out the total loans and discounts and non-performing assets of the banking sector.

	Total Loans	Non-Performing Assets(1)	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2006	930.2	7.8	0.8
December 31, 2007	1,073.8	7.7	0.7
December 31, 2008	1,288.1	14.7	1.1
December 31, 2009	1,285.8	16.0	1.2
December 31, 2010	1,308.9	24.6	1.9

(1)	Assets classified as substandard, doubtful and estimated loss in accordance with the Republic’s banking regulations.

Source : Financial Supervisory Service.

Most of the growth in total loans since the end of 2002 has been attributable to loans to the retail sector, accounting for 38.1% of total loans as of December 31, 2010, compared to 34.3% as of December 31, 1999.

In 2006, a group of the Republic’s banks, including seven nationwide commercial banks, six regional commercial banks and five special banks, posted an aggregate net profit of (Won)13.6 trillion. In 2007, these banks posted an aggregate net profit of (Won)15.0 trillion. In 2008, these banks posted an aggregate net profit of (Won)7.7 trillion, compared to an aggregate net profit of (Won)15.0 trillion in 2007, primarily due to increased loan loss provisions. In 2009, these banks posted an aggregate net profit of (Won)6.9 trillion, compared to an aggregate net profit of (Won)7.7 trillion in 2008, primarily due to increased non-performing loans. Based on preliminary data, in 2010, these banks posted an aggregate net profit of (Won)9.4 trillion, compared to an aggregate net profit of (Won)6.9 trillion, primarily due to increased net interest income.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

The country had 105 mutual savings banks as of December 31, 2010, with assets totaling (Won)86.9 trillion.

As of December 31, 2010, 13 domestic life insurance institutions, two joint venture life insurance institutions and nine wholly-owned subsidiaries of foreign life insurance companies, with assets totaling approximately (Won)408.5 trillion as of December 31, 2010, were operating in the Republic.

As of December 31, 2010, six credit card companies operated in the country with loans totaling approximately (Won)54.5 trillion.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short- term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three different markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a limited liability company, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 29, 2005	1,379.4
January 31, 2006	1,399.8
February 28, 2006	1,371.6
March 31, 2006	1,359.6
April 28, 2006	1,419.7
May 30, 2006	1,317.7
June 30, 2006	1,295.2
July 31, 2006	1,297.8
August 31, 2006	1,352.7
September 29, 2006	1,371.4
October 31, 2006	1,364.6
November 30, 2006	1,432.2
December 28, 2006	1,434.5
January 31, 2007	1,360.2
February 28, 2007	1,417.3
March 31, 2007	1,452.6
April 30, 2007	1,542.2
May 31, 2007	1,700.9
June 30, 2007	1,743.6
July 31, 2007	1,933.3
August 31, 2007	1,873.2
September 28, 2007	1,946.5
October 31, 2007	2,064.9
November 30, 2007	1,906.0
December 28, 2007	1,897.1
January 31, 2008	1,624.7
February 29, 2008	1,711.6
March 31, 2008	1,704.0
April 30, 2008	1,825.5
May 30, 2008	1,852.0
June 30, 2008	1,674.9
July 31, 2008	1,594.7

August 29, 2008	1,474.2
September 30, 2008	1,448.1
October 31, 2008	1,113.1
November 28, 2008	1,076.1
December 31, 2008	1,124.5
January 30, 2009	1,162.1
February 27, 2009	1,063.0
March 31, 2009	1,206.3
April 30, 2009	1,369.4
May 29, 2009	1,395.9
June 30, 2009	1,390.1
July 31, 2009	1,557.3
August 31, 2009	1,591.9
September 30, 2009	1,673.1
October 31, 2009	1,580.7
November 30, 2009	1,555.6
December 31, 2009	1,682.8
January 29, 2010	1,602.4
February 26, 2010	1,594.6
March 31, 2010	1,692.9
April 30, 2010	1,741.6
May 31, 2010	1,641.3
June 30, 2010	1,698.3
July 30, 2010	1,759.3
August 31, 2010	1,742.8
September 30, 2010	1,872.8
October 29, 2010	1,883.0
November 30, 2010	1,904.6
December 31, 2010	2,051.0
January 31, 2011	2,069.7
February 28, 2011	1,939.3
March 31, 2011	2,106.7

On December 27, 1997, the last day of trading in 1997, the index stood at 376.3, a sharp decline from 647.1 on September 30, 1997. The fall resulted from growing concerns about the Republic’s weakening financial and corporate sectors, the Republic’s falling foreign currency reserves, the sharp depreciation of the Won against the U.S. Dollar and other external factors, such as a sharp decline in stock prices in Hong Kong on October 24, 1997 and financial turmoil in Southeast Asian countries. The Korea Composite Stock Price Index recovered to reach a high of 2,064.9 in late 2007 but since then the index declined. As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, there was a significant overall decline and continuing volatility in the stock prices of Korean companies during the fourth quarter of 2008 and first half of 2009. The index was 2,206.3 on April 26, 2011.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Services Commission. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Strategy and Finance (formerly the Ministry of Finance and Economy) focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to (Won)50 million regardless of the amount deposited.

The Government recently excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate,” the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On October 11, 2005, The Bank of Korea raised the policy rate from 3.25% to 3.5%, which was further raised to 3.75% on December 8, 2005, to 4.0% on February 9, 2006, to 4.25% on June 8, 2006 and to 4.50% on August 10, 2006, in response to the increasing side-effects of a low interest rate environment including inflationary pressures coupled with signs of recovery of the real economy. On July 12, 2007, The Bank of Korea raised the policy rate to 4.75% from 4.5%, and raised it further to 5.0% on August 9, 2007. The rationale for this change was the concern that the ample market liquidity might put upside pressure on inflation in the medium to long term as the economic upswing continued. On August 7, 2008, The Bank of Korea raised the policy rate to 5.25% from 5.0%, taking the view that inflation in consumer prices had picked up its pace, due to the direct and indirect effects of high oil prices, at a time when domestic economic activity had slackened. On October 9, 2008, The Bank of Korea cut its policy rate to 5.0% from 5.25%, and continued to lower it further to 4.25% on October 27, 2008, 4.0% on November 7, 2008, 3.0% on December 11, 2008, 2.5% on January 9, 2009 and 2.0% on February 12, 2009, in order to address financial market instability and to help combat the slowdown of the domestic economy. On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%, which was further raised to 2.5% on November 16, 2010, in response to signs of inflationary pressures and the continued growth of domestic economy. On January 13, 2011, The Bank of Korea raised the policy rate to 2.75%, which was further raised to 3.0% on March 10, 2011, in response to inflationary pressures driven mainly by rises in the prices of petroleum products and farm products.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2006	2007	2008	2009	2010
	(billions of Won)
Money Supply (M1) (1)	371,087.6	316,382.7	330,623.7	389,394.5	427,791.6
Quasi-money (2)	778,174.5	957,229.2	1,095,263.8	1,177,455.5	1,232,738.4
Money Supply (M2) (3)	1,149,262.1	1,273,611.9	1,425,887.5	1,566,850.0	1,660,530.0
Percentage Increase Over Previous Year	12.5%	10.8%	12.0%	9.9%	6.0%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)	Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.
(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea.

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Strategy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Strategy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and was subsequently amended in October 2000, December 2000, December 2005, October 2006, January 2007, August 2007, February 2008, January 2009 and April 2009. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Strategy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions.” The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a foreign exchange forward, option or swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a foreign exchange forward, option or swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Exchange Rates

Won/U.S. Dollar Exchange Rate
December 30, 2005	1,013.0
January 31, 2006	971.0
February 28, 2006	969.0
March 31, 2006	975.9
April 28, 2006	945.7
May 30, 2006	947.4
June 30, 2006	960.3
July 31, 2006	953.1
August 31, 2006	959.6
September 29, 2006	945.2
October 31, 2006	944.2
November 30, 2006	929.9
December 29, 2006	929.6
January 31, 2007	940.9
February 28, 2007	938.3
March 31, 2007	940.3
April 30, 2007	929.4
May 31, 2007	929.9
June 30, 2007	926.8
July 31, 2007	923.2
August 31, 2007	939.9
September 28, 2007	920.7
October 31, 2007	907.4
November 30, 2007	929.6
December 31, 2007	938.2
January 31, 2008	943.9
February 29, 2008	937.3
March 31, 2008	991.7
April 30, 2008	999.7
May 31, 2008	1,031.4
June 30, 2008	1,043.4
July 31, 2008	1,008.5

Won/U.S. Dollar Exchange Rate
August 29, 2008	1,081.8
September 30, 2008	1,187.7
October 31, 2008	1,291.4
November 28, 2008	1,482.7
December 31, 2008	1,257.5
January 31, 2009	1,368.5
February 27, 2009	1,516.4
March 31, 2009	1,377.1
April 30, 2009	1,348.0
May 29, 2009	1,272.9
June 30, 2009	1,284.7
July 31, 2009	1,240.5
August 31, 2009	1,244.9
September 30, 2009	1,188.7
October 31, 2009	1,200.6
November 30, 2009	1,167.4
December 31, 2009	1,167.6
January 29, 2010	1,156.5
February 26, 2010	1,158.4
March 31, 2010	1,130.8
April 30, 2010	1,115.5
May 31, 2010	1,200.2
June 30, 2010	1,210.3
July 30, 2010	1,187.2
August 31, 2010	1,189.1
September 30, 2010	1,142.0
October 29, 2010	1,126.6
November 30, 2010	1,157.3
December 31, 2010	1,138.9
January 31, 2011	1,114.3
February 28, 2011	1,127.9
March 31, 2011	1,107.2

Prior to November 1997, the Government permitted exchange rates to float within a daily range of 2.25%. In response to the substantial downward pressures on the Won caused by the Republic’s economic difficulties in late 1997, in November 1997, the Government expanded the range of permitted daily exchange rate fluctuations to 10%. The Government eliminated the daily exchange rate band in December 1997, and the Won now floats according to market forces. The value of the Won relative to the U.S. dollar depreciated from (Won)888.1 to US$1.00 on June 30, 1997 to (Won)1,964.8 to US$1.00 on December 24, 1997. Due to improved economic conditions and increases in trade surplus, the Won has generally appreciated against the U.S. dollar, although the trend reversed in March 2008. During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The market average exchange rate was (Won)1,081.5 to US$1.00 on April 26, 2011.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments (1)

Classification	2006	2007	2008	2009	2010 (4)
	(millions of dollars)
Current Account	14,083.2	21,769.7	3,197.5	32,790.5	28,213.6
Goods	31,433.4	37,129.1	5,170.1	37,866.0	41,904.0
Exports (2)	336,494.4	389,568.5	434,651.5	358,189.7	464,286.9
Imports (2)	305,061.0	352,439.4	429,481.4	320,323.7	422,383.1
Services	(13,331.8)	(11,967.3)	(5,734.1)	(6,640.5)	(11,229.4)
Income	74.5	135.0	4,435.4	2,276.7	768.4
Current Transfers	(4,092.9)	(3,527.1)	(673.9)	(711.7)	(3,229.4)
Capital and Financial Account	(14,151.4)	(23,876.6)	(1,154.0)	(34,651.2)	(25,331.5)
Financial Account (3)	(3,126.1)	(2,387.5)	109.3	289.6	(174.2)
Capital Account	(11,025.3)	(21,489.1)	(1,263.3)	(34,940.7)	(25,157.3)
Net Errors and Omissions	68.2	2,106.9	(2,043.5)	1,860.7	(2,882.1)

(1)	Figures are prepared based on the sixth edition of Balance of Payment Manual, or BPM6, published by International Monetary Fund in December 2008 and implemented by the Government in December 2010.
(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea.

The Republic recorded a current account surplus of approximately US$32.8 billion in 2009 compared with a current account surplus of US$3.2 billion in 2008, primarily due to a significant increase in surplus from the goods account.

Based on preliminary data, the Republic recorded a current account surplus of approximately US$28.2 billion in 2010. The current account surplus in 2010 decreased from the current account surplus of US$32.8 billion in 2009, primarily due to an increase in deficit from the services account which more than offset an increase in surplus from the goods account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations, providing a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act (the “FIPA”), which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2006	2007	2008	2009	2010
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment (1)	6.9	8.0	7.3	8.1	11.1
Merger & Acquisition	4.3	2.5	4.4	3.4	2.0

Total	11.2	10.5	11.7	11.5	13.1

Actual Investment	9.1	7.8	8.4	6.7	5.3

(1)	Includes building new factories and operational facilities.

Source: Ministry of Knowledge Economy

In 2010, the contracted and reported amount of foreign direct investment in the Republic increased to US$13.1 billion from US$11.5 billion in 2009, primarily due to an increase in foreign investment in the manufacturing sector to US$6.7 billion in 2010 from US$3.7 billion in 2009, which was partially offset by a decrease in foreign investment in the service sector to US$6.3 billion in 2010 from US$7.6 billion in 2009.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2006	2007	2008	2009	2010
	(billions of dollars)
North America
U.S.A	1.7	2.3	1.3	1.5	2.0
Others	0.2	0.9	0.6	0.7	0.7

	1.9	3.2	1.9	2.2	2.7
Asia
Japan	2.1	1.0	1.4	1.9	2.1
Hong Kong	0.2	0.1	0.2	0.8	0.1
Singapore	0.6	0.5	0.9	0.4	0.8
China	0.0	0.4	0.4	0.2	0.4
Others	1.1	0.3	0.4	0.4	3.5

	4.0	2.3	3.3	3.7	6.9
European Union
England	0.7	0.3	1.2	2.0	0.6
Netherlands	0.8	2.0	1.2	1.9	1.2
Germany	0.5	0.4	0.7	0.6	0.3
France	1.2	0.4	0.5	0.1	0.2
Others	1.8	1.2	2.7	0.7	1.0

	5.0	4.3	6.3	5.3	3.3
Others regions and countries	0.3	0.7	0.2	0.3	0.2

Total	11.2	10.5	11.7	11.5	13.1

Source: Ministry of Knowledge Economy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports (1)	Imports (2)	Balance of Trade	Exports as % of Imports
	(millions of dollars, except percentages)
2006	325,464.9	309,382.7	16,082.2	105.2
2007	371,489.0	356,845.7	14,643.3	104.1
2008	422,007.3	435,274.7	(13,267.4)	97.0
2009	363,533.6	323,084.5	40,449.1	112.5
2010 (3)	466,383.8	425,212.2	41,171.6	109.7

(1)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(2)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(3)	Preliminary.

Source: The Bank of Korea.

Overall exports increased during the period from 2005 to 2008 primarily due to the continued increase in global demand (including strong demand in China) for electronics products (including semiconductors and information technology products), iron and steel products and machinery and precision equipment. Overall exports decreased in 2009 compared to 2008 due to the effects of the global financial crisis on global demand for goods in general.

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (F.O.B.)(1)

	2006	As % of Total	2007	As % of Total	2008	As % of Total	2009	As % of Total	2010(2)	As % of Total(2)
	(billions of dollars, except percentages)
Foods & Consumer Goods	3.2	1.0	3.5	1.0	4.1	1.0	4.3	1.2	5.4	1.2
Raw Materials and Fuels	25.1	7.7	29.4	7.9	44.1	10.5	27.9	7.7	38.5	8.3
Petroleum & Derivatives	20.6	6.3	24.2	6.5	37.8	9.0	23.2	6.4	31.9	6.8
Light Industrial Products	26.9	8.3	27.5	7.4	29.4	7.0	27.5	7.6	32.7	7.0
Heavy & Chemical Industrial Products	270.4	83.1	311.0	83.7	344.4	81.6	303.9	83.6	389.9	83.6
Electronic & Electronic Products	115.7	35.6	126.9	34.2	127.2	30.0	121.2	33.3	154.2	33.1
Chemicals & Chemical Products	31.2	9.6	36.8	9.9	41.9	9.9	36.6	10.1	47.5	10.2
Metal Goods	27.2	8.3	31.6	8.5	38.1	9.0	29.9	8.2	37.7	8.1
Machinery & Precision Equipment	29.0	8.9	36.2	9.7	42.9	10.3	32.8	9.0	44.0	9.4
Passenger Cars	30.5	9.4	34.5	9.3	31.3	7.4	22.4	6.2	31.8	6.8
Ship & Boat	21.7	6.7	26.9	7.2	41.3	9.8	42.8	11.8	47.1	10.1

Total	325.5	100.0	371.5	100.0	422.0	100.0	363.5	100.0	466.4	100.0

(1)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(2)	Preliminary

Source: The Bank of Korea.

Imports by Major Commodity Groups (C.I.F.) (1)

	2006	As % of Total	2007	As % of Total	2008	As % of Total	2009	As % of Total	2010(2)	As % of Total(2)
	(billions of dollars, except percentages)
Industrial Materials and Fuels	173.9	56.2	201.7	56.5	269.0	61.8	184.4	57.1	247.2	58.1
Crude Petroleum	55.9	18.1	60.3	16.9	85.9	19.7	50.8	15.7	68.7	16.2
Mineral	13.0	4.2	16.0	4.5	19.6	4.5	13.7	4.2	21.4	5.0
Chemicals	25.2	8.1	29.2	8.8	33.1	7.6	28.7	8.9	37.7	8.9
Iron & Steel Products	17.7	5.7	24.1	6.7	37.1	8.5	21.6	6.7	27.3	6.4
Non-ferrous Metal	12.3	4.0	14.3	4.0	13.4	3.1	9.1	2.8	12.6	0.0
Capital Goods	105.1	34.0	118.1	33.1	124.1	28.5	104.5	32.4	135.7	31.9
Machinery & Precision Equipment	35.4	11.5	39.3	11.0	40.0	9.2	33.6	10.4	47.7	11.2
Electric & Electronic Machines	60.1	19.4	67.0	18.7	70.4	16.2	59.8	18.5	73.3	17.2
Transport Equipment	8.0	2.6	10.0	2.8	11.7	2.7	9.5	3.0	12.9	3.0
Consumer Goods	30.4	9.8	37.0	10.4	42.1	9.7	34.1	10.6	42.3	9.9
Cereals	3.5	1.1	4.7	1.3	7.4	1.7	5.3	1.6	5.9	1.4
Goods for Direct Consumption	8.3	2.7	9.7	2.7	10.2	2.3	8.9	2.7	11.0	2.6
Consumer Durable Goods	11.8	3.8	14.6	4.1	16.4	3.8	12.9	4.0	16.2	3.8
Consumer Nondurable Goods	6.8	2.2	8.0	2.2	8.2	1.9	7.1	2.2	9.2	2.2

Total	309.4	100.0	356.8	100.0	435.3	100.0	323.1	100.0	425.2	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary

Source: The Bank of Korea.

In 2005, the Republic recorded a trade surplus of US$23.2 billion. Exports increased by 12.0% to US$284.4 billion and imports increased by 16.4% to US$261.2 billion from US$253.8 billion of exports and US$224.5 billion of imports, respectively, in 2004.

In 2006, the Republic recorded a trade surplus of US$16.1 billion. Exports increased by 14.5% to US$325.5 billion and imports increased by 18.5% to US$309.4 billion from US$284.4 billion of exports and US$261.2 billion of imports, respectively, in 2005.

In 2007, the Republic recorded a trade surplus of US$14.6 billion. Exports increased by 14.1% to US$371.5 billion and imports increased by 15.3% to US$356.8 billion from US$325.5 billion of exports and US$309.4 billion of imports, respectively, in 2006.

In 2008, the Republic recorded a trade deficit of US$13.3 billion. Exports increased by 13.6% to US$422.0 billion and imports increased by 22.0% to US$435.3 billion from US$371.5 billion of exports and US$356.8 billion of imports, respectively, in 2007.

In 2009, the Republic recorded a trade surplus of US$40.4 billion. Exports decreased by 13.9% to US$363.5 billion and imports decreased by 25.8% to US$323.1 billion from US$422.0 billion of exports and US$435.3 billion of imports, respectively, in 2008.

Based on preliminary data, the Republic recorded a trade surplus of US$41.2 billion in 2010. Exports increased by 28.3% to US$466.4 billion and imports increased by 31.6% to US$425.2 billion from US$363.5 billion of exports and US$323.1 billion of imports, respectively, in 2009.

On October 6, 2010, the Republic and the EU signed a FTA, which is expected to come into effect on July 1, 2011, subject to approval of the EU parliament and ratification by the Republic and EU member states.

The following table sets forth the Republic’s exports trading partners:

Exports

	2006	As % of 2006 Total	2007	As % of 2007 Total	2008	As % of 2008 Total	2009	As % of 2009 Total	2010 (1)	As % of 2010 Total (1)
	(millions of dollars, except percentages)
China	69,459.2	21.3	81,985.2	22.1	91,388.9	21.7	86,703.2	23.9	116,837.8	32.1
United States	43,183.5	13.3	45,766.1	12.3	46,376.6	11.0	37,649.9	10.4	49,816.1	13.7
Japan	26,534.0	8.2	26,370.2	7.1	28,252.5	6.7	21,770.8	6.0	28,176.3	7.8
Hong Kong	18,978.9	5.8	18,654.5	5.0	19,771.9	4.7	19,661.1	5.4	25,294.3	7.0
Singapore	9,489.3	2.9	11,949.5	3.2	16,293.0	3.9	13,617.0	3.7	15,244.2	4.2
Taiwan	12,995.7	4.0	13,027.1	3.5	11,462.0	2.7	9,501.1	2.6	14,830.5	4.1
Germany	10,056.2	3.1	11,542.5	3.1	10,522.7	2.5	8,820.9	2.4	10,702.2	2.9
India	5,532.8	1.7	6,600.0	1.8	8,977.1	2.1	8,013.3	2.2	11,434.6	3.2
Russia	5,179.2	1.6	8,087.7	2.2	9,748.0	2.3	4,194.1	1.2	7,759.8	2.1
Indonesia	4,873.5	1.5	5,770.6	1.6	7,933.6	1.9	5,999.9	1.7	8,897.3	2.5
Others (2)	119,182.5	36.6	141,735.7	38.2	171,281.0	40.6	147,602.3	40.6	74,540.5	20.4

Total	325,464.8	100.0	371,489.1	100.0	422,007.3	100.0	363,533.6	100.0	363,533.6	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions with lower exports levels than those shown above.

Source : The Bank of Korea.

The following table sets forth the Republic’s imports trading partners:

Imports

	2006	As % of 2006 Total	2007	As % of 2007 Total	2008	As % of 2008 Total	2009	As % of 2009 Total	2010 (1)	As % of 2010 Total (1)
	(millions of dollars, except percentages)
China	48,556.7	15.7	63,027.8	17.7	76,930.3	17.7	54,246.1	16.8	71,573.6	16.8
Japan	51,926.3	16.8	56,250.1	15.8	60,956.4	14.0	49,427.5	15.3	64,296.1	15.1
United States	33,654.2	10.9	37,219.3	10.4	38,364.8	8.8	29,039.5	9.0	40,402.7	9.5
Saudi Arabia	20,552.1	6.6	21,163.5	5.9	33,781.5	7.8	19,736.8	6.1	26,820.0	6.3
Australia	11,309.4	3.7	13,232.5	3.7	18,000.3	4.1	14,756.1	4.6	20,456.2	4.8
Germany	11,364.6	3.7	13,534.3	3.8	14,769.1	3.4	12,298.5	3.8	14,304.9	3.4
Taiwan	9,287.5	3.0	9,966.5	2.8	10,642.9	2.4	9,851.4	3.0	13,647.1	3.2
United Arab Emirates	12,930.9	4.2	12,656.2	3.5	19,248.5	4.4	9,310.0	2.9	12,170.1	2.9
Indonesia	8,848.6	2.9	9,113.8	2.6	11,320.3	2.6	9,264.1	2.9	13,985.8	3.3
Malaysia	7,242.5	2.3	8,442.2	2.4	9,909.1	2.3	7,574.1	2.3	9,531.0	2.2
Others (2)	93,709.9	30.3	112,239.5	31.4	141,351.5	32.5	107,580.4	33.3	138,024.7	32.5

Total	309,382.7	100.0	356,845.7	100.0	435,274.7	100.0	323,084.5	100.0	425,212.2	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions with lower imports levels than those shown above.

Source : The Bank of Korea.

In 2003, the outbreak of severe acute respiratory syndrome, or SARS, and the avian influenza in Asia (including China) and other parts of the world increased uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. The avian influenza carried by migrating wild birds spread to several Asian countries, Russia, Romania and Turkey. In response to these outbreaks of avian influenza, the Government issued an advisory on disease prevention as of October 14, 2005 and conducted special monitoring of poultry farms. In addition, the Government continued to cooperate with regional and international efforts to develop and implement additional measures to contain and prevent SARS, the avian influenza and other diseases. Another outbreak of SARS, the avian influenza or similar incidents in the future may have an adverse effect on Korean and world economies and on international trade.

In April 2007, the Republic and the United States reached an agreement on a bilateral free trade agreement, or FTA, which was subsequently renegotiated and signed by both nations in December 2010. As of April 6, 2011, the FTA has not been ratified by the Korean National Assembly nor the U.S. Congress.

Non-Commodities Trade Balance

The non-commodities trade deficit was US$17.4 billion in 2006, US$15.4 billion in 2007, US$2.0 billion in 2008, US$5.8 billion in 2009 and US$13.7 billion in 2010.

Foreign Currency Reserves

The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2006	2007	2008	2009	2010
	(millions of dollars)
Gold (1)	$74.2	$74.3	$75.7	$79.0	$79.6
Foreign Exchange	238,387.9	261,770.7	200,479.1	265,202.3	286,926.4
Total Gold and Foreign Exchange	238,462.1	261,845.0	200,554.8	265,281.3	287,006.0
Reserve Position at IMF	440.0	310.5	582.6	981.6	1,024.7
Special Drawing Rights	54.0	68.6	86.0	3,731.8	3,539.9

Total Official Reserves	$238,956.1	$262,224.1	$201,223.4	$269,994.7	$291,570.7

(1)	For this purpose, domestically-owned gold is valued at US$42.22 per troy ounce (31.1035 grams) and gold deposited overseas is calculated at cost of purchase.

Source: The Bank of Korea.

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions and to defend the value of the Won against depreciation. The amount of the Government’s foreign currency reserve was US$298.6 billion as of March 31, 2011.

Government Finance

The Ministry of Strategy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Strategy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	December 31,
	2004	2005	2006	2007	2008	2009 (1)
	(billions of Won)
Total Revenues	178,784	191,446	209,573	243,633	250,713	255,252
Current Revenues	177,453	190,165	208,091	241,693	248,809	252,720
Total Tax Revenues	117,796	127,466	138,044	161,459	167,306	164,542
Income Profits and Capital Gains	48,112	54,456	60,367	74,273	75,510	69,675
Tax on Property	2,996	4,683	6,281	8,725	7,694	7,171
Tax on Goods and Services	51,800	53,401	54,996	59,835	63,060	63,496
Customs Duties	6,796	6,318	6,858	7,411	8,776	9,169
Others	8,090	8,608	9,542	11,216	12,267	15,031
Social Security Contribution	22,848	24,905	27,315	29,739	32,896	33,896
Non-Tax Revenues	36,788	37,795	42,733	50,495	48,607	54,283
Capital Revenues	1,331	1,281	1,482	1,940	1,904	2,532
Total Expenditures and Net Lending	173,538	187,946	205,928	209,810	238,834	272,873
Total Expenditures	172,140	184,922	200,181	202,703	233,354	254,823
Current Expenditures	144,148	160,274	173,688	169,658	196,879	209,689
Goods and Services	33,869	36,165	38,987	34,496	37,375	N/A	(2)
Interest Payments	8,710	10,094	12,150	13,444	14,356	N/A	(2)
Subsidies and Other Transfers (3)	99,537	111,448	119,997	119,565	142,782	N/A	(2)
Subsidies	748	724	764	680	730	N/A	(2)
Other Transfers (3)	98,789	110,724	119,233	118,885	142,052	N/A	(2)
Non-Financial Public Enterprises Expenditures	3,031	2,566	2,554	2,153	2,366	N/A	(2)
Capital Expenditures	26,992	24,648	26,493	33,045	36,475	45,134
Net Lending	1,398	3,024	5,746	7,107	5,480	18,049

(1)	Preliminary.
(2)	Not available.
(3)	Includes transfers to local governments, non-profit institutions, households and abroad.

Source: Ministry of Strategy and Finance; Korea National Statistical Office.

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2005, revenues increased by approximately 7.1%, which represented 23.6% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)3.5 trillion in 2005.

For 2006, revenues increased by approximately 9.5%, which represented 24.7% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)3.6 trillion in 2006.

For 2007, revenues increased by approximately 16.3%, which represented 27.0% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)33.8 trillion in 2007.

For 2008, revenues increased by approximately 2.9% principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)11.9 trillion in 2008.

Based on preliminary data, the Republic recorded total revenues of (Won)255.3 trillion and total expenditures and net lending of (Won)272.9 trillion in 2009. The Republic had a fiscal deficit of (Won)17.6 trillion in 2009.

Based on preliminary data, the Republic recorded total revenues of (Won)232.1 trillion and total expenditures and net lending of (Won)216.6 trillion in the first ten months of 2010. The Republic had a fiscal surplus of (Won)15.5 trillion in the first ten months of 2010.

Debt

The Government estimates that the total outstanding debt of the Government as of December 31, 2010 amounted to approximately (Won)392.8 trillion, an increase of 9.2% over the previous year.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the estimated outstanding direct external debt of the Government as of December 31, 2009:

Direct External Debt of the Government

	Amount in Original Currency		Equivalent Amount in U.S. Dollars (1)
	(millions)
US$	US$	7,977.4	US$	7,977.4
Japanese Yen (¥)		¥18,031.3		195.0
Euro (EUR)	EUR	878.0		1,259.1
Total			US$	9,431.5

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2009.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2005	227,066.3
2006	262,380.6
2007	278,800.8
2008	288,719.8
2009	331,904.1

The following table sets out all guarantees by the Government of indebtedness of others:

	December 31,
	2005	2006	2007	2008	2009
	(billions of Won)
Domestic	54,667.7	36,436.6	33,031.1	28,112.8	28,154.5
External (1)	310.2	73.4	31.8	—	1,508.4
Total	54,977.9	36,510.1	33,062.9	28,112.8	29,662.9

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Debt

The following tables set out certain information regarding the Republic’s external debt calculated under the criteria published in a compilation by nine international organizations including the IMF and the World Bank in 2003. Starting from June 2003, in particular, the Republic’s total external debt calculation under the new criteria excludes offshore borrowings by overseas branches and subsidiaries of Korean banks but includes Won-denominated liabilities such as bank deposits by nonresidents and also includes international finance lease liabilities.

	December 31,
	2005	2006	2007	2008	2009
	(billions of dollars)
Foreign Currencies	176.3	246.4	327.9	323.9	401.9
Korean Won	11.6	13.7	54.3	56.6	—
Total External Liabilities	187.9	260.1	382.2	380.5	401.9

	December 31,
	2005	2006	2007	2008	2009
	(billions of dollars)
Long-term Debt	122.0	146.3	221.9	229.4	252.0
General Government	8.5	10.3	31.9	21.1	27.8
Monetary Authorities	4.8	5.7	13.2	13.0	26.8
Banks	32.2	40.4	60.2	58.7	65.7
Other Sectors	76.5	89.9	116.5	136.6	131.6
Short-term Debt	65.9	113.8	160.3	151.1	150.0
Monetary Authorities	2.2	3.9	8.2	17.1	12.8
Banks	51.3	96.1	133.8	113.0	115.2
Other Sectors	12.4	13.7	18.3	21.0	22.0
Total External Liabilities	187.9	260.1	382.2	380.5	401.9

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2009
2003-001	June 3, 2003	June 1, 2013	4.25	USD	1,000,000,000		1,000,000,000
2004-001	September 22, 2004	September 22, 2014	4.875	USD	1,000,000,000		1,000,000,000
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2005-002	November 2, 2005	November 2, 2015	3.625	EUR	500,000,000		500,000,000
2006-001	December 7, 2006	December 7, 2016	5.125	USD	500,000,000		500,000,000
2006-002	December 7, 2006	December 7, 2021	4.25	EUR	375,000,000		375,000,000
2009-001	April 16, 2009	April 16, 2014	5.75	USD	1,500,000,000		1,500,000,000
2009-002	April 16, 2009	April 16, 2019	7.125	USD	1,500,000,000		1,500,000,000

Total External Bonds in Original Currencies							USD 5,900,000,000
							EUR 875,000,000

Total External Bonds in Equivalent Amount of Won (1)						(Won)	8,353,835,000,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to (Won)1,167.6, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR1.00 to (Won)1,674.3, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

a. Borrowings in U.S. Dollars

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (USD)	Principal Amount Outstanding as of December 31, 2009 (USD)
June 26, 1968	42	2.5	15,000,000		255,613
October 29, 1968	42	3	5,000,000		245,764
February 26, 1969	42	3	5,000,000		265,075
February 26, 1969	41	3	7,000,000		208,328
September 25, 1969	41	3	5,000,000		243,553
March 20, 1970	40	3	4,400,000		130,942
March 20, 1970	40	3	4,000,000		239,258
March 20, 1970	39	3	40,500,000		1,270,795
June 3, 1970	41	3	10,000,000		634,844
January 29, 1971	40	3	29,300,000		1,887,806
January 29, 1971	41	3	29,200,000		2,818,216
March 6, 1971	40	3	35,000,000		2,330,570
April 12, 1971	40	3	29,600,000		1,790,898
April 12, 1971	30	3	400,000		32,665
June 24, 1971	40	3	14,000,000		1,683,035
August 31, 1971	41	3	6,000,000		711,213
January 20, 1972	41	3	2,000,000		347,297
February 14, 1972	41	3	40,000,000		4,613,888
February 14, 1972	40	3	162,200,000		15,096,124
March 16, 1972	41	3	17,000,000		2,819,500
June 27, 1972	40	3	5,000,000		691,263
September 13, 1972	41	3	2,500,000		395,462
February 28, 1973	40	3	25,000,000		4,544,194
April 12, 1973	42	3	96,300,000		18,051,396
April 12, 1973	43	3	5,300,000		1,156,458
April 12, 1973	40	3	25,200,000		3,156,765
January 28, 1974	40	3	5,000,000		811,885
April 19, 1974	40	3	2,800,000		583,551
September 11, 1974	41	3	25,700,000		6,505,904
September 13, 1975	41	3	5,000,000		1,146,769
September 13, 1975	41	3	5,000,000		1,145,511
September 13, 1975	41	3	5,000,000		1,562,352
February 18, 1976	40	3	11,900,000		2,128,621
February 18, 1976	40	3	27,900,000		5,418,244
February 18, 1976	40	3	23,400,000		6,662,055
February 18, 1976	40	3	90,800,000		19,283,656
July 21, 1977	41	3	59,500,000		16,143,052
July 21, 1977	40	3	43,800,000		10,592,975
June 7, 1979	30	3	40,000,000		12,091,419
January 25, 1980	40	3	30,000,000		9,975,706
May 18, 1981	40	3	27,000,000		9,588,261
October 12, 1994	20	6.25	1,640,370,000		628,853,549
March 27, 1998	15	LIBOR+0.75	2,000,000,000		468,856,448
September 14, 1998	16	LIBOR+0.5	48,000,000		10,416,989
October 23, 1998	15	LIBOR+0.75	2,000,000,000		800,000,000

Subtotal in Original Currency				USD	2,077,387,867

Subtotal in Equivalent Amount of Won (1)				(Won)	2,425,558,073,950

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to (Won)1,167.6, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd.

b. Borrowings in Euro

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (EUR)	Principal Amount Outstanding as of December 31, 2009 (EUR)
October 7, 1980	30	2	1,876,441		181,509
November 27, 1980	30	2	4,254,971		447,892
April 19, 1982	39	2	7,029,215		1,596,739
March 27, 1985	30	2	2,039,087		804,317

Subtotal in Original Currency				EUR	3,030,456

Subtotal in Equivalent Amount of Won (1)				(Won)	5,073,832,600

(1)	Euro amounts are converted to Won amounts at the rate of EUR1.00 to (Won)1,674.3, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd.

c. Borrowings in Japanese Yen

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (JPY)	Principal Amount Outstanding as of December 31, 2009 (JPY)
May 23, 1980	20	3	6,318,121,002		315,906,050
July 30, 1980	20	3	8,218,688,814		410,934,440
December 20, 1985	25	5	15,200,000,000		653,234,000
December 20, 1985	25	5	4,100,000,000		217,744,000
December 20, 1985	26	5	2,700,000,000		112,042,000
August 18, 1987	25	4.25	7,750,000,000		1,256,754,000
August 18, 1987	25	4.25	12,911,000,000		1,960,866,000
December 31, 1987	24	Floating	3,509,195,236		658,675,936
May 24, 1988	24	Floating	7,567,732,075		1,985,772,875
June 22, 1988	25	4.25	2,679,000,000		500,255,000
June 22, 1988	25	4.25	5,920,000,000		1,088,325,000
June 22, 1988	25	4.25	5,254,000,000		726,019,000
June 22, 1988	25	4.25	4,440,000,000		838,775,000
December 13, 1989	25	Floating	8,745,658,966		4,535,498,666
October 31, 1990	25	4	4,320,000,000		1,351,932,000
October 31, 1990	25	4	5,414,000,000		718,488,000
October 31, 1990	25	4	2,160,000,000		700,068,000

Subtotal in Original Currency				JPY	18,031,289,967

Subtotal in Equivalent Amount of Won (1)				(Won)	227,702,735,960

Total External Debt in Equivalent Amount of Won				(Won)	2,658,334,642,510

(1)	Japanese yen amounts are converted to Won amounts at the rate of JPY100.00 to (Won)1,262.8, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd.

B. External Guaranteed Debt of the Government

Borrower	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2009
Hana Bank	April 9, 2009	April 9, 2012	6.5	USD	1,000,000,000		1,000,000,000
Hana Bank	June 30, 2009	December 30, 2011	4.8	MYR	710,000,000		710,000,000
Hana Bank	June 30, 2009	June 29, 2012	4.85	MYR	290,000,000		290,000,000

Total External Guaranteed Debt in Original Currencies							USD 1,000,000,000
							MYR 1,000,000,000

Total External Guaranteed Debt in Equivalent Amount of Won (1)						(Won)	1,508,410,000,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to (Won)1,167.6, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd. Malaysian ringgit amounts are converted to Won amounts at the rate of MYR1.00 to (Won)340.8, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2009
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	2.75-8.35	2000-2009	2010-2029	280,853.3
Interest-Bearing Treasury Bond for National Housing I	3.0	2000-2009	2005-2014	43,091.0
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1985-2009	2005-2029	4,592.3
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	594.2
Non-interest-Bearing Treasury Bond for Contribution to International Organizations (1)	—	1967-1985	—	11.3
Total Bonds				329,142.1
2. Borrowings
Borrowings from The Bank of Korea	0.0-2.25	2009	—	1,117.2
Borrowings from the Sports Promotion Fund	3.95-5.0	2009	2012-2015	220.0
Borrowings from the Private School Teachers’ Pension Fund	4.2-5.27	2005-2006	2010-2011	145.0
Borrowings from the Korea Foundation Fund	4.31	2009	2014	30.0
Borrowings from the Korea Student Aid Foundation Fund Limited	4.65-5.59	2009	2011-2016	1,249.8
Sub-Total				2,762.0
Total Borrowings

Total Internal Funded Debt				331,904.1

(1)	Interest Rates and Years of Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2009
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	4.13-5.0	2005-2009	2010-2014	27,320.5
KAMCO	Floating-5.27	2009	2012-2014	834.5
Total Bonds				28,154.5
2. Borrowings of Government-Affiliated Corporations
Rural Development Corporation and Federation of Farmland	5.5	1967	2000-2023	152.8
Total Borrowings				152.8

Total Internal Guaranteed Debt				28,292.4

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Redemption for Tax Reasons

Unless otherwise specified in the applicable prospectus supplement, the debt securities may be redeemed at our option, in whole, but not in part, upon not less than 30 nor more than 60 days’ notice, at any time at a redemption price equal to the principal amount thereof plus accrued interest to (but excluding) the date fixed for redemption if:

•

on the occasion of the next payment due under a series of debt securities we have or will become obliged to pay additional amounts as described under “—Additional Amounts” as a result of any change in, or amendment to, the laws or regulations of Korea or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of such series of debt securities; and

•	such obligation cannot be avoided by our taking reasonable measures available to us,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts in respect of such series of debt securities. Before giving any notice of such redemption, we shall deliver to the fiscal agent a certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right so to redeem have occurred, and an opinion of independent legal advisers of recognized standing to the effect that we have or will become obliged to pay such additional amounts as a result of such change or amendment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and three years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic (or any political subdivision thereof) other than by merely owning the debt securities or receiving income or payments on the debt securities;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so;

•

you failed to present your debt securities for payment (where presentation is required) within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt securities for payment on the last day of the 30-day period;

•

you are a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settler with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the additional amounts had the beneficiary, settler, member or beneficial owner been the holder of the debt securities; or

•

you would have been able to avoid the withholding or deduction by the presentation (where presentation is required) of the relevant debt securities to, or otherwise accepting payment from, another paying agent.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

References to principal, premium or interest in respect of the debt securities shall be deemed also to refer to any additional amounts which may be payable as set forth in the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations;

•	rank at least equally in right of payment among themselves, regardless of when issued or currency of payment; and

•	rank at least equally in right of payment with all of our other unsecured and unsubordinated obligations, subject to certain statutory exceptions under Korean law.

Negative Pledge Covenant

If any debt securities covered by this prospectus are outstanding, we will not create or permit any security interest on the whole or any part of our assets, present or future, to secure for the benefit of the holders of any International Investment Securities (as defined below) (i) payment of any sum due in respect of any such International Investment Securities, (ii) any payment under any guarantee of any such International Investment Securities or (iii) any payment under any indemnity or other like obligation relating to any such International Investment Securities, without in any such case at the same time according to the debt securities covered by this prospectus the same security as is granted to or is outstanding in respect of such International Investment Securities, guarantee, indemnity or other like obligation.

“International Investment Securities” means notes, debentures, bonds or investment securities which:

•

either are by their terms payable, or confer a right to receive payment, in any currency other than Won or are denominated in Won and more than 50% of the aggregate principal amount thereof is initially distributed outside Korea by or with our authorization; and

•	are for the time being, or are intended to be, quoted, listed, ordinarily dealt in or traded on any stock exchange or over-the-counter or other securities market outside Korea.

Events of Default

Each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium, if any, on any debt securities of such series when due and such failure to pay continues for 30 days.

2.	Breach of Other Obligations: we fail to observe or perform any of the covenants in such series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of such series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, become obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount.

4.	Moratorium/Default:

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets is liquidated; or

•	we cease to carry on the whole or substantially the whole of our business.

6.	Failure of Support: the Republic fails to provide financial support for us as required under Article 31 of the KoFC Act as of the issue date of the debt securities of such series.

7.	Government Control: the Republic ceases to control (directly or indirectly) us.

8.	IMF Membership/World Bank Membership: the Republic ceases to be a member of the IMF or the International Bank for Reconstruction and Development (World Bank).

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

As used in subparagraph 6 above, “control” means the acquisition or control of a majority of our voting share capital or the right to appoint and/or remove all or the majority of the members of our board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•

despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the holder of the debt securities;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any holder of the debt securities a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of such series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities of such series or any installment of interest;

•	reduce the principal amount of the debt securities of such series or the portion of the principal amount payable upon acceleration of such debt securities;

•	reduce the interest rate or premium, if any, payable on the debt securities of such series;

•	change the currency of payment of principal of, interest or premium, if any, on the debt securities of such series;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities of such series or grant us a right to redeem the debt securities of such series which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of the debt securities of such series.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of such series of debt securities.

We may at any time call a meeting of the holders of a series of debt securities to seek such holders’ approval of the modification, or amendment, or obtain a waiver, of any applicable provision of such series of debt securities. The meeting will be held at the time and place in the Borough of Manhattan in New York City as determined by the fiscal agent. The notice calling the meeting must be given at least 30 days and not more than 60 days prior to the meeting.

While an event of default with respect to a series of debt securities is continuing, holders of at least 10% of the aggregate principal amount of such series of debt securities may compel the fiscal agent to call a meeting of all holders of debt securities of such series.

Holders of debt securities of a series who hold, in the aggregate, a majority in principal amount of the debt securities of such series that are outstanding at the time will constitute a quorum at a meeting. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the debt securities of such series that are outstanding at the time will constitute a quorum for taking any action set out in the original notice. To vote at a meeting, a person must either hold outstanding debt securities of the relevant series or be duly appointed as a proxy for a debt securityholder. The fiscal agent will make all rules governing the conduct of any meeting.

The fiscal agency agreement and any series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of the fiscal agent. We may maintain bank accounts and a banking relationship with the fiscal agent or its affiliates. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on such series of debt securities prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding debt securities to form a single series. We will not issue any such additional debt securities unless such additional debt securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•	the terms of the debt securities purchasable upon exercise of the warrants, as described above under “—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most of our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficulty serving process on us or the individuals described above in the United States or enforcing a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel, Kim & Chang, has informed us that there would be certain conditions to be met under Korean law regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws.

We have appointed the General Manager of KDB’s New York Branch, Mr. In Joo Kim and the Senior Deputy General Manager of KDB’s New York Branch, Mr. Joo Yung Sung, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in the Borough of Manhattan, the City of New York, New York and we have accepted the jurisdiction of those courts for those actions and waived the defense of an inconvenient forum to the maintenance of those actions brought in those courts. KDB’s New York Branch is located at 320 Park Avenue, 32nd Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the fiscal agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in the Borough of Manhattan, the City of New York, New York, we shall appoint a replacement. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

We are required to file a report to the Minister of Strategy and Finance of Korea before we may issue debt securities outside the Republic. After issuance of debt securities outside the Republic, we are required to file a report to the Minister of Strategy and Finance again with respect to such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

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each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States of any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions as of the date of this prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax consideration applies to you so long as you are not:

•	a citizen of Korea;

•	a resident of Korea;

•	a corporation organized under Korean law;

•	a corporation of which the place of management is located in Korea; or

•	maintaining a permanent establishment or a fixed base in Korea for business, trade or otherwise.

Tax on Interest Payments

Under current Korean tax laws, when we make payments of interest to you on the debt securities, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the debt securities, as long as such debt securities are denominated in a currency other than Won, provided that the disposition does not involve a transfer of such debt securities within Korea or the disposition does not involve a transfer of such debt securities to a resident of Korea or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation). If you sell or otherwise dispose of such debt securities to a Korean resident or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation) and such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lesser of 22% of net gain or 11% of gross sale proceeds with respect to transactions), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the debt securities, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “—Tax Treaties” below.

Inheritance Tax and Gift Tax

If you die while you are the holder of any debt securities, the subsequent transfer of the debt securities by way of succession will be subject to Korean inheritance tax. Similarly, if you transfer the debt securities as a gift, the donee will be subject to Korean gift tax and you may be required to pay the gift tax if the donee fails to do so or the donee is a non-resident.

Stamp Duty

You will not be subject to any Korean transfer tax, stamp duty, registration duty or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 15%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under “—Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company handling the debt securities, as applicable, a certificate as to your country of residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at the normal rates.

At present, Korea has not entered into tax treaties regarding inheritance or gift tax.

United States Tax Considerations

Any U.S. federal tax advice included in this communication was not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal tax penalties.

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•	a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, a “foreign currency”, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security.

If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual investors. Long-term capital gains recognized by individual U.S. holders generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

The gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity, the debt securities will be “Original Issue Discount Debt Securities”. The difference between the issue price and their stated redemption price at maturity will be the “original issue discount”. The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by us, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain Treasury regulations (the “OID regulations”). You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the debt security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the

Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the debt securities.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Indexed Notes and Other Notes Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

PLAN OF DISTRIBUTION

We may sell or issue the debt securities or warrants in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities or warrants will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for, us in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. In Joo Kim, General Manager of KDB’s New York Branch, and Mr. Joo Yung Sung, Senior Deputy General Manager of KDB’s New York Branch. The address of our authorized agents in the United States is 320 Park Avenue, 32nd Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Byeong Sun Song, Financial Attache, Korean Consulate General in New York, located at 335 East 45th Street, New York, New York 10017.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President, in his official capacity, has supplied the information set forth under “Korea Finance Corporation” (except for the information set out under “Korea Finance Corporation—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Strategy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “Korea Finance Corporation—Business—Government Support and Supervision” and “The Republic of Korea”. Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our consolidated financial statements as of December 31, 2009 and 2010 and for the year ended December 31, 2010, appearing in this prospectus, have been audited by Ernst & Young Han Young, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	continuing difficulties in the housing and financial sectors in the United States and elsewhere and the resulting adverse effects on the global financial markets;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar or Japanese yen exchange rates or revaluation of the Chinese renminbi), interest rates and stock markets;

•	adverse developments in the economies of countries that are important export markets for the Republic, such as the United States, Japan and China, or in emerging market economies in Asia or elsewhere;

•	substantial decreases in the market prices of Korean real estate;

•	increasing delinquencies and credit defaults by consumer and SME borrowers;

•	declines in consumer confidence and a slowdown in consumer spending;

•

the continued emergence of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from the Republic to China);

•	social and labor unrest;

•

a decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs that, together, would lead to an increased government budget deficit;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities and corporate governance issues at certain Korean conglomerates;

•	the economic impact of any pending or future free trade agreements;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•	the recurrence of severe acute respiratory syndrome, or SARS, or an outbreak of swine or avian flu in Asia and other parts of the world;

•	deterioration in economic or diplomatic relations between the Republic and its trading partners or allies, including deterioration resulting from trade disputes or disagreements in foreign policy;

•	political uncertainty or increasing strife among or within political parties in the Republic;

•	hostilities involving oil producing countries in the Middle East and any material disruption in the supply of oil or increase in the price of oil; and

•	an increase in the level of tension or an outbreak of hostilities between North Korea and the Republic or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities covered by this prospectus with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and such securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 11. Estimated Expenses.*

It is estimated that our expenses in connection with the sale of the debt securities and warrants registered hereunder, exclusive of compensation payable to underwriters and agents, will be as follows:

SEC Registration Fee	US$	356,500
Printing Costs		60,000
Legal Fees and Expenses		500,000
Fiscal Agent, Paying Agent, Transfer Agent and Registrar Fees and Expenses		20,000
Blue Sky Fees and Expenses		30,000
Rating Agencies’ Fees		165,000
Listing and Listing Agent Fees and Expenses		75,000
Miscellaneous (including amounts to be paid to underwriters in lieu of reimbursement of certain expenses)		600,000

Total	US$	1,806,500

*	Based on three underwritten offerings of the debt securities.

UNDERTAKINGS

The Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser;

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

CONTENTS

This Registration Statement is comprised of:

(1) Facing Sheet.

(2) Explanatory Note.

(3) Part I, consisting of the Prospectus.

(4) Part II, consisting of pages II-1 to II-9.

(5) The following Exhibits:

A	-	Underwriting Agreement Standard Terms, including form of Terms Agreement.**

B-1	-	Fiscal Agency Agreement, dated as of September 20, 2010, between Korea Finance Corporation and Citibank, N.A., as Fiscal Agent, including form of Debt Securities.**

B-2	-	Form of Global Debt Security that bears interest at a fixed rate.**

C	-	Form of Warrant Agreement, including form of Warrants.*

D-1	-	Consent of the President of Korea Finance Corporation (included on page II-4).

D-2	-	Power of Attorney of the President of Korea Finance Corporation (incorporated by reference to Exhibit C-2 to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

E-1	-	Consent of the Minister of Strategy and Finance of The Republic of Korea (included on Page II-5).

E-2	-	Power of Attorney of the Minister of Strategy and Finance of The Republic of Korea (incorporated by reference to Exhibit D-2 to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

F	-	Consent of Ernst & Young Han Young.

G-1	-	Letter appointing Authorized Agents of Korea Finance Corporation in the United States (incorporated by reference to Exhibit F-1 to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

G-2	-	Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2).

H	-	The Korea Finance Corporation Act (English Translation) (incorporated by reference to Exhibit G to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

I	-	The Enforcement Decree of the Korea Finance Corporation Act (English Translation) (incorporated by reference to Exhibit H to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

J	-	The Articles of Incorporation of Korea Finance Corporation (English Translation) (incorporated by reference to Exhibit I to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

K-1	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, 39th Floor, Bank of China Tower, One Garden Road, Hong Kong, United States counsel to Korea Finance Corporation, in respect of the legality of the Debt Securities (with or without Warrants).**

K-2	-	Opinion (including consent) of Kim & Chang, Seyang Building, 223 Naeja-dong, Jongro-gu, Seoul, Korea, Korean counsel to Korea Finance Corporation, in respect of the legality of the Debt Securities (with or without Warrants). **

*	May be filed by amendment.
**	Previously filed.

SIGNATURE OF KOREA FINANCE CORPORATION

Pursuant to the requirements of the Securities Act of 1933, as amended, Korea Finance Corporation has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Korea, on the 26th day of April, 2011.

KOREA FINANCE CORPORATION

By:	JAE-HAN RYU*†
President

†By:	/S/ DONG HAE LEE
Dong Hae Lee
(Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF THE REPUBLIC OF KOREA

Pursuant to the requirements of the Securities Act of 1933, as amended, The Republic of Korea has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York, on the 26th day of April, 2011.

THE REPUBLIC OF KOREA

By:	JEUNG-HYUN YOON*†
Minister of Strategy and Finance

†By:	/S/ BYEONG SUN SONG
Byeong Sun Song
(Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF KOREA FINANCE CORPORATION

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of Korea Finance Corporation, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 26th day of April, 2011.

†By:	/S/ IN JOO KIM
In Joo Kim

New York Branch The Korea Development Bank

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF KOREA FINANCE CORPORATION

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of Korea Finance Corporation, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 26th day of April, 2011.

†By	/S/ JOO YUNG SUNG
Joo Yung Sung

New York Branch The Korea Development Bank

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE REPUBLIC OF KOREA

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Republic of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 26th day of April, 2011.

†By:	/S/ BYEONG SUN SONG
Byeong Sun Song

Financial Attaché Korean Consulate General in New York

EXHIBIT INDEX

A	-	Underwriting Agreement Standard Terms, including form of Terms Agreement.**

B-1	-	Fiscal Agency Agreement, dated as of September 20, 2010, between Korea Finance Corporation and Citibank, N.A., as Fiscal Agent, including form of Debt Securities.**

B-2	-	Form of Global Debt Security that bears interest at a fixed rate.**

C	-	Form of Warrant Agreement, including form of Warrants.*

D-1	-	Consent of the President of Korea Finance Corporation (included on page II-4).

D-2	-	Power of Attorney of the President of Korea Finance Corporation (incorporated by reference to Exhibit C-2 to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

E-1	-	Consent of the Minister of Strategy and Finance of The Republic of Korea (included on Page II-5).

E-2	-	Power of Attorney of the Minister of Strategy and Finance of The Republic of Korea (incorporated by reference to Exhibit D-2 to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

F	-	Consent of Ernst & Young Han Young.

G-1	-	Letter appointing Authorized Agents of Korea Finance Corporation in the United States (incorporated by reference to Exhibit F-1 to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

G-2	-	Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2).

H	-	The Korea Finance Corporation Act (English Translation) (incorporated by reference to Exhibit G to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

I	-	The Enforcement Decree of the Korea Finance Corporation Act (English Translation) (incorporated by reference to Exhibit H to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

J	-	The Articles of Incorporation of Korea Finance Corporation (English Translation) (incorporated by reference to Exhibit I to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

K-1	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, 39th Floor, Bank of China Tower, One Garden Road, Hong Kong, United States counsel to Korea Finance Corporation, in respect of the legality of the Debt Securities (with or without Warrants).**

K-2	-	Opinion (including consent) of Kim & Chang, Seyang Building, 223 Naeja-dong, Jongro-gu, Seoul, Korea, Korean counsel to Korea Finance Corporation, in respect of the legality of the Debt Securities (with or without Warrants). **

*	May be filed by amendment.
**	Previously filed.